UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Encana Corporation

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Letter To Shareholders

March 23, 2017

Dear Fellow Shareholders,

On behalf of the Board and management of Encana Corporation, I would like to thank all of our shareholders for your continued support and invite you to our annual meeting of shareholders to be held on Tuesday, May 2, 2017 at 10:00 a.m. MT at BMO Centre, Palomino Room, 20 Roundup Way S.E., Calgary, Alberta. Live coverage of the meeting will be broadcast on our website at www.encana.com. An audio recording will also be available on our website for a period of time after the meeting.

As a shareholder, you have the right to participate in and to vote your common shares on items of business at the meeting. This proxy statement describes the business to be conducted at the meeting and provides important information regarding our nominated directors, corporate governance practices and approach to executive compensation. This information is intended to assist you in determining how to vote your common shares.

Your vote and participation at the meeting are important. We encourage you to review this proxy statement in advance of the meeting.

We look forward to seeing you at the annual meeting of shareholders on May 2, 2017.

Sincerely,

/s/ Clayton H. Woitas	/s/ Douglas J. Suttles
Clayton H. Woitas Chairman of the Board	Douglas J. Suttles President & Chief Executive Officer

Notice of 2017 Annual Meeting of Shareholders

When:	Where:
Tuesday, May 2, 2017,	BMO Centre, Palomino Room,
10:00 a.m. Mountain Time (“MT”)	20 Roundup Way S.E.,
Calgary, Alberta

The 2017 Annual Meeting of Shareholders (the “Meeting”) of Encana Corporation (“Encana” or the “Company”) will be held on Tuesday, May 2, 2017, at 10:00 a.m. MT, at BMO Centre, Palomino Room, 20 Roundup Way S.E., Calgary, Alberta for the following purposes:

•	To receive the Consolidated Financial Statements together with the auditor’s report thereon for the year ended December 31, 2016;

•	To elect the 10 director nominees identified in the accompanying proxy statement (“Proxy Statement”) to serve as directors until the close of the next annual meeting of shareholders (Item 1);

•	To appoint independent auditors of the Company until the close of the next annual meeting of shareholders (Item 2);

•	To hold a non-binding advisory vote to approve compensation of Named Executive Officers (“Say-on-Pay”) (Item 3);

•	To hold a non-binding advisory vote on the frequency of Say-on-Pay votes (Item 4); and

•	To consider such other business as may properly be brought before the Meeting or any adjournment or postponement thereof.

Record Date

The Board of Directors set March 8, 2017 as the record date for the Meeting. This means that our shareholders as of the close of business on that date are entitled to receive this notice of the Meeting (“Notice of the Meeting”), and to vote at the Meeting and at any adjournments or postponements of the Meeting. On the record date, there were 973,064,884 common shares of the Company issued and outstanding and entitled to vote at the Meeting. Unless otherwise stated, information in the attached Proxy Statement is given as of March 1, 2017 and is being first mailed to shareholders on or about March 23, 2017.

Changes to Presentation

In previous years, the Company prepared its management proxy circular for its annual meetings of shareholders in compliance with Canadian disclosure requirements, as permitted under the multijurisdictional disclosure system adopted by Canada and the United States. The Company is no longer a foreign private issuer pursuant to applicable U.S. securities laws. Accordingly, the attached Proxy Statement has been prepared in compliance with disclosure requirements under the rules of the United States Securities and Exchange Commission (the “SEC”) applicable to a U.S. domestic issuer. As a result, the disclosure in this Proxy Statement differs from the disclosure included in our management proxy circulars in prior years.

Webcast of the Meeting

If you are unable to attend the Meeting in person, you can listen to a live webcast of the Meeting by visiting the 2017 Annual Meeting page on the Company’s website, at www.encana.com/investors/annual-meeting-of-shareholders. On the website, you can also vote through the Internet, access the proxy materials, submit questions in advance of the Meeting and learn more about the Company.

The Board of Directors has approved the contents of the attached Proxy Statement and has authorized us to send it to you.

By order of the Board of Directors,

/s/ Joanne Alexander

Joanne Alexander

Executive Vice-President, General Counsel & Corporate Secretary

Encana Corporation

Calgary, Alberta

March 23, 2017

Proxy Summary

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider. You should read the entire Proxy Statement before voting. For more complete information regarding the Company’s 2016 performance, please review the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, dated February 27, 2017 (the “Annual Report”). Unless the context otherwise requires, all references in this Proxy Statement to “Encana”, the “Company”, “we”, “us” and “our” means Encana Corporation and its consolidated subsidiaries and partnerships and “ELT”, “management”, “executive officers” and “executives” means members of the Company’s executive leadership team.

You can vote your common shares of the Company (“Common Shares”) by proxy or in person at the Meeting. For information regarding voting at the Meeting, see “How do I vote if I am a REGISTERED Shareholder?” or “How do I vote if I am a NON-REGISTERED shareholder?” beginning on page 62.

Business of the Meeting

Shareholders are being asked to vote on the following matters at the Meeting:

Voting Matter	Board Vote Recommendation	For more information see page

Item 1. Election of Directors The Board of Directors (the “Board”) and the Nominating and Corporate Governance Committee believe that the 10 director nominees (“Nominees”) possess the necessary qualifications, attributes, skills and experience to provide quality advice and counsel to management and effectively oversee the business and the long-term interests of shareholders. The 10 nominated directors receiving the highest number of FOR votes duly cast at the Meeting will be elected to the Board.	FOR each Nominee	3

Item 2.    Appoint PricewaterhouseCoopers LLP as Independent Auditors

The Audit Committee and the Board believe that the retention of PricewaterhouseCoopers LLP to serve as the independent auditors for the fiscal year ending December 31, 2017 is in the best interests of the Company and its shareholders. As such, the Audit Committee and the Board propose that PricewaterhouseCoopers LLP be reappointed as the auditors of the Company until the close of the next annual meeting of shareholders. The appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors requires an affirmative majority of the votes duly cast at the Meeting.

	FOR	26

Item 3.    Advisory Vote to Approve Compensation of Named Executive Officers

The Company seeks a non-binding advisory vote to approve the compensation of its Named Executive Officers as described in the Compensation Discussion and Analysis section beginning on page 30 and the Compensation Tables section beginning on page 53. The Board values shareholders’ perspectives, and the Human Resources and Compensation Committee will take into account the outcome of the advisory vote when considering future executive compensation decisions. In order to be approved, the advisory resolution on the compensation of our Named Executive Officers requires an affirmative majority of the votes duly cast at the Meeting.

	FOR	29

Item 4.    Advisory Vote on Frequency of Say-on-Pay Votes

The Company seeks a non-binding advisory vote to determine whether the advisory shareholder vote on the compensation of its Named Executive Officers will occur every one, two or three years. After careful consideration of the various perspectives supporting each frequency level, the Board has determined that an annual Say-on-Pay vote is appropriate for the Company and its shareholders at this time. The Board values shareholders’ perspectives, and the Human Resources and Compensation Committee will take into account the outcome of the advisory vote when considering the frequency of future Say-on-Pay votes. In order to be approved, the advisory resolution providing for an annual frequency of Say-on-Pay votes requires a plurality of the votes duly cast at the Meeting with respect to such frequency.

	FOR ONE (1) YEAR	29

Corporate Governance Highlights

We are committed to high standards of corporate governance which promotes the long-term interests of shareholders, strengthens Board and management accountability, and helps build public trust in the Company. Several of our key governance strengths and actions are noted in the table below:1

Size of Board	10
Number of Independent Directors	Nine
Average Age of Directors	63
Percentage of Female Directors	20 percent
Annual Election of Directors	Yes
Directors Elected Individually (rather than slate voting)	Yes
Majority Voting Guidelines for Directors	Yes
Separate Chair and CEO	Yes
Share Ownership Guidelines for Directors and Officers	Yes
Number of Board Meetings held in 2016	Seven
Board Orientation/Education Program	Yes
Business Code of Conduct and Ethics Program	Yes
Annual Advisory Vote of Executive Compensation	Yes
Formal Board Evaluation Process	Yes
Dual-Class Shares	No
Average Director Tenure	Five years

Director Nominees

The following table provides summary information about each Nominee. Each director is elected annually and must meet our majority voting guidelines. Detailed information about each Nominee’s background, qualification experience and areas of expertise can be found in the section entitled “Nominees for Election to the Board – Director Nominee Profiles”. Pursuant to a Board resolution, the Board has fixed the number of directors to be elected at the Meeting at 10 directors.

Name	Age	Director Since	Position Held for the Past Five Years	Independent	Committee Memberships	Board and Committee Attendance in 2016	Other Public Company Boards
Peter A. Dea	63	2010	Executive Chairman, Confluence Resources LP	YES	CREHS*/NCG/RESERVES	100%	0
Fred J. Fowler	70	2010	Corporate Director	YES	CREHS/HRC	100%	2
Howard J. Mayson	64	2014	Corporate Director	YES	CREHS/NCG/RESERVES*	100%	0
Lee A. McIntire	68	2014	Chief Executive Officer, TerraPower, LLC	YES	CREHS/HRC	100%	0
Margaret A. McKenzie	55	2015	Corporate Director	YES	AUDIT/HRC	95%	3
Suzanne P. Nimocks	58	2010	Corporate Director	YES	AUDIT/HRC*/NCG	100%	3
Brian G. Shaw	63	2013	Corporate Director	YES	AUDIT/RESERVES	100%	1
Douglas J. Suttles	56	2013	President & Chief Executive Officer	NO	–	100%	0
Bruce G. Waterman[2]	66	2010	Corporate Director	YES	AUDIT*/HRC/NCG	100%	1
Clayton H. Woitas[3]	68	2008	Corporate Director	YES	NCG*	100%	1

* Chair
AUDIT	Audit Committee	CREHS	Corporate Responsibility, Environment, Health and Safety Committee
NCG	Nominating and Corporate Governance Committee	HRC	Human Resources and Compensation Committee
RESERVES	Reserves Committee

[1]

Information regarding the Size of Board, Number of Independent Directors, Average Age of Directors, Percentage of Female Directors and Average Director Tenure assumes that the Nominees are elected to the Board at the Meeting.

[2]	Effective April 1, 2017, Mr. Waterman will become Chairman of the Audit Committee and a member of the NCG Committee.
[3]

In addition to being a member of the NCG Committee, Mr. Woitas is an ex officio non-voting member of all other committees of the Board (the “Committees”). As an ex officio non-voting member, Mr. Woitas attends as his schedule permits and may vote when necessary to achieve a quorum.

Proxy Statement

The Board is providing to you this Proxy Statement to solicit proxies on its behalf to be voted at the Meeting. The Meeting will be held on Tuesday, May 2, 2017 at 10:00 a.m. MT at BMO Centre, Palomino Room, 20 Roundup Way S.E., Calgary, Alberta. The proxies also may be voted at any adjournments or postponements of the Meeting.

The mailing address of our principal executive offices is Encana Corporation, 500 Centre Street S.E., P.O. Box 2850, Calgary, Alberta, T2P 2S5. We are first furnishing the proxy materials to shareholders on March 23, 2017.

Unless otherwise stated, information in this Proxy Statement is given as of March 1, 2017.

All properly executed written proxies and all properly completed proxies submitted by telephone or Internet that are delivered pursuant to this solicitation will be voted at the Meeting in accordance with the directions given in the proxy, unless the proxy is revoked prior to completion of voting at the Meeting.

Only owners of record of Common Shares as of the close of business on March 8, 2017, the record date, are entitled to notice of, and to vote at, the Meeting or at any adjournments or postponements of the Meeting. Each owner of record on the record date is entitled to one vote for each Common Share held. On March 8, 2017, there were 973,064,884 Common Shares issued and outstanding.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 2, 2017.

The Notice of the Meeting, this Proxy Statement and the Annual Report are available at www.encana.com, www.sedar.com and www.sec.gov

Governance

Item 1. Election of Directors

Directors are elected annually by shareholders, each to hold office until the close of the next annual meeting of shareholders or until such person’s successor is elected or appointed. Between shareholder meetings, the Board may appoint additional directors.

The Company’s articles of incorporation provide that the Board shall consist of a minimum of eight and a maximum of 17 directors. The Nominating and Corporate Governance (“NCG”) Committee, with the assistance of an external search consultant if necessary, identifies and recommends to the Board proposed nominees for appointment or election consistent with criteria approved by the Board.

The NCG Committee believes each of the Nominees is well qualified and has the necessary skills and experience required to serve as a Board member. Each Nominee is a current member of the Board and is independent, excluding Mr. Suttles, who is not independent as he is the Company’s President & Chief Executive Officer (“CEO”). At the 2016 annual meeting of shareholders, each of the Nominees received a greater than 98 percent FOR vote.

Pursuant to a Board resolution, the Board has fixed the number of directors to be elected at the Meeting at 10 directors. Each elected director will hold office until the close of the next annual meeting of shareholders or until such person’s successor is elected or appointed.

The persons named in the section “Nominees for Election to the Board” will be presented for election at the Meeting. The Company has no reason to believe that any of the Nominees will be unable to serve as a director; however, if a Nominee withdraws his or her name, or is otherwise unable to serve as a director, you or your proxyholder will have the right to use discretion in voting for such other properly qualified nominees.

Vote Required for Approval

The 10 nominated directors receiving the highest number of FOR votes duly cast at the Meeting will be elected to the Board.

The Board Recommends that you Vote for the Election of each of the Nominees.

Role of the Board

The Board is elected by the shareholders to oversee the Company’s strategy, financial strength and overall long-term success. The Board serves as the ultimate decision-making body of the Company, except for those matters reserved to or shared with the shareholders. The Board plays a critical role in the strategic planning process and regularly examines and discusses the Company’s strategy throughout the year. The Board selects and oversees the members of senior management, who are charged by the Board with conducting the business of the Company.

•	All of the members of the Board are independent, with the exception of the CEO.
•	The roles of Chairman of the Board and CEO are separate.
•	There are no interlocking directorships at other reporting issuers.

Position Descriptions

The Board has approved written position descriptions for the Chairman of the Board, Committee Chairs and the CEO. These position descriptions are available on the Company’s website at www.encana.com.

Board Assessment Process

The NCG Committee assesses the effectiveness of the Board, its Committees and individual directors on an annual basis.

The Chairman of the Board conducts annual interviews with individual directors and the results are discussed with the NCG Committee. In addition, the Board undergoes a comprehensive review on a regular basis to determine whether it, its Committees and its individual directors are functioning effectively. The evaluation will be conducted by the Chairman of the Board through detailed effectiveness questionnaires and individual director interviews. Results of the formal evaluation process and individual director interviews are combined by the Chairman of the Board and are reported to the Board and the NCG Committee.

Evaluation results are used to facilitate continuous improvement in Board and Committee performance and processes. Action items and key takeaways identified through this process are reviewed by the NCG Committee to ensure appropriate follow-up and action. The NCG Committee also regularly reviews the Board and Committee mandates to address any identified issues and recommend any changes to the Board for approval.

Director Skills and Experience

Directors must have an appropriate mix of skills, knowledge and business expertise, as well as history of achievement, to be considered for nomination to the Board. Members of the Board must be highly skilled and experienced to provide strong and effective oversight and to steward the Company’s future growth.

The NCG Committee is responsible for identifying prospective Board members and ensuring a robust Board renewal process. The NCG Committee is comprised exclusively of independent directors. To guide the Board renewal process, the NCG Committee uses a skills matrix to evaluate the composition of the Board and identify required areas of expertise, including when recruiting new director candidates. The NCG Committee also considers other factors, including diversity and geographic representation. The NCG Committee evaluates candidate recommendations from individual directors and professional search organizations, and maintains a list of potential candidates possessing the desired skills, expertise and experience, in light of the size and composition of the Board.

The following table represents the breadth of experience and expertise represented by the Nominees. These areas have been identified by the Board as being important to effective stewardship of the Company:

Skills and Expertise	Dea	Fowler	Mayson	McIntire	McKenzie	Nimocks	Shaw	Suttles	Waterman	Woitas
Accounting, Finance and/or Audit(1)				●	●	●	●		●
Environment, Health & Safety(2)	●	●	●	●				●		●
Financial Expert(3)					●				●
Governance(4)		●		●	●	●	●			●
Human Resources/Compensation(5)		●		●	●	●	●		●
Mergers/Acquisitions and Divestitures(6)	●	●	●			●	●	●	●	●
Natural Gas, Oil and Natural Gas Liquids Development/Operations(7)	●	●	●		●	●		●		●
Public Policy/Government Relations(8)	●		●	●				●	●	●
Reserves(9)	●		●					●		●
Risk Management(10)	●			●		●	●	●	●

Notes:

(1)	Experience in the financial services area, or experience overseeing complex financial transactions or on an audit committee.
(2)	Experience in the areas of environment, health and safety.
(3)	An audit committee financial expert as defined by the SEC (please refer to the audit committee financial expert definition under “Audit Committee – Independence and Financial Literacy” on page 17).
(4)	Experience overseeing governance practices – may have gained experience through work on a corporate governance committee or through experience as a senior executive of a major public company.
(5)

Experience overseeing compensation design, which may have been gained through experience as a senior executive of a major public company or through work on a human resources and compensation committee.

(6)	Experience with mergers, acquisitions and/or divestitures for a major public company.
(7)	Experience with various aspects of natural gas, oil and natural gas liquids development and operations, including exploration, marketing and production.
(8)	Experience working with local, provincial, national or international governments or gained public relations or government experience as a senior executive in a major public company.
(9)	Experience with reviewing externally disclosed natural gas and oil reserves and resources data and reports prepared by independent qualified reserves evaluators or auditors.
(10)

Experience identifying principal corporate risks to ensure management implements the appropriate steps to manage and mitigate risks as a senior executive in a major public company or gained experience as a member of a risk committee.

Continuing Education

Continuing education enables directors to enhance their understanding of the Company’s business and remain current regarding issues or governance matters which may impact the Company. Board materials are provided to directors in advance of regularly scheduled meetings and include pre-reading and background analysis. The Board also receives regular updates on emerging regulatory and governance matters from management at Board and Committee meetings.

The Company also supports continuing director education through paid subscriptions for Board members to leading national director education associations in the U.S. and Canada. Directors receive access to continuing education resources and attend conferences, seminars and webinars on board governance and related industry matters. Examples of such continuing education, including sessions attended by members of the Board and those hosted by the Company in 2016, include:

•	Corporate membership and access to continuing director education resources through Institute of Corporate Directors (Canada) and National Association of Corporate Directors (“NACD”) (U.S.);
•

Board site visit to the Company’s Permian operations located in South Texas to review the Company’s operations, Environment, Health & Safety (“EH&S”) initiatives and met with management, operations and field personnel;

•	Quarterly updates on the Company’s operations, including supply chain management initiatives;
•	Quarterly overviews of risks, including formal enterprise risk management report;
•	Quarterly overviews of market fundamentals, including analyses of commodity prices and basis differential projections, and their potential impacts;
•

Regular attendance at Audit Committee meetings by all directors for in-depth discussions on the Company’s accounting and financial reporting processes, financial statements and system of internal controls regarding accounting and financial reporting and accounting compliance;

•	Review of management reports, including treasury, tax, risk management, litigation, contingencies and commitments;

•	Attendance at HRC Committee meetings by all directors to review certain executive compensation matters;
•	Attendance at Reserves Committee meetings by all directors interested in in-depth discussions on reserves; and
•

Regular attendance at director continuing education programs facilitated by NACD, Women Corporate Directors, Goldman Sachs, JPMorgan Chase, Vinson & Elkins, Harvard Law & Business Schools, Financial Executives International (“FEI”), FEI Canada and Chartered Professional Accountants of Alberta.

Board Tenure

The Company does not have a mandatory retirement age nor does it have formal director term limits. Board renewal is managed through regular Board assessments and evaluations. The Company’s efforts to maintain a fresh perspective on the Board is reflected in its relatively short average director tenure of five years.

Policy on Majority Voting

If a director receives more “withhold” than “for” votes at the Meeting, he or she must immediately tender his or her resignation to the Board even though the director may have been duly elected under applicable law. The NCG Committee will review the matter and make a recommendation to the Board whether to accept or reject the resignation, having regard to the best interests of the Company and any other factors it considers relevant. The Board shall accept the resignation absent exceptional circumstances and the resignation will be effective when accepted by the Board. The director will not participate in Board or Committee deliberations on the matter. It is anticipated the Board will make a decision within 90 days. If the Board accepts the resignation, it may appoint a new director to fill the vacancy in accordance with the Company’s articles of incorporation, by-laws and applicable law. The Company will issue a news release as necessary in accordance with applicable securities laws and stock exchange rules.

The Policy on Majority Voting only applies to uncontested elections where the number of nominated directors equals the number of directors to be elected at the Meeting. In a contested election (where the number of nominated directors exceeds the number of directors to be elected), the directors with the most number of Common Shares voted in their favour will be elected to the available Board seats.

Nominees for Election to the Board

Director Nominee Profiles

The following tables provide information on the Nominees. This includes the Nominees’ place of residence, principal occupations and public directorships in the past five years (current directorships are indicated by “*”), 2016 Committee membership on the Board and respective attendance record for 2016. Also shown are the Company securities held by each Nominee, directly, indirectly, controlled or directed (Common Shares and Deferred Share Units (“DSUs”)) as at March 1, 2017 and March 1, 2016, and the minimum director share ownership requirements as at March 1, 2017.

Peter A. Dea Age: 63 | Denver, Colorado, USA | Independent | Director since 2010

Mr. Dea has been the Executive Chairman of Confluence Resources LP since September 2016. He has served as the President & Chief Executive Officer of Cirque Resources LP (a private oil and gas company) since May 2007. From November 2001 through August 2006, he was President & Chief Executive Officer and a director of Western Gas Resources, Inc. (a public natural gas company which was sold in 2006 for approximately US$5.3 billion). He joined Barrett Resources Corporation (a public natural gas company which was sold in 2001 for approximately US$2.7 billion) in November 1993 and served as Chief Executive Officer and director from November 1999 and as Chairman from February 2000 through August 2001. Prior to that he held several managerial and geologic positions with Exxon Company, U.S.A.

Skills and Qualifications

Mr. Dea brings over 30 years of oil and gas exploration and production experience and involvement in state and national energy policies to the Board.

2016 Board/Committee Membership	2016 Meeting Attendance		Areas of Expertise • Energy, Oil and Natural Gas • Energy Policy • Higher Education
Board Corporate Responsibility, Environment, Health and Safety – Chairman Nominating and Corporate Governance Reserves	7 of 7 4 of 4 3 of 3 3 of 3	100% 100% 100% 100%

Education

•      Bachelor of Arts in Geology (Western State Colorado University)

•      Masters of Science in Geology (University of Montana)

•      Harvard Business School, Advanced Management Program

•      Certified Professional Geologist

Non-profit Sector Affiliations

•      Trustee, Denver Museum of Nature and Science

•      Trustee, ACE Scholarships

Awards and Accomplishments

•      Named “Wildcatter of the Year” for 2010 by the Independent Petroleum Association of Mountain States

•      Rocky Mountain Oil & Gas Hall of Fame inductee in 2009

•      Inducted to All American Wildcatters in 2014

•      Fellow National Member, The Explorers Club

•      American Association of Petroleum Geologists “Heritage of the Petroleum Geologist” honoree, 2017

Securities Held
Year	Common Shares (#)(1)	DSUs (#) and Market or Payout Value(2,3)	Total Market Value of Common Shares/DSUs(1,2,4)	Minimum Share Ownership Required (Value Equivalent)(5)
2017	135	99,910 ($1,537,615)	$1,539,693	29,400 ($452,466)
2016	135	83,172 ($478,239)	$479,015

Fred J. Fowler Age: 70 | Houston, Texas, USA | Independent | Director since 2010

Mr. Fowler is a Corporate Director. He has been a director of PG&E Corporation (a public natural gas and electric utility company) since March 2012 and DCP Midstream Partners, LP (a public master limited partnership engaged in natural gas and natural gas liquids transport, storage, production and sale) since March 2015. He was Chairman of Spectra Energy Partners, LP (a public natural gas pipeline and storage entity) from October 2008 to November 2013 and was a director of that company until February 27, 2017. He was President & Chief Executive Officer of Spectra Energy Corp. (a natural gas gathering, processing and mainline transportation company) from December 2006 to December 2008 and served as a director from December 2006 to May 2009. He was President & Chief Executive Officer of Duke Energy Gas Transmission, LLC (a subsidiary of Duke Energy Corporation) from April 2006 through December 2006. From June 1997, he occupied various executive positions with Duke Energy Corporation (a public electric and gas company), including President and Chief Operating Officer from November 2002 to April 2006.

Skills and Qualifications

Mr. Fowler brings extensive experience in the areas of oil, natural gas liquids and natural gas processing and transportation to the Board.

2016 Board/Committee Membership	2016 Meeting Attendance		Areas of Expertise • Energy, Oil, Natural Gas and Natural Gas Liquids • Natural Gas Processing and Transportation • Corporate Governance
Board Corporate Responsibility, Environment, Health and Safety Human Resources and Compensation	7 of 7 4 of 4 4 of 4	100% 100% 100%
Education • Bachelor of Finance (Oklahoma State University) Past Five Years of Public Company Directorships • Spectra Energy Partners, LP • DCP Midstream Partners, LP* • PG&E Corporation*

Securities Held
Year	Common Shares (#)(1)	DSUs (#) and Market or Payout Value(2,3)	Total Market Value of Common Shares/DSUs(1,2,4)	Minimum Share Ownership Required (Value Equivalent)(5)
2017	15,000	86,816 ($1,336,098)	$1,566,948	29,400 ($452,466)
2016	15,000	76,468 ($439,691)	$525,941

Howard J. Mayson Age: 64 | Breckenridge, Colorado, USA | Independent | Director since 2014

Mr. Mayson is an independent businessman and corporate director and has over 40 years of North American and international oil and gas industry experience. He has been a non-executive director of several private U.K. and North American energy-related companies from 2010 to present, including Fairfield Energy Ltd. from July 2010 to June 2015. Since 2014, he has served on the Advisory Board and is a part-time Operating Partner with Azimuth Capital Management LLC. Mr. Mayson spent most of his career with BP Exploration & Production, PLC where he held various senior roles across the company including Chief Executive Officer of BP Russia, President of BP Angola, Director of BP’s Exploration & Production Technology Group and he also headed up BP’s Global Subsurface Function. Prior to joining BP, Mr. Mayson was an engineer with Schlumberger Limited from 1977-1981. (7)

Skills and Qualifications

Mr. Mayson brings over 40 years of extensive experience in oil and gas exploration, development and production to the Board.

2016 Board/Committee Membership	2016 Meeting Attendance		Areas of Expertise • Exploration, Development and Production • Oil and Gas Reserves Management and Reporting • Exploration and Production Technology
Board Corporate Responsibility, Environment, Health and Safety Nominating and Corporate Governance Reserves – Chairman	7 of 7 4 of 4 3 of 3 3 of 3	100% 100% 100% 100%

Education

•      Bachelor of Engineering (1st Class Honors), University of Sheffield

•      Master of Science (Mechanical Engineering), MIT

•      Advanced Management Program, Wharton Business School

Non-profit Sector Affiliations

•      Chairman, Industry Advisory Board, Institute of Petroleum Engineering, Edinburgh, 1997-2009

Awards and Accomplishments • Honorary Doctor of Engineering (Heriot-Watt University)

Securities Held
Year	Common Shares (#)(1)	DSUs (#) and Market or Payout Value(2,3)	Total Market Value of Common Shares/DSUs(1,2,4)	Minimum Share Ownership Required (Value Equivalent)(5)
2017	20,224	40,411 ($621,925)	$933,173	29,400 ($452,466)
2016	20,104	30,393 ($174,760)	$290,358

Lee A. McIntire Age: 68 | Denver, Colorado, USA | Independent | Director since 2014

Mr. McIntire has been the Chief Executive Officer of TerraPower, LLC (a private nuclear energy technology company) since August 2015. Prior to that he served as Chief Executive Officer and President of CH2M HILL (a private consulting company) from January 2009 to January 2014, Chairman from 2010 through 2014 and Executive Chairman of the Board from January 2014 to October 2014. Mr. McIntire previously served as CH2M HILL’s Chief Operating Officer and President. During his tenure as CEO, CH2M HILL enjoyed growth and stability, increasing to over 30,000 employees, expanding its international presence to over 100 countries, diversifying its service offerings, and doubling revenues to US$7.0 billion. Prior to joining CH2M HILL, Mr. McIntire was a partner, Executive Vice-President, and served on the Board of Directors of the Bechtel Group of Companies from 1989 to 2004. Mr. McIntire served on the Chairman’s Leadership Council, and was President of several of Bechtel’s multibillion-dollar companies.

Skills and Qualifications

Mr. McIntire brings over 35 years of executive leadership and governance experience to the Board.

2016 Board/Committee Membership	2016 Meeting Attendance		Areas of Expertise • Risk Management • Finance and Accounting • Corporate Governance
Board Corporate Responsibility, Environment, Health and Safety Human Resources and Compensation	7 of 7 4 of 4 4 of 4	100% 100% 100%

Education

•      Bachelor of Science in Civil Engineering (University of Nebraska College of Civil Engineering)

•      Masters from the Thunderbird School of Global Management in Arizona

•      Executive Management Program at Dartmouth’s Tuck School of Business

Past Five Years of Public Company Directorships

•      BAE Systems (British Aerospace) PLC

Awards and Accomplishments • Woodrow Wilson Award, 2011 • Josef Korbel Award, 2012 • Elected to Presidents’ Circle of National Academy of Science, 2015

Securities Held
Year	Common Shares (#)(1)	DSUs (#) and Market or Payout Value(2,3)	Total Market Value of Common Shares/DSUs(1,2,4)	Minimum Share Ownership Required (Value Equivalent)(5)
2017	17,100	42,069 ($647,442)	$910,611	29,400 ($452,466)
2016	17,100	26,643 ($153,197)	$251,522

Margaret A. McKenzie Age: 55 | Calgary, Alberta, Canada | Independent | Director since 2015

Ms. McKenzie is a Corporate Director. She has been a director of Inter Pipeline Ltd. (a public petroleum pipeline company) since August 2015, Bonavista Energy Corporation (a public oil and gas company) since May 2006 and PrairieSky Royalty Ltd. (a public oil and gas company) since December 2014. She is also a director of two private energy-related companies. Prior to that, Ms. McKenzie was Chief Financial Officer of Range Royalty Management Ltd. (a private oil and gas royalty company) from 2006 to December 2014 and Vice President, Finance and Chief Financial Officer of Profico Energy Management Ltd. (a private oil and gas royalty company) from 2000 to 2006.(7)

Skills and Qualifications

Ms. McKenzie brings over 18 years of energy, oil and natural gas exploration experience to the Board.

2016 Board/Committee Membership	2016 Meeting Attendance		Areas of Expertise • Energy, Oil and Natural Gas • Business Strategy • Finance and Accounting
Board Human Resources and Compensation Audit	6 of 7 4 of 4 5 of 5	86% 100% 100%

Education

•      Bachelor of Commerce (University of Saskatchewan)

•      Chartered Accountant

•      ICD.D (Institute of Corporate Directors)

Non-profit Sector Affiliations

•      Community Member, Audit Committee, University of Calgary

Past Five Years of Public Company Directorships • Bonavista Energy Corporation* • PrairieSky Royalty Ltd.* • Zargon Oil and Gas Ltd. • Inter Pipeline Ltd.*

Securities Held
Year	Common Shares (#)(1)	DSUs (#) and Market or Payout Value(2,3)	Total Market Value of Common Shares/DSUs(1,2,4)	Minimum Share Ownership Required (Value Equivalent)(5)
2017	12,000	27,796 ($427,780)	$612,460	29,400 ($452,466)
2016	12,000	17,868 ($102,741)	$171,741

Suzanne P. Nimocks Age: 58 | Houston, Texas, USA | Independent | Director since 2010

Ms. Nimocks is a Corporate Director. She has been a director of Rowan Companies plc (a public international contract drilling services company) since December 2010, ArcelorMittal (world’s largest public steel company) since January 2011 and Owens Corning (a leading global producer of residential and commercial building materials) since September 2012. She was a director (senior partner) with McKinsey & Company (a private global management consulting firm) from June 1999 to March 2010 and was with the firm in various other capacities since 1989, including as a leader in the firm’s Global Petroleum Practice, Electric Power & Natural Gas Practice, Organization Practice and Risk Management Practice. She served as a member of the firm’s worldwide personnel committees for many years and as the Manager of the Houston office for eight years.

Skills and Qualifications

Ms. Nimocks brings strategy and risk management expertise in the energy industry to the Board.

2016 Board/Committee Membership	2016 Meeting Attendance		Areas of Expertise • International Energy Business • Strategy • Risk Management
Board Audit Human Resources and Compensation – Chairperson Nominating and Corporate Governance	7 of 7 5 of 5 4 of 4 3 of 3	100% 100% 100% 100%

Education

•      Bachelor of Arts in Economics (Cum Laude) (Tufts University)

•      Masters in Business Administration (Harvard Graduate School of Business)

Non-profit Sector Affiliations

•      Director, Houston Zoo, Inc.

•      Trustee, Texas Children’s Hospital

Past Five Years of Public Company Directorships • Rowan Companies plc* • ArcelorMittal* • Owens Corning*

Securities Held
Year	Common Shares (#)(1)	DSUs (#) and Market or Payout Value(2,3)	Total Market Value of Common Shares/DSUs(1,2,4)	Minimum Share Ownership Required (Value Equivalent)(5)
2017	5,600	90,344 ($1,390,394)	$1,476,578	29,400 ($452,466)
2016	5,600	78,285 ($450,139)	$482,339

Brian G. Shaw Age: 63 | Toronto, Ontario, Canada | Independent | Director since 2013

Mr. Shaw is a Corporate Director. He has been a director of NuVista Energy Ltd. (a public oil and gas company) since August 2014, Manulife Bank of Canada (a private chartered bank) since February 2012, Manulife Trust Company (a private trust company) since February 2012, Ivey Canadian Exploration Ltd. (a private exploration company) since March 2010 and Lakeview Mortgage Funding Inc. (a private structured credit company) since January 2016. Mr. Shaw was a director of Patheon Inc. (a pharmaceutical development and manufacturing company) from December 2009 until March 2014 and a director of PrairieSky Royalty Ltd. (a public oil and gas company) from April 2014 until December 2014. Prior to that, Mr. Shaw was Chairman and Chief Executive Officer of CIBC World Markets Inc. from 2005 through 2008.

Skills and Qualifications

Mr. Shaw brings extensive experience as a financial services executive to his role as a member of the Board.

2016 Board/Committee Membership	2016 Meeting Attendance		Areas of Expertise • Capital Markets and Investing • Financial Services • Energy, Oil and Natural Gas
Board Audit Reserves	7 of 7 5 of 5 3 of 3	100% 100% 100%

Education

•      Bachelor of Commerce (University of Alberta)

•      Master of Business Administration (University of Alberta)

•      Chartered Financial Analyst

Non-profit Sector Affiliations

•      Member, CFA Society Toronto

•      Chairman, TMX IP Governance Committee

•      Director, Toronto Symphony Orchestra

Past Five Years of Public Company Directorships • Patheon Inc. • NuVista Energy Ltd.* • PrairieSky Royalty Ltd.

Securities Held
Year	Common Shares (#)(1)	DSUs (#) and Market or Payout Value(2,3)	Total Market Value of Common Shares/DSUs(1,2,4)	Minimum Share Ownership Required (Value Equivalent)(5)
2017	10,000	58,654 ($902,685)	$1,056,585	29,400 ($452,466)
2016	10,000	45,809 ($263,402)	$320,902

Douglas J. Suttles Age: 56 | Calgary, Alberta, Canada | Not Independent | Director since 2013

Mr. Suttles was appointed the Company’s President & Chief Executive Officer on June 10, 2013. From March 2011 until June 2013, Mr. Suttles was an independent businessman, having over 30 years of experience in the oil and gas industry in various engineering and leadership roles. He has held a number of senior leadership posts at British Petroleum (“BP”), including Chief Operating Officer of BP Exploration & Production from January 2009 until March 2011 and President of BP Alaska from December 2006 until December 2008. He was a member of the board of BP America, as well as the BP America Operations Advisory Board. Previously, he served as President of BP Sakhalin Inc., where he was responsible for BP’s activities in Sakhalin, Russia and held other senior leadership roles in BP, including Vice-President for North Sea operations and President of BP’s Trinidadian oil business. Prior to joining BP, Mr. Suttles was an engineer with Exxon from 1983 to 1988.

Skills and Qualifications

Mr. Suttles brings extensive North American and international energy development and production experience to the Board.

2016 Board/Committee Membership	2016 Meeting Attendance		Areas of Expertise • Energy, Oil and Natural Gas • Acquisitions • Oil and Natural Gas Exploration and Production
Board	7 of 7	100%

Education

•      Bachelor of Science in Mechanical Engineering (University of Texas, Austin)

Non-profit Sector Affiliations

•      Spindletop Charities Advisory Board

•      University of Texas Engineering Advisory Board

Awards and Accomplishments

•      Recipient of University of Texas at Austin Mechanical Engineering Distinguished Alumni Award, 2008

•      “Mr. Spindletop Award” Honoree by Spindletop Charities, Inc., 2013

Past Five Years of Public Company Directorships

•      Ceres, Inc.

Securities Held
Year	Common Shares (#)(1)	DSUs (#) and Market or Payout Value(2,3)	Total Market Value of Common Shares/DSUs(1,2,4)	Minimum Share Ownership Required (Value Equivalent)(5)
2017	85,350	0	$1,313,537	N/A
2016	51,212	0	$294,469

Bruce G. Waterman Age: 66 | Calgary, Alberta, Canada | Independent | Director since 2010

Mr. Waterman is a Corporate Director. He retired in January 2013 from Agrium Inc. (a public agricultural company) as Executive Vice-President, having held senior roles as Chief Financial Officer, as well as in Business Development and Strategy, since April 2000. Mr. Waterman is a director of Enbridge Income Fund Holdings Inc., a Trustee of Enbridge Commercial Trust, a director of Irving Oil Limited (a private oil and gas company) and a director of Prairie Storm Energy Corp. (a private oil and gas company) and was a director of PrairieSky Royalty Ltd. (a public oil and gas company) from April 2014 until December 2014. He was Vice-President and Chief Financial Officer of Talisman Energy Inc. (a public oil and gas company) from January 1996 to April 2000. Mr. Waterman also has extensive expertise in oil and gas exploration and production operations, having spent 15 years (1981 to 1996) at Amoco Corporation, including Dome Petroleum Limited, a predecessor company and as a result of serving as Talisman’s Chief Financial Officer for over four years (as noted above). At Amoco (a global chemical, oil and gas company which merged with British Petroleum in 1998), his roles included various positions in finance, accounting and business development.

Skills and Qualifications

Mr. Waterman brings a wealth of energy industry, financial, business development and government relations knowledge to the Board.

2016 Board/Committee Membership	2016 Meeting Attendance		Areas of Expertise • Energy, Oil and Natural Gas • Finance and Accounting • Business Development
Board Audit Human Resources and Compensation	7 of 7 5 of 5 4 of 4	100% 100% 100%

Education

•      Bachelor of Commerce (Honours) (Queen’s University)

•      Chartered Accountant

•      ICD.D (Institute of Corporate Directors)

Non-profit Sector Affiliations

•      Selection Committee Chairman, Canada’s CFO of the YearTM

•      FEI Canada Advisory Board

Awards and Accomplishments

•      Named Canada’s CFO of the YearTM in 2008

•      Fellow of the Chartered Accountants

Past Five Years of Public Company Directorships

•      Enbridge Income Fund Holdings Inc.*

•      PrairieSky Royalty Ltd.

Securities Held
Year	Common Shares (#)(1)	DSUs (#) and Market or Payout Value(2,3)	Total Market Value of Common Shares/DSUs(1,2,4)	Minimum Share Ownership Required (Value Equivalent)(5)
2017	125,000	107,799 ($1,659,027)	$3,582,777	29,400 ($452,466)
2016	125,000	91,904 ($528,448)	$1,247,198

Clayton H. Woitas Age: 68 | Calgary, Alberta, Canada | Independent | Director since 2008

Mr. Woitas is a Corporate Director and has been Chairman of the Board since July 22, 2013. From January 11, 2013 to June 10, 2013 Mr. Woitas acted as Interim President & Chief Executive Officer of the Company. He was Chairman & Chief Executive Officer of Range Royalty Management Ltd. (a private oil and gas royalty company) from 2006 to December 2014. He has been a director of Gibson Energy Inc. (a public oil and gas midstream company) since June 2010. He is also a director of several private energy-related companies and advisory boards. Mr. Woitas was founder, Chairman, and President & Chief Executive Officer of Profico Energy Management Ltd. (a private company focused on natural gas exploration and production in Western Canada) from January 2000 to June 2006. Prior to April 2000, he was a director and President & Chief Executive Officer of Renaissance Energy Ltd. (a public company focused on the Western Canadian energy sector).

Skills and Qualifications

Mr. Woitas brings extensive experience in the areas of acquisitions, exploration and production to the Board.

2016 Board/Committee Membership	2016 Meeting Attendance(6)		Areas of Expertise • Energy, Oil and Natural Gas • Acquisitions • Natural Gas Exploration and Production
Board Nominating and Corporate Governance – Chairman	7 of 7 3 of 3	100% 100%

Education • Bachelor of Science in Civil Engineering (University of Alberta)	Past Five Years of Public Company Directorships • NuVista Energy Ltd. • Enerplus Corporation • Gibson Energy Inc.*

Securities Held
Year	Common Shares (#)(1)	DSUs (#) and Market or Payout Value(2,3)	Total Market Value of Common Shares/DSUs(1,2,4)	Minimum Share Ownership Required (Value Equivalent)(5)
2017	262,690	159,728 ($2,458,214)	$6,501,013	54,000 ($831,060)
2016	262,690	129,477 ($744,493)	$2,254,960

Notes:

(1)	The information as to Common Shares held has been furnished by each of the Nominees as of March 1, 2017 and March 1, 2016, respectively.
(2)

The information as to the DSUs held by directors is as of March 1, 2017 and March 1, 2016, respectively. For more detailed information relating to DSUs held by the directors, see “Director Compensation”.

(3)

“Market or Payout Value” represents the market or payout value expressed in Canadian dollars of vested DSUs not paid out or distributed and determined by multiplying the number of DSUs held by each Nominee as of March 1, 2017 in respect of 2017 and as of March 1, 2016 in respect of 2016 by the closing price of the Common Shares on the Toronto Stock Exchange (“TSX”) on those same dates (C$15.39 and C$5.75, respectively).

(4)

Expressed in Canadian dollars and determined by multiplying the number of Common Shares and DSUs held by each Nominee as of March 1, 2017 in respect of 2017 and as of March 1, 2016 in respect of 2016 by the closing price of the Common Shares on the TSX on those same dates (C$15.39 and C$5.75, respectively).

(5)

The Company’s share ownership guidelines for directors require each director, other than the CEO, within three years immediately following the individual becoming a director, to purchase Common Shares or hold DSUs totaling in number at least three times the annual grant of DSUs which the director receives in his or her capacity as a director pursuant to the Company’s Deferred Share Unit Plan for Directors (“DDSU Plan”). See “Director Compensation”. Dollar values indicate the value of the minimum number of Common Shares/DSUs in Canadian dollars as at March 1, 2017. Mr. Suttles is subject to executive share ownership guidelines and has achieved his required share ownership level. Please see page 52 with respect to Mr. Suttles’ executive share ownership requirements.

(6)

In addition to being a member of the NCG Committee, Mr. Woitas is an ex officio non-voting member of all other Committees. As an ex officio non-voting member, Mr. Woitas attends as his schedule permits and may vote when necessary to achieve a quorum.

(7)

Mr. Mayson was a director of Endurance Energy Ltd. (“Endurance”) from March 2012 until his resignation in December 2015 and Ms. McKenzie was a director of Endurance from November 2008 until her resignation in March 2016. On May 30, 2016, Endurance obtained an Initial Order under the Companies’ Creditors Arrangement Act (“CCAA”) seeking a stay of proceedings and other relief provided under the CCAA.

Other than as disclosed herein, none of the Nominees is, or has been in the last 10 years: (a) a director, chief executive officer or chief financial officer of any company that: (i) was subject to a cease trade order or similar order or an order that denied the issuer access to any exemptions under securities legislation, for a period of more than 30 consecutive days, that was issued while the proposed director was acting in that capacity; or (ii) was subject to a cease trade or similar order or an order that denied the issuer access to any exemption under securities legislation, for a period of more than 30 consecutive days, that was issued after the proposed director ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer; or (b) a director or executive officer of any company that, while that proposed director was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets.

Board and Committee Governance

Board Structure

Encana’s governance framework provides the Board with flexibility to select the appropriate leadership structure for the Company. In making leadership structure determinations, the Board considers many factors, including the specific needs of the business and what is in the best interests of the Company’s shareholders. The current Board leadership structure is comprised of a Chairman of the Board, an independent Chair of each of the Committees and active engagement by all directors. The Board believes this structure provides an effective balance between strong Company leadership and appropriate safeguards and oversight by independent directors.

Independent Chairman of the Board

As specified in the Company’s Corporate Governance Guidelines, the Board has determined that the Company is best served by separating the positions of Chairman of the Board and the CEO. The Chairman of the Board must be an independent member of the Board and be appointed by the other members of the Board. The Chairman of the Board is responsible for ensuring the effective functioning of the Board, providing leadership and serving as the primary liaison between the Board and management.

The Chairman of the Board, Clayton H. Woitas, is a non-executive, independent director. Mr. Woitas has served as Chairman of the Board since July 2013.

Duties and Responsibilities of the Chairman of the Board

The Chairman of the Board:

•	attends all Committee meetings (as his or her schedule permits);

•	encourages and facilitates active participation of all directors;

•	serves as a liaison between the independent directors and management;

•	has the authority to call meetings of the independent directors;

•	leads the Board’s annual evaluation process;

•	monitors and coordinates with management on corporate governance issues and developments;

•	is available to advise the Committee chairs in fulfilling their designated roles and responsibilities to the Board;

•	is available for consultation and communication with shareholders where appropriate, upon reasonable request; and

•	performs such other functions as the Board or other directors may request.

Other Board Memberships and Interlocks

Several of the Nominees are also directors of other reporting issuers. The Board does not expressly limit the number of other public company boards upon which the Company’s directors may serve. The time commitment and expectations of the Board members are, however, carefully discussed with each candidate by the NCG Committee prior to such individual agreeing to be nominated as a director and on an ongoing basis thereafter, where required. Board memberships of each Nominee are provided under “Nominees for Election to the Board”.

The Board does not have a formal policy on interlocking directorships. The NCG Committee, however, considers it to be good governance to avoid interlocking relationships, if possible. No Nominee sits on the same board of directors of any outside reporting issuer.

Executive Sessions

The independent directors regularly meet without management present at Board and Committee meetings. Each Committee Chair presides over their respective Committee executive sessions and the Chairman of the Board presides over any Board executive sessions. In 2016, there were seven Board meetings and 17 Committee meetings that held executive sessions.

Director Attendance

Each director is expected to attend each meeting of the Board and of the Committees of which he or she is a member.

The Company held five regularly scheduled Board meetings, two additional special meetings and 19 Committee meetings in 2016. The overall combined director attendance at both Board and Committee meetings in 2016 was 99 percent. All board members, except Suzanne Nimocks, attended the Company’s 2016 annual meeting of shareholders. Details regarding the attendance record of each director are provided in “Nominees for Election to the Board”.

Director Orientation

The NCG Committee is responsible for the orientation of new directors and continued education of the Company’s existing Board members. The Company’s director orientation program provides new directors with detailed background information on the Company, the role and expectations of the Board and its Committees, the Company’s strategy, operations and assets, as well as annual and quarterly financial information. Directors receive access to Board orientation resource material via an online Board portal, including a director information handbook and information regarding the organization and its policies, guidelines and governance practices.

Directors, including new Board members, are provided with regular opportunities to interact with management to discuss key operational, financial and industry matters regarding the Company’s business. New directors are encouraged to meet independently with the Chairman of the Board, other directors or the CEO to discuss matters regarding the Company or its business. Board and Committee meetings are held in the Company’s offices in both Canada and the United States. Directors also participate in field tours of the operations of the Company’s core assets.

Access to Independent Advisors

The Board and its Committees have authority to retain independent financial, legal, compensation and other advisors as it considers appropriate to assist in the discharge of its duties.

Board Mandate

The Board has a written mandate (the “Board Mandate”), attached to this Proxy Statement as Schedule “B”. Under the Board Mandate, the fundamental responsibilities of the Board are to appoint a competent executive team to oversee the management of the business, to maximize shareholder value and to ensure ethical corporate conduct through appropriate corporate governance and internal controls. Specific responsibilities of the Board as contained in the Board Mandate are:

•	senior management responsibility;

•	operational effectiveness and financial reporting;

•	ethics, integrity and corporate responsibility; and

•	Board process/effectiveness.

Expectations of Directors

Directors are expected to understand the nature and operations of the Company’s business and the external factors which may impact the Company. Directors are also expected to review operating and financial performance results relative to the Company’s approved strategy, budget and business objectives. Directors are expected to attend all meetings, review materials in advance of each meeting and engage in regular evaluation of the effectiveness of the Board, its Committees and individual directors.

Supervision of Management

The Board appoints the CEO and establishes his or her annual performance objectives for the year. Each year, annual compensation for the CEO is recommended by the Human Resources and Compensation (“HRC”) Committee and approved by the independent directors.

The Board has established clear limits of authority for the CEO. These are primarily limitations related to his financial authority, approval of significant or material transactions, and departures from the strategic plan. The CEO is accountable to the Board, and the Board conducts a formal review of his or her performance each year.

Strategic Planning

The Board is responsible for approving the Company’s strategic plan and evaluating performance against the plan. Evaluation and discussion regarding the Company’s strategy is formally conducted by the Board, and with management, at various meetings throughout the year. The Board also holds an annual strategic planning session, during which it evaluates the Company’s progress relative to the plan, as well as the significant opportunities, challenges and potential risks facing the Company’s business. Major operational and financial objectives, and potential significant capital allocations, are also discussed. Following its review, the strategic plan is approved by the Board. Any transaction that would have a significant impact on the plan must be approved by the Board.

Strategic issues, including progress relative to key objectives of the plan, are continuously assessed by the Board throughout the year.

Corporate Governance

The Board and its NCG Committee are responsible for overseeing the Company’s approach to corporate governance. This includes developing appropriate practices to ensure the Board functions independently of management and that applicable legal, regulatory and other compliance matters are effectively addressed. The Board has implemented a comprehensive Business Code of Conduct (the “Code”) as well as other corporate governance policies applicable to directors, employees, officers and contractors and is responsible for monitoring compliance with the Code. Any waivers of the Code in respect of any officer and director can only be approved by the Board.

The Board and its Committees continually evaluate and enhance the Company’s corporate governance practices by monitoring Canadian and U.S. regulatory developments affecting corporate governance, accountability and transparency of public company disclosure.

The Code is available at www.encana.com/pdf/about/board-governance/policies/business-conduct.pdf. The Company’s Corporate Governance Guidelines are available at http://www.encana.com/about/board-governance/documents-filings.html. For more information, see “Policies and Standards – Business Code of Conduct” at page 19.

Internal Controls

The Board is responsible for overseeing the integrity of the Company’s internal controls and management information systems. Responsibility for oversight of controls over accounting and financial reporting systems is delegated by the Board to the Audit Committee.

Management is responsible for establishing and maintaining an appropriate system of internal controls over financial reporting and provides quarterly updates to the Audit Committee. Financial results and forecasts are presented to the Audit Committee by our Executive Vice-President & Chief Financial Officer each quarter.

Quarterly reporting to the Board and Audit Committee provides reasonable assurance that public reporting of the Company’s financial information is reliable and accurate, its transactions are appropriately accounted for, and its assets are appropriately safeguarded. Each quarter, the Company also follows an organization-wide certification process to reinforce accountability for key internal controls at all levels. Management reviews these results and reports them quarterly to the Board.

Succession Planning

The Board, the HRC Committee and the NCG Committee are actively involved in succession planning processes. The HRC Committee annually reviews organizational leadership and the Company’s talent development strategies. Succession planning for the CEO is addressed by the HRC Committee and presented annually to the Board (succession planning for members of the ELT is addressed by the HRC Committee). Succession planning involves a robust process which examines the competencies, experience, individual leadership qualities and development opportunities of each succession candidate. All independent Board members attend the succession planning sessions for both the CEO and for the other members of the ELT.

Management focuses succession planning and talent management efforts on all levels throughout the organization. These efforts are intended to retain and develop the skilled, high performance talent pool the Company requires to execute on its business and strategic objectives over the long term.

Risk Oversight

The Board has oversight responsibility for material risks associated with the Company’s business. This includes taking reasonable steps to ensure management has an effective risk management system in place to identify, understand and appropriately mitigate risks associated with the Company’s business.

The Committees also play a key role in risk oversight. Each Committee has responsibility for reviewing the policies and procedures respecting the Committee’s respective areas of allocated risk, as well as working with management to identify, monitor and manage those risks. Each Committee regularly reports its progress to the Board, which coordinates and supervises the Company’s overall risk management approach. The Board’s role in risk oversight has had no significant effect on the Board’s leadership structure. In addition, we believe that the current leadership structure of the Board supports effective oversight of the Company’s risk management processes by providing independent leadership at the Committee level, with ultimate oversight by the full Board. The role of each Committee in addressing risk is as follows:

Board Committee	Risk Responsibilities

Audit Committee

Identification of principal financial risks and ensuring the implementation of appropriate risk management policies, processes and internal controls; monitor material financial disclosure; and work directly with the Company’s internal and external auditors on financial risk matters.

Corporate Responsibility, Environment, Health and Safety (“CREHS”) Committee	Oversight on policies and systems related to EH&S issues; monitor EH&S performance, management systems and audit protocols; and oversight of ethics and compliance-related risk.

Human Resources and Compensation Committee

Oversight of compensation risk, including ensuring the Company’s compensation program and practices do not encourage unnecessary or undue risk taking that could have a material adverse impact on the Company, as well as oversight of the ELT succession planning process.

Nominating and Corporate Governance Committee	Oversight of overall governance framework; succession planning for the CEO; and oversight of director appointment, education and evaluation processes.

Reserves Committee	Oversight of preparation and disclosure of the Company’s oil and gas reserves and resources data and engagement of independent qualified reserves evaluators or auditors.

Compensation Risk

The Board, assisted by the HRC Committee, observes a formal decision-making process and program safeguards and conducts regular risk assessments to identify and manage potential compensation-related risk. Compensation matters impacting the Company’s executive officers, including the CEO, are reviewed by the HRC Committee and are approved by the independent members of the Board.

The HRC Committee conducts regular compensation risk assessments to ensure the Company does not directly or indirectly encourage its executive officers to take unnecessary risks that could have a material adverse impact on the Company. This risk assessment is undertaken by the HRC Committee’s independent compensation consultant.

The most recent assessment of the Company’s compensation program and practices was conducted by the HRC Committee’s independent consultant in 2014. Following its assessment, the consultant concluded that “it was not reasonably likely that the Company’s executive pay programs will have a material adverse impact on the Company, its business or its value”. This review also recognized the Company’s strong compensation governance practices. For more information on how the HRC Committee and the Board manage compensation-related risk, see “Compensation Risk Management” at page 52.

Committees of the Board

All Committees are comprised solely of independent directors, and chaired by an independent director. The Board has established five standing committees to assist in carrying out its responsibilities:

•	Audit Committee

•	Corporate Responsibility, Environment, Health and Safety Committee

•	Human Resources and Compensation Committee

•	Nominating and Corporate Governance Committee

•	Reserves Committee

The Board may also create special ad hoc committees from time to time to deal with important matters. The following summarizes each committee’s mandate and responsibilities. All of the Committee mandates, including the Audit Committee Mandate, the Human Resources and Compensation Committee Mandate and the Nominating and Corporate Governance Committee Mandate, are available on the Company’s website at www.encana.com/about/board-governance/mandates-guidelines.html.

Audit Committee

The Audit Committee provides recommendations to the Board on the adequacy of the Company’s internal control system and ensures that management, the Company’s external auditors and the Company’s internal auditors annually report to the Audit Committee regarding financial reporting process and controls. Under its mandate, the Audit Committee meets regularly in-camera with the external auditors without management present.

Independence and Financial Literacy

Each Audit Committee member must be independent and financially literate in accordance with applicable securities laws and stock exchange rules. All current members of the Audit Committee are independent and financially literate.

The SEC also requires that the Board annually determine if there is at least one “audit committee financial expert” on the Audit Committee, and if so, to name such individual(s). For this purpose, an “audit committee financial expert” must have the following attributes:

•	an understanding of financial statements and generally accepted accounting principles;

•	the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves;

•

experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company’s financial statements, or experience actively supervising one or more persons engaged in such activities;

•	an understanding of internal controls and procedures for financial reporting; and

•	an understanding of audit committee functions.

In 2016, Ms. McKenzie, Ms. Peverett and Mr. Waterman were determined by the Board to be “audit committee financial experts” as defined by the SEC.

In 2016, the Audit Committee held five meetings and was comprised of Jane L. Peverett, Chairperson, Margaret A. McKenzie, Suzanne P. Nimocks, Brian G. Shaw and Bruce G. Waterman. Effective April 1, 2017, Bruce G. Waterman will become Chairman of the Audit Committee.

For further information about the Audit Committee, please see the Annual Report.

Human Resources and Compensation Committee

The HRC Committee is responsible for reviewing compensation and human resources issues in support of the achievement of the Company’s business strategy and making recommendations to the Board as appropriate. The HRC Committee is also responsible for reviewing and recommending to the Board, for approval, compensation for the Company’s executive officers, including the CEO. Under its mandate, the responsibilities of the HRC Committee include the following:

•	reviewing and recommending to the Board, for approval, annual goals and objectives relevant to compensation for the CEO and other members of the ELT;

•	evaluating and recommending to the Board, for approval, annual compensation for the CEO and other members of the ELT;

•	assessing and recommending to the Board, for approval, operational, financial and other results under the Company’s performance-based short and long-term incentive plans;

•	overseeing the succession planning process for ELT members;

•	evaluating and approving the peer group used to assess the Company’s executive compensation program;

•	monitoring the status of executive equity ownership under the Company’s share ownership guidelines; and

•	reviewing and approving pension matters and recommend to the Board, for approval, any funding or material amendments impacting the Company’s pension plans.

By approval of a majority of its members, the HRC Committee may delegate certain of its duties and responsibilities to a subcommittee of the HRC Committee.

The HRC Committee considers input from the CEO in making determinations regarding the compensation program and the individual compensation of each ELT member, other than the CEO. At the beginning of the year, the CEO meets with each ELT member to discuss individual performance goals related to the executive’s expected contribution to the Company’s performance goals for the upcoming year. The CEO provides performance feedback throughout the year, and conducts a formal performance review with each executive officer at the end of the year. Management also provides information each year to the HRC Committee (and to the Board) regarding the Company’s performance relative to objectives previously approved by the Board for the purposes of assisting the Board in determining annual bonus eligibility (“Bonus awards”). In respect of executive compensation, the Board receives recommendations from the HRC Committee; however, the HRC Committee is solely responsible for making the final determination regarding executive compensation. The CEO makes no recommendations regarding, and does not participate in discussions about, his own compensation.

The HRC Committee retains an independent compensation advisor to provide independent advice and perspective on executive compensation matters. The advisor reports directly to the HRC Committee Chairperson, and performs no services to management. For more information on the independent compensation advisor, please see “Independent Compensation Advisor” in the Compensation Discussion and Analysis section.

All of the members of the HRC Committee qualify as “Non-Employee Directors” under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and qualify as “outside directors” as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended.

In 2016, the HRC Committee held four meetings and was comprised of Suzanne P. Nimocks, Chairperson, Fred J. Fowler, Lee A. McIntire, Margaret A. McKenzie and Bruce G. Waterman.

Compensation Committee Interlocks and Insider Participation

No member of the HRC Committee is a current or was a former officer or employee of the Company or any of its subsidiaries during 2016. During 2016, no member of the HRC Committee had a relationship that must be described under the SEC rules relating to disclosure of related person transactions. In 2016, none of the Company’s executive officers served on the board of directors or compensation committee of any entity that had one or more of its executive officers serving on the Board or the HRC Committee of the Company.

Nominating and Corporate Governance Committee

The NCG Committee is responsible for reviewing and providing recommendations to the Board regarding corporate governance matters, monitoring regulatory developments and overseeing the director recruitment process, as well as Board, Committee and director assessment. The NCG Committee also reviews director compensation and remuneration for the Chairman of the Board and recommends same to the Board for approval. Each Committee reviews its mandate on an annual basis and changes are recommended to the NCG Committee for review and recommendation to the Board.

The NCG Committee is responsible for identifying prospective qualified candidates to fill vacancies on the Board, recommending directors (including chairpersons) for each Committee, developing and recommending appropriate corporate governance practices and overseeing the self-evaluation of the Board. In considering individual director nominees and Committee appointments, the NCG Committee seeks to achieve a balance of knowledge, experience and capability on the Board and Committees and to identify individuals who can effectively assist the Company in achieving its short-term and long-term goals, protect shareholders’ interests and create and enhance value for shareholders. In so doing, the NCG Committee considers a person’s diversity attributes (e.g., professional experiences, skills, background, race and gender) as a whole and does not necessarily attribute greater weight to any one attribute. Moreover, diversity in professional experience, skills and background, and diversity in race and gender, are just a few of the attributes that the NCG Committee takes into account.

While there are no specific minimum requirements that the NCG Committee believes must be met by a prospective director nominee in evaluating prospective candidates, the NCG Committee also considers whether the individual has personal and professional integrity, good business judgment and relevant experience and skills, including the skills listed in the director skills matrix on page 5, as well as other credentials and qualifications, including, but not limited to, those set forth in the Company’s Corporate Governance Guidelines. In addition, the NCG Committee will consider whether such prospective director nominee is willing and able to commit the time necessary for Board and Committee service.

Furthermore, the NCG Committee evaluates each individual in the context of the Board as a whole, with the objective of recommending individuals who can best perpetuate the success of the Company’s business and represent shareholder interests through the exercise of sound business judgment using their diversity of experience in various areas. The Company believes its current directors possess diverse professional experiences, skills and backgrounds, in addition to (among other characteristics) high standards of personal and professional ethics, proven records of success in their respective fields and valuable knowledge of the Company’s business and of the oil and gas industry.

The Board is in compliance with the Company’s articles of incorporation and Corporate Governance Guidelines, and the Board has no current plans to increase its size. However, if in the future, the Board determines that it is appropriate to add a directorship, the NCG Committee will, pursuant to the Board Mandate, take into account diversity in professional experience, skills and background, diversity in race and gender and the other attributes and factors described above, in evaluating candidates for such directorship.

The NCG Committee uses a variety of methods for identifying and evaluating director nominees. As an alternative to term limits for directors, the NCG Committee annually reviews each director’s continuation on the Board. The NCG Committee also regularly assesses the appropriate size of the Board. In addition, the NCG Committee considers, from time to time, various potential candidates for directorships. Candidates may come to the attention of the NCG Committee through current Board members, professional search firms, shareholders or other persons. These candidates may be evaluated at regular or special meetings of the NCG Committee and may be considered at any point during the year.

In addition, the NCG Committee will consider nominees recommended by shareholders in accordance with the procedures outlined under “Shareholder Proposals and Director Nominations”. The NCG Committee will evaluate such nominees according to the same criteria, and in the same manner, as any other director nominee.

In 2016, the NCG Committee held three meetings and was comprised of Clayton H. Woitas, Chairman, Peter A. Dea, Howard J. Mayson, Suzanne P. Nimocks and Jane L. Peverett. Effective April 1, 2017, Bruce G. Waterman will become a member of the NCG Committee.

Reserves Committee

The Reserves Committee reviews the qualified reserves evaluators or auditors to be engaged to evaluate or audit, as appropriate, the Company’s oil and gas reserves and resources data, the procedures for providing information to the qualified reserves evaluators or auditors, as appropriate, and the annual reserves and resources estimates prior to public disclosure.

In 2016, the Reserves Committee held three meetings and was comprised of Howard J. Mayson, Chairman, Peter A. Dea, Jane L. Peverett and Brian G. Shaw.

Corporate Responsibility, Environment, Health and Safety Committee

The CREHS Committee’s primary function is to assist the Board in fulfilling its role in oversight and governance by reviewing, reporting and making recommendations to the Board on the Company’s policies, standards and practices with respect to corporate responsibility, including the environment, occupational health, safety, security, and overall business conduct and ethics.

In 2016, the CREHS Committee held four meetings and was comprised of Peter A. Dea, Chairman, Fred J. Fowler, Howard J. Mayson and Lee A. McIntire.

Policies and Standards

Business Code of Conduct

The Code is the foundation of the Company’s commitment to ethical conduct and integrity in all that it does. Grounded in the Company’s foundational values of safety, trust, respect and integrity, the Code articulates the obligations and behavioural expectations of the Company’s directors, employees and contract personnel. The Code is available at www.encana.com/about/board-governance/policies. The Code is supported by a number of the Company policies, and covers among other things, the following areas:

•      financial reporting and accountability

•      maintaining confidentiality

•      avoiding conflicts of interest

•      protection and appropriate use of assets

•      avoiding and reporting fraudulent behaviour

•      protecting corporate opportunities

• complying with laws • fair dealing • compliance with competition and antitrust laws • reporting violations of the Code or applicable law • anti-retaliation

Each year, all directors and employees are required to reaffirm their commitment to the Code and its related policies. In 2016, all directors and employees affirmed their commitment to the Code as part of the Company’s annual recommitment process. Contractors are also required, as a condition of their engagement, to comply with the principles and standards in the Code. The Company also conducts regular internal training on the Code and ethics and compliance issues.

Ethical business conduct and reporting of concerns is strongly encouraged throughout the organization, including through the Company’s Integrity Hotline (the “Hotline”). The Hotline, available online or by telephone, enables any individual (whether at the Company or otherwise) to report, confidentially and anonymously, any suspected illegal, unethical or improper conduct. The Hotline is operated by a third party which provides reports to the Company’s internal Ethics & Compliance Team for review and, where required, investigation. Regular reporting regarding the Hotline and investigation activities is provided to the CREHS Committee. Reports involving any accounting, internal accounting control, auditing or other financial irregularity are provided to the Audit Committee. Any material matters or investigations are reported directly to the Board.

Any waivers of the Code in respect of any officer or director can only be approved by the Board and must be promptly disclosed as required by law. The Board has not waived any aspect of the Code to date, and we have never been required to make filings in accordance with securities laws regarding a departure from the Code.

Disclosure Policy

The Board has approved a Disclosure Policy, which reflects our commitment to timely, balanced and accurate public disclosure regarding the Company’s affairs and activities. Among the matters addressed in the policy include disclosure of material information, use of authorized and designated corporate spokespersons, as well as guidelines regarding interactions with analysts, investors and the media to avoid selective disclosure. The policy also sets out the role and responsibilities of the Company’s internal Disclosure Committee in the oversight and monitoring of disclosure matters. The Disclosure Policy applies to all directors, employees and contract personnel, and is available at www.encana.com/about/board-governance/policies.

Securities Trading and Insider Reporting Policy

Directors, employees and contractors are subject to a Securities Trading and Insider Reporting Policy. The policy prohibits insider trading, establishes a regular blackout period schedule, outlines the trading restrictions and reporting obligations of the Company insiders, and sets out the Company’s obligations to stock exchanges and regulators.

The policy also expressly prohibits directors and employees from engaging in any form of equity monetization transactions (including the purchase of financial instruments to hedge or offset a decrease in value), as well as the following activities, involving the Company securities:

•	selling securities they do not own, have not fully paid for or have no right to own (engaging in a “short sale”);
•	selling a “call option” or buying a “put option”;
•	entering into equity monetization transactions involving any securities subject to the Company’s share ownership guidelines or that is the equivalent of “short selling”; and
•	entering into brokerage arrangements that might result in a sale at a time when he or she is not permitted to trade.

The Securities Trading and Insider Reporting Policy applies to all directors, employees and contract personnel, and is available at www.encana.com/about/board-governance/policies.

Diversity

The Board actively monitors governance developments in Canada and the U.S. regarding board diversity. While the Company does not adhere to quotas or specific targets in determining Board membership, the Company does support the objectives of increasing diversity and actively considers diversity considerations when identifying qualified director candidates. The Company believes that a diversity of perspectives enhances Board effectiveness, assists it to identify risks and allows it to recognize and more creatively address issues which may impact the business.

The Company is committed to advancing the professional development of women and individuals of various backgrounds. While the Company does not have a formal gender diversity policy, the Company has historically maintained high levels of female representation on the Board and at the executive level. In 2016, 30 percent of the Company’s independent directors were women. At this Meeting, two of the Nominees are women.

At the executive level, three members (or 43 percent) of the ELT are women, each of whom has been widely recognized for their accomplishments and contributions to the oil and gas industry. Below the executive level, the Company strongly supports professional development for its female employees through talent management and succession planning processes, Encana’s Women’s Network, and formal and informal mentoring programs. Through a commitment to developing the Company’s workforce and creating opportunities for professional growth and advancement, the Company continues to actively pursue the objectives of diversity. Further, in respect of the Company’s significant subsidiaries (as disclosed in the Annual Report), as at December 31, 2016, approximately 49 percent of board positions and 31 percent of officer positions are held by women.

Director Compensation

Philosophy and Objectives

The Company’s compensation program is designed to attract and retain skilled director talent and create alignment with shareholder interests. To achieve these objectives, compensation for directors consists of an annual retainer, director DSUs granted under the DDSU Plan and share ownership requirements. Each of these compensation elements is described below.

Independent directors do not receive performance-based compensation, benefits or other perquisites from the Company. Mr. Suttles does not receive any compensation from the Company in his capacity as a director.

Director Compensation Structure

Effective January 1, 2015, the Board adopted a new director compensation structure. The compensation structure consists of an all-inclusive Board retainer (as opposed to an individual meeting and travel-based fee structure) and, for the Chairman of the Board, increased proportion of equity-based compensation (in the form of DSUs under the DDSU Plan), and corresponding decrease in annual cash compensation. This compensation structure consists of the following key elements:

Annual Retainer
Chairman of the Board	$94,375
Board Member	$45,300
Audit Committee Chair	$15,100
Human Resources and Compensation Committee Chair	$11,325
Other Committee Chairs(1)	$7,550
Annual DSU Grant (units)
Chairman of the Board	18,000
Board Member	9,800

Note:

(1)	As Chairman of the Board, Mr. Woitas does not receive a Committee Chair retainer for serving as Chair of the NCG Committee.

Annual retainers are paid in quarterly installments. Annual retainers and any initial DSU grants are pro-rated for periods of partial service.

Directors’ Deferred Share Unit Plan

Directors receive an initial grant of DSUs upon joining the Board and also receive an annual grant of DSUs. Directors may choose to receive a portion or all of their annual retainer either in cash or as DSUs. Separate DSU accounts are retained for each director. DSUs are credited with dividend equivalent DSUs whenever a dividend is paid on Common Shares.

DSUs vest immediately but cannot be redeemed until a director ceases to be a member of the Board. Directors must redeem their DSUs prior to December 15 of the year following retirement from the Board. The value of redeemed DSUs is paid to the director in cash (on an after-tax basis) based on multiplying the number of DSUs redeemed by the then market value of a Common Share. Market value for this purpose is defined as the closing price of the Common Shares on the date immediately prior to the redemption date. Redemption may be in respect of all DSUs or may occur in stages, provided it is prior to the redemption deadline.

For information regarding the total number and market value of DSUs and the total market value of Common Shares and DSUs held by the directors, see “Nominees for Election to the Board”.

Share Ownership Guidelines

Independent directors are required to maintain an ownership stake in the Company to align their interests with those of shareholders. Each director is expected to own at least three times the value of his or her annual grant of DSUs within three years of joining the Board. Common Shares held directly or beneficially through a nominee, and DSUs, count towards meeting the guidelines. Each of the Company’s directors is currently in compliance with the guidelines.

Director Compensation Table

The following table summarizes the annual compensation of directors for the year ended December 31, 2016.

Name	Fees Earned(1)(4) ($)	Share Based Awards(2) ($)	All Other Compensation(3)(4) ($)	Total(4) ($)
Peter A. Dea(5)	52,850	51,312	379	104,541
Fred J. Fowler	45,300	51,312	379	96,991
Howard J. Mayson	52,850	51,312	379	104,541
Lee A. McIntire(5)	45,300	51,312	379	96,991
Margaret A. McKenzie	45,300	51,312	379	96,991
Suzanne P. Nimocks(5)	56,625	51,312	379	108,316
Jane L. Peverett	60,400	51,312	379	112,091
Brian G. Shaw(5)	45,300	51,312	379	96,991
Douglas J. Suttles(6)	–	–	–	–
Bruce G. Waterman(5)	45,300	51,312	379	96,991
Clayton H. Woitas(5)	94,375	94,247	379	189,001

Notes:

(1)	Fees earned include annual Board and Committee retainers.
(2)

The value of the annual DSU grants to the Chairman of the Board in 2016 was C$126,540 and to our other independent directors was C$68,894 (18,000 DSUs to the Chairman of the Board and 9,800 DSUs for independent directors). The amounts have been calculated based on the closing price of Common Shares on the TSX on December 31, 2015 of C$7.03, representing the annual grant date of DSUs, and converted to U.S. dollars using a December 30, 2016 exchange rate of C$1.00 = US$0.7448.

(3)	Represents the cost of the Company-provided life insurance coverage.
(4)

Amounts originally paid in Canadian dollars have been converted to U.S. dollars using an exchange rate of C$1.00 = US$0.755, the average exchange rate for 2016, based on the daily noon buying rate published by the Bank of Canada.

(5)	Elected to receive all or a portion of fees in the form of DSUs in lieu of cash.
(6)

Mr. Suttles receives no compensation in his capacity as a director. See “Incentive Plan Awards – Grants of Plan-Based Awards for 2016” on page 54 for Mr. Suttles’ grants of long-term incentive (“LTI”) awards as CEO.

Trading and Hedging Restrictions

Directors are subject to many of the Company’s policies and practices, including a Securities Trading and Insider Reporting Policy, which prohibit directors from directly or indirectly engaging in certain transactions in respect of the Company securities, including DSUs granted under the DDSU Plan. See “Board and Committee Governance – Securities Trading and Insider Reporting Policy”.

Director Independence and Related Person Transactions

Under applicable securities laws, stock exchange rules and the Company’s Corporate Governance Guidelines, the Board must consist of a majority of independent directors. In making such determinations, the Board observes the criteria specified by applicable securities laws and stock exchange rules and considers all relevant facts and circumstances. To be considered independent:

•	the director must not have a disqualifying relationship as specified by applicable securities laws and stock exchange rules; and
•

the Board must affirmatively determine that the director otherwise has no material relationship with the Company directly, or as an officer, shareholder or partner of an organization that has a relationship with the Company.

In addition, when determining director independence, the Board does not consider transactions:

•	with entities for which a director or an immediate family member served only as a director or trustee;
•	of less than $120,000; and
•	with entities in which the director’s or an immediate family member’s only interest is less than 10 percent ownership interest.

The Company’s definition of director independence is available at http://www.encana.com/about/board-governance/documents-filings.html.

The Board, through the NCG Committee, annually reviews all relevant business relationships that any director nominee and any person who served as a director during 2016 may have with the Company. As a result of its annual review, the Board has determined that none of the Nominees has a material relationship with the Company and, as a result, all Nominees except the CEO are independent.

All of the directors who serve as members of the Audit Committee, HRC Committee and NCG Committee are independent in accordance with applicable securities laws and stock exchange rules. SEC regulations and NYSE rules for listed companies require that the Audit Committee, HRC Committee and NCG Committee meet additional independence criteria, all of which were satisfied during the 2016 fiscal year.

Related Person Transaction Policy and Process

A “Related Person Transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company (including any of its subsidiaries) was, is or will be a participant and, as it relates to directors or shareholders who have an ownership interest in the Company of more than five percent, the amount involved exceeds $120,000, and in which any “Related Person” (as defined below) had, has or will have a direct or indirect material interest.

A “Related Person” means (i) a director, nominee director or executive officer of the Company, (ii) an immediate family member of a director, nominee director or executive officer or (iii) a beneficial holder of greater than five percent of the Common Shares or an immediate family member of such holder.

In general, the Company will enter into or ratify Related Person Transactions only when the Board, acting through the NCG Committee, determines that the Related Person Transaction is reasonable and fair to the Company. When considering whether a Related Person Transaction is reasonable and fair to the Company, among other things, the NCG Committee considers the evaluation of the transaction by employees directly involved and the recommendation of the Chief Financial Officer. In addition, any Related Person Transaction involving an executive officer must be pre-approved by the CEO and any Related Person Transaction involving the CEO or a beneficial owner of more than five percent of the outstanding Common Shares must be submitted to the Audit Committee for approval. If a Related Person Transaction is ongoing, any amendments or changes are reviewed and the transaction is reviewed annually for reasonableness and fairness to the Company.

Identifying possible Related Person Transactions involves completion of annual questionnaires by directors and executive officers. Further, directors and nominees for directors are required to annually verify and update information about (i) where the director is an employee, director or executive officer, (ii) each entity where an immediate family member of a director is an executive officer, (iii) each firm, corporation or other entity in which the director or an immediate family member is a partner or principal or in a similar position or in which such person has a five percent or greater beneficial ownership interest and (iv) each charitable or nonprofit organization where the director or an immediate family member is an employee, executive officer, director or trustee.

The Audit Committee would review any Related Person Transaction on an ongoing basis to prevent conflicts of interest.

Security Ownership of Certain Beneficial Owners and Management

Ownership of Equity Securities of the Company

The following table sets forth information regarding beneficial ownership of Common Shares by each director, each individual named in the Summary Compensation Table on page 53, and the directors and executive officers as a group, all as of March 1, 2017. Unless otherwise noted, voting power and investment power in Common Shares are exercisable solely by the named person and no Common Shares were pledged as security by such person.

Name	Aggregate Number of Common Shares Beneficially Owned	Percentage of Outstanding Common Shares[4]
Peter A. Dea	135	*
Fred J. Fowler	15,000	*
Howard J. Mayson	20,224	*
Lee A. McIntire	17,100	*
Margaret A. McKenzie	12,000	*
Suzanne P. Nimocks	5,600	*
Jane L. Peverett	0	*
Brian G. Shaw	10,000	*
Bruce G. Waterman	125,000	*
Clayton H. Woitas	262,690	*
Douglas J. Suttles	85,350	*
Sherri Brillon	108,476	*
Mike McAllister	20,882	*
David Hill	31,173	*
Renee Zemljak	20,471	*
All Directors and executive officers as a group[5]	774,680	*

*	Less than 1 percent of issued and outstanding Common Shares.

Principal Shareholders

Set forth in the table below is information about the number of Common Shares held by persons known by the Company to be the beneficial owners of more than five percent of issued and outstanding Common Shares.

Name and Address		Amount and Nature of Beneficial Ownership	Percentage of Outstanding Common Shares
1	Viking Global Investors LP 55 Railroad Avenue, Greenwich, CT 06830	88,788,457	9.1%
2	BlackRock Inc. 55 East 52nd St., New York, NY 10055	76,721,109	7.9%
3	Davis Selected Advisers, L.P. 2949 East Elvira Road, Suite 101, Tucson, AZ 85756	71,084,413	7.3%
4	Morgan Stanley 1585 Broadway, New York, NY 10036	61,867,095	6.3%

(1)	This information is based upon a Schedule 13G/A filing on February 14, 2017, which can be retrieved at www.sec.gov.
(2)	This information is based upon a Schedule 13G/A filing on January 24, 2017, which can be retrieved at www.sec.gov.
(3)	This information is based upon a Schedule 13G/A filing on February 13, 2017, which can be retrieved at www.sec.gov.
(4)	This information is based upon a Schedule 13G/A filing on February 13, 2017, which can be retrieved at www.sec.gov.

[4]

Share units credited under the DDSU Plan are not included as outstanding shares in calculating these percentages. Unvested performance share units and restricted share units that may be settled in shares upon vesting at the Company’s option, also are not included.

[5]	Included are Common Shares beneficially owned by executive officers Joanne Alexander (26,976) and Mike Williams (13,603).

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s executive officers, directors and persons who own more than 10 percent of a registered class of the Company’s equity securities to file initial reports of ownership and reports of changes in ownership of the Common Shares with the SEC. SEC regulations require executive officers, directors and greater than 10 percent shareholders to furnish the Company with copies of all forms they file pursuant to Section 16(a). As a matter of practice, the Company’s administrative staff assists the Company’s executive officers and directors in preparing initial reports of ownership and reports of changes in ownership and filing such reports with the SEC. During the fiscal year ended December 31, 2016, the Company relied on the foreign private issuer exemption from the requirements of Section 16(a) and therefore no forms concerning 2016 beneficial ownership were required to be filed by any person subject to Section 16 of the Exchange Act.

Indebtedness of Directors and Executive Officers

As at the date of this Proxy Statement, there is no indebtedness outstanding by, or any guarantees, support agreements, letters of credit or other similar arrangements or understandings provided by the Company or its subsidiaries to any of the Company’s directors or executive officers or any of their associates.

Audit Matters

Report of the Audit Committee

The Audit Committee operates under an Audit Committee Mandate adopted by the Board that outlines its responsibilities and the practices it follows, which can be viewed at www.encana.com/pdf/about/board-governance/mandate-audit.pdf. The Audit Committee reviews and assesses the adequacy of its mandate on an annual basis and, when appropriate, recommends changes for approval to the Board that reflect the evolving role of the Audit Committee. In 2016, the Audit Committee was composed of five directors, each of whom is independent as defined by applicable securities laws and stock exchange rules and that at least one member is an “audit committee financial expert”.

Responsibilities

Management is responsible for preparing the Company’s consolidated financial statements, managing the accounting and financial reporting processes, devising and maintaining the systems of internal controls over financial reporting, and assessing the effectiveness of internal controls over financial reporting. The independent auditor is responsible for performing an independent audit of the Company’s consolidated financial statements and internal controls over financial reporting. The Audit Committee’s primary responsibility is to monitor and oversee these processes and procedures on behalf of the Board.

Oversight of Independent Auditors

The Audit Committee monitors the qualifications, performance and independence of the Company’s independent auditors and recommends to the Board on an annual basis whether to propose the reappointment of the Company’s current independent auditors at the next annual meeting of shareholders or propose the appointment of another auditor. PricewaterhouseCoopers LLP were the Company’s independent auditors for the year ended December 31, 2016 and, subject to an affirmative majority of the votes duly cast at the Meeting, will be reappointed in such capacity at the Meeting until the close of the next annual meeting of shareholders.

The Audit Committee has discussed with the independent auditors those matters required to be discussed by the auditors with the Audit Committee under the standards of the Public Company Accounting Oversight Board (the “PCAOB”). The Audit Committee has also received written disclosures and the letter from the independent auditors required by the PCAOB regulating the independent auditors’ communication with the Audit Committee concerning independence, and has discussed with the independent auditors their independence from the Company’s management and the Company as well as whether the provision of non-audit services by PricewaterhouseCoopers LLP is compatible with maintaining auditor independence.

2016 Audited Consolidated Financial Statements

The Audit Committee has reviewed and discussed together with management and the independent auditors the audited consolidated financial statements in the Annual Report on Form 10-K for the fiscal year ended December 31, 2016, the results of management’s assessment of the effectiveness of the Company’s internal controls over financial reporting, and the independent auditors’ audit of the Company’s internal controls over financial reporting.

In reliance on these reviews and discussions, and the reports of the independent auditors, the Audit Committee has recommended to the Board, and the Board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, for filing with the SEC.

The Audit Committee
Jane L. Peverett, Chairperson
Margaret A. McKenzie
Suzanne P. Nimocks
Brian G. Shaw
Bruce G. Waterman

Item 2. Appoint PricewaterhouseCoopers LLP as Independent Auditors

The Audit Committee has the authority and responsibility to review and evaluate the Company’s independent auditors and make a recommendation to the Board regarding the reappointment of such auditors at the annual meeting of the Company’s shareholders, or regarding the discharge of such auditors, if necessary, to recommend to the Board alternate independent auditors. In its capacity as a committee of the Board, the Audit Committee is responsible, subject to the applicable law and the rights of the Company’s shareholders, for the appointment, compensation, retention and general oversight of the work of the independent auditors.

Shareholders are being asked to appoint PricewaterhouseCoopers LLP (“PwC”), a registered public accounting firm, to serve as the Company’s independent auditors until the close of the next annual meeting of shareholders. PwC (including its predecessors) has served as the Company’s independent auditors for over ten years.

Annual Evaluation and Selection of Independent Auditors

The Audit Committee annually evaluates the performance of the Company’s independent auditors, including the senior audit engagement team, and recommends to the Board whether to propose the reappointment of the current independent auditors at the Company’s annual meeting of shareholders or to consider other audit firms. Factors considered by the Audit Committee in deciding whether to recommend to the Board retaining PwC include:

•	PwC’s global capabilities;
•	PwC’s technical expertise and knowledge of the Company’s global operations and industry;
•	The quality and candour of PwC’s communications with the Audit Committee and management;
•	PwC’s independence;
•

The quality and efficiency of the services provided by PwC, including input from management on PwC’s performance and how effectively PwC demonstrated its independent judgment, objectivity and professional skepticism;

•	External data on audit quality and performance, including recent PCAOB reports on PwC and its peer firms; and
•

The appropriateness of PwC’s fees, PwC’s tenure as our independent auditor, including the benefits of a longer tenure, and the controls and processes in place that help ensure PwC’s continued independence.

Audit Fees and All Other Fees

The Audit Committee is responsible for approving the audit and permissible non-audit services provided by the independent auditors and the associated fees. The following table provides information about the fees for audit and other services rendered by PwC during fiscal years 2016 and 2015.

(C$ thousands)	2016	2015
Audit Fees(1)	2,820	3,408

Audit-Related Fees(2)	262	235

Tax Fees(3)	360	661

All Other Fees(4)	5	5
Total	3,447	4,309

(1)

Audit fees consist of fees for the audit of the Company’s annual financial statements (including required quarterly reviews), subsidiary audits, or services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)

Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported as Audit Fees. During fiscal 2016 and 2015, the services provided in this category included reviews in connection with acquisitions and divestitures, research of accounting and audit-related issues and the review of reserves disclosures.

(3)

Tax fees consist of fees for tax compliance services, tax advice and tax planning. During fiscal 2016 and 2015, the services provided in this category included assistance and advice in relation to the preparation of corporate income tax returns.

(4)

During fiscal 2016 and 2015, the services provided in this category included the payment of maintenance fees associated with a research tool that grants access to a comprehensive library of financial reporting and assurance literature.

All audit, audit-related, tax and other services were pre-approved by the Audit Committee, which concluded that the provision of such services by PwC was compatible with that firm’s independence in the conduct of its auditing functions. The Audit Committee has taken into consideration whether the provision of non-audit services by PwC is compatible with maintaining auditor independence.

The Company did not rely on the de minimis exemption provided by Section (c)(7)(i)(C) of Rule 2-01 of SEC Regulation S-X in 2016 or 2015.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee approves all audit and non-audit services to be provided by our independent auditors prior to the receipt of such services. The Company has adopted policies and procedures with respect to the pre-approval of audit and permitted non-audit services to be provided by PwC. The Audit Committee has established a budget for the provision of a specified list of audit and permitted non-audit services that the Audit Committee believes to be typical, recurring or otherwise likely to be provided by PwC. The budget generally covers the period between the adoption of the budget and the next meeting of the Audit Committee, but at the option of the Audit Committee it may cover a longer or shorter period. The list of services is sufficiently detailed as to the particular services to be provided to ensure that: (i) the Audit Committee knows what services it is being asked to pre-approve; and (ii) it is not necessary for any member of management to make a judgment as to whether a proposed service fits within the pre-approved services.

Subject to the next paragraph, the Audit Committee has delegated authority to the Chair of the Audit Committee (or if the Chair is unavailable, any other member of the Committee) to pre-approve the provision of permitted services by PwC which have not otherwise been pre-approved by the Audit Committee, including the fees and terms of the proposed services (“Delegated Authority”). All pre-approvals granted pursuant to Delegated Authority must be presented by the member(s) who granted the pre-approvals to the full Audit Committee at its next meeting. The fees payable in connection with any particular service to be provided by PwC that has been pre-approved pursuant to Delegated Authority: (i) may not exceed C$200,000, in the case of pre-approvals granted by the Chair of the Audit Committee; and (ii) may not exceed C$50,000, in the case of pre-approvals granted by any other member of the Audit Committee.

All proposed services, or the fees payable in connection with such services, that have not already been pre-approved must be pre-approved by either the Audit Committee or pursuant to Delegated Authority. Prohibited services may not be pre-approved by the Audit Committee or pursuant to Delegated Authority.

Other Information

The Company has been advised by PwC that neither the firm, nor any covered person of the firm, has any financial interest, direct or indirect, in any capacity in the Company or its subsidiaries.

One or more representatives of PwC will be present at the Meeting. The representatives will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Vote Required for Approval

The appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors requires an affirmative majority of the votes duly cast at the Meeting.

The Board of Directors Recommends a Vote for the Appointment of PricewaterhouseCoopers LLP as Independent Auditors of the Company until the Close of the Next Annual Meeting of Shareholders.

Compensation

Message to Shareholders

Dear Fellow Shareholders:

We are pleased to provide the following detail concerning the Company’s executive compensation programs. 2016 was a year of tremendous accomplishment in which we saw extraordinary results related to the execution of our strategic transformation. We are pleased with the performance of every one of our employees in bringing about these results. We are also excited about the strength of leadership demonstrated by our management team, led by our CEO, Doug Suttles. In just the third year of our five-year strategic plan, the Company has achieved most of its major milestones, resulting in sector leading performance for shareholders.

2016 Compensation Decisions

Consistent with the Company’s pay for performance philosophy, its strong 2016 performance is reflected in annual Bonus awards for Mr. Suttles and all of our bonus-eligible employees. At the outset, the goals set for this team were considered rigorous and challenging, reflecting the Board-approved operating plan for the year. These operational and financial objectives, as well as the Company’s strategic goals (or “Major Milestones”) were met or exceeded in 2016. The Company also proudly delivered industry-leading EH&S performance.

During 2016, the Committee approved a change to Mr. Suttles’ compensation arrangements so it is now delivered in U.S. dollar currency. This change was made after several years of declining value of the Canadian dollar to the U.S. dollar, and shows up in the compensation tables as a meaningful increase in 2016 compensation. However, the move was intended to keep Mr. Suttles, a U.S. citizen, whole relative to our original agreement when he was recruited.

Compensation Governance

The Company’s compensation program is characterized by Board oversight, strong governance practices and a focus on shareholder alignment. Compensation risk is carefully considered by the HRC Committee, which conducts regular comprehensive risk assessments to ensure the program does not directly or indirectly incent the Company’s executives to take risks that exceed its risk tolerance, or could materially adversely affect the Company.

Shareholder Feedback & Engagement

The Company seeks to provide clear and meaningful disclosure about its program and remains open to feedback regarding the Company’s approach. Feedback from our shareholders, proxy advisors and governance bodies is carefully considered by the HRC Committee and the Board throughout the year and when making decisions regarding the Company’s program.

2016 Say-On-Pay Vote

At the Company’s 2016 annual meeting of shareholders, shareholders provided feedback through the Company’s Say-on-Pay vote which, at 87 percent, the Company views as indicative of broad shareholder support of its pay-for-performance approach and its compensation philosophy. This year, for the seventh consecutive year, the Company is again offering you the opportunity to participate in its non-binding Say-on-Pay vote. The Company encourages and welcomes your feedback. Should you have any comments or questions regarding the Company’s program, please contact us directly at executive.compensation@encana.com.

On behalf of the Board of Directors:	On behalf of the Human Resources and Compensation Committee:

/s/ Clayton H. Woitas	/s/ Suzanne P. Nimocks

Clayton H. Woitas Chairman of the Board of Directors	Suzanne P. Nimocks Chairperson, Human Resources and Compensation Committee

Item 3. Advisory Vote to Approve Compensation of Named Executive Officers

The Company is committed to providing shareholders with clear, comprehensive and transparent disclosure on executive compensation. For information on the Company’s executive compensation, refer to “Compensation – Compensation Discussion and Analysis”.

As required by Section 14A of the Exchange Act and related SEC rules, the Company is providing shareholders with the opportunity to vote to approve, on a non-binding advisory basis, the compensation of the Named Executive Officers (“NEOs”) as disclosed in this Proxy Statement, commonly known as “Say-on-Pay.”

The date of the next “Say-on-Pay” vote will be determined by the Board, in consultation with the HRC Committee, taking under advisement the results of Item 4 (Advisory Vote on Frequency of Say-on-Pay Votes).

The HRC Committee has spent considerable time and effort recruiting top-level talent and developing the Company’s executive compensation program to fit extraordinary circumstances. The Board believes that the executive compensation program that has been implemented achieves the goal of maximizing long-term shareholder value while attracting, motivating and retaining world-class talent. The Company recognizes that the proper structure of executive compensation is critical to both managing risk and appropriately incentivizing the Company’s NEOs. The Company has been successful in recruiting individuals with unique and demonstrated abilities to improve performance, and shareholders have enjoyed extraordinary results. The Company believes that its approach to executive compensation is fair and balanced, and creates incentives for NEOs that are well-aligned with shareholders’ interests over the long term.

As this is an advisory vote, the results will not be binding upon the Board. However, when considering the Company’s approach to compensation for the NEOs, the Board will take into account the results of this vote, together with other shareholder feedback and best practices in compensation and governance.

The Board recommends that shareholders vote FOR the resolution set out below and, unless otherwise instructed, the persons designated in the form of proxy or the voting instruction form intend to vote FOR the following resolution:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the Named Executive Officers of the Company as disclosed in the Company’s Proxy Statement for the 2017 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the U.S. Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.”

Vote Required for Approval

In order to be approved, the advisory resolution on the compensation of the NEOs requires an affirmative majority of the votes duly cast at the Meeting.

The Board Recommends that Shareholders Vote for the Approval of the Compensation of the Company’s Named Executive Officers as Disclosed in the Proxy Statement.

Item 4. Advisory Vote on Frequency of Say-on-Pay Votes

Section 14A of the Exchange Act requires that shareholders be provided with the opportunity to vote on a non-binding advisory basis to determine whether the advisory shareholder vote on the compensation of the NEOs will occur every one, two or three years.

The proxy card provides shareholders with four choices (ONE (1) YEAR, TWO (2) YEARS, THREE (3) YEARS, or ABSTAIN). After careful consideration of the various arguments supporting each frequency level, the Board has determined that an annual Say-on-Pay vote is appropriate for the Company and its shareholders at this time.

As this is an advisory vote, the results will not be binding upon the Board. The outcome of this vote will not require the Board or the HRC Committee to take any action regarding the frequency of future Say-on-Pay votes. However, the Board and the HRC Committee value the perspectives of shareholders and will take into consideration the outcome of the vote when considering the frequency of future Say-on-Pay votes.

Vote Required for Approval

In order to be approved, the advisory resolution providing for an annual frequency of Say-on-Pay votes requires a plurality of the votes duly cast at the Meeting with respect to such frequency.

The Board Recommends that Shareholders Vote to Hold an Advisory Vote Every One (1) Year.

Compensation Committee Report

The HRC Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the HRC Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Annual Report as specified therein.

The Human Resources and Compensation Committee Suzanne P. Nimocks, Chairperson Fred J. Fowler Lee A. McIntire Margaret A. McKenzie Bruce G. Waterman

Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis (“CD&A”) describes our executive compensation program, decisions reached by the HRC Committee and the Board under our program in 2016, and the factors considered in making those decisions. In particular, this CD&A focuses on our NEOs for 2016, who were:

Name	Position
Doug Suttles	President & Chief Executive Officer
Sherri Brillon	Executive Vice-President & Chief Financial Officer
Mike McAllister	Executive Vice-President & Chief Operating Officer
David Hill	Executive Vice-President, Exploration & Business Development
Renee Zemljak	Executive Vice-President, Midstream, Marketing & Fundamentals

Biographical information for each of our NEOs, including our CEO, Mr. Doug Suttles, and highlights of their 2016 performance is found starting at page 46. There were no terminations at the NEO level during 2016, and the NEOs listed above were the highest paid individuals for the entirety of the 2016 fiscal year.

Key Takeaways

Key Performance Highlights

In 2016, under the leadership of Mr. Suttles, the Company delivered industry-leading shareholder value through one of the most challenging years ever faced by the oil and gas industry. The strategic advancements overseen by Mr. Suttles and his ELT have the Company positioned to deliver one of the best value creation plans in the industry. Key highlights from 2016 include:

In addition, the Company achieved the following in 2016:

•	delivered significant total shareholder return, doubling our share price over the year, placing Encana in the top 10 percent of our PSU Performance Peer Group (as defined on page 44);

•	delivered operational excellence, innovation and efficiency across the business:

✓	achieved basin-leading well performance and drilling and completion costs in each of the core assets;
✓	more than halved initially expected production decline from the core assets to less than five percent from the fourth quarter in 2015 to the fourth quarter in 2016;
✓	reached projected 2017 operational activity and rig count levels in December 2016;
✓	continued to focus the portfolio with the divestitures of Gordondale and DJ Basin assets; and
✓	another record-setting year for safety performance; and

•	delivered impressive financial results, the successful completion of a $1.15 billion public share offering and further strengthened the balance sheet in a low price environment.

Encana’s significant competitive advantages, including its multi-basin portfolio, 100 percent short-cycle capital program and robust hedging strategy, combined with its disciplined capital allocation and relentless focus on costs and efficiency, enable the Company to mitigate risk while generating sector-leading growth and returns.

Despite some of the toughest market conditions ever faced by our industry, Encana delivered on its 2016 operational and financial objectives to emerge strong and positioned for growth. Our focus on profitable growth is reflected in key decisions made in the execution of our strategy through 2016, as illustrated in the following graphic:

Over the course of 2016:

- focused 95% of our capital on our core assets
- built a 100% short cycle investment program
- lowered our debt while increasing cash flow

Held production decline from core assets to less than 5% versus an expected 10%
Reduced year-over-year capital plan by 55%
Public offering of shares for $1.15B
Jan-16
Feb-16
Mar-16
Apr-16
May-16
Jun-16
Jul-16
Aug-16
Sep-16
Oct-16
Nov-16
Dec-16
2016
2017
RATE OF RETURN
140%
120%
100%
80%
60%
40%
20%
0%
-20%
-40%
ECA (NYSE)
WTI Oil
NYMEX Natural Gas
Completed successful tender offers to retire $489M aggregate principal amount of senior notes at a cost of $400M
Drilled 46% more wells with 16% increase in capital
Completed Gordondale and DJ Basin sales
Reduced long-term debt by $1.1B
Reduced average D&C costs by more than 30% compared to 2015
Top Tier Multi-Basin Portfolio
Financial Flexibility/Focused Capital
Operational Excellence

*Divestiture amounts reflect announced purchase price and do not include post-closing or other adjustments.
Note: All currency listed in US funds.

Our 2016 Share Price Performance

Disciplined execution of our operational and financial objectives resulted in a significant share price increase of 131% in 2016 (NYSE), placing Encana in the top 10 percent of our PSU Performance Peer Group in 2016. The graphic below illustrates our 2016 share price performance versus our PSU Performance Peer Group.

Note:

(1)	Graph does not reflect share price variation between quarters.

Strategic Alignment and CEO Pay

Mr. Suttles’ realizable pay is strongly correlated with Total Shareholder Return (“TSR”). In 2016, our strong execution resulted in leading share price performance and leading TSR, which corresponded to an increase in Mr. Suttles’ realizable pay. The increase in Mr. Suttles’ overall compensation in 2016 also reflects the decision by the Board to align his pay to U.S. currency. This decision was made to address the significant unintended negative pay impact of foreign exchange since his appointment as CEO in 2013, when Canadian and U.S. currencies were close to par. Reflecting the strong alignment with shareholder interests, Mr. Suttles’ realizable pay from 2013 to 2015 was considerably lower than his reported pay, in-line with lower TSR performance over the same period. The alignment between CEO compensation and shareholder interests is illustrated in the following graphics:

Shareholder performance aligned with CEO Total Realizable Compensation

Year	Reported Total Compensation ($000s)(1)	Realizable Total Compensation ($000s)(1),(3)	Doug Suttles(4)	Shareholder(5)
2013	$13,763	$6,075	-56%	-9%
2014	$8,941	$7,087	-21%	-23%
2015	$8,782	$3,506	-60%	-63%
2016	$13,272	$37,695	184%	131%

Notes:

(1)

Amounts in Canadian dollars have been converted to U.S. dollars using the average exchange rate for each year, based on the daily noon buying rate published by the Bank of Canada (2013: C$1.00 = US$0.971, 2014: C$1.00 = US$0.905, 2015: C$1.00 = US$0.782, 2016: C$1.00 = US$0.755).

(2)

RSUs and Options are calculated based on December 31 TSX share price for the three year averaging period indicated. PSUs are calculated based on the average closing price over the last 20 trading days of December for the three year averaging period indicated.

(3)

RSUs and Options are calculated based on December 31 TSX share price for each year indicated. PSUs are calculated based on the average closing price over the last 20 trading days of December for each year indicated.

(4)	Represents a percentage of Reported Total Compensation reflected in Mr. Suttles’ Realizable Total Compensation as of December 31 of each year.
(5)	Represents NYSE share price performance from start of year indicated to December 31 of each year.

Key Compensation Decisions in 2016

Consistent with our pay for performance philosophy, our strong 2016 performance is reflected in 2016 annual Bonus awards for Mr. Suttles and other members of the ELT, as well as the current realizable value of their LTI awards. Our annual Bonus awards reflect strong achievement relative to the stretch performance objectives approved by the Board in our 2016 Company Scorecard. These operational and financial objectives, as well as our Major Milestones were met or exceeded in 2016. We also proudly delivered industry-leading EH&S performance.

Compensation decisions reached by the Board reflect Encana’s disciplined execution in 2016, despite a continued low commodity price environment, and continued focus on long-term shareholder value creation. Examples of some key compensation actions by the Board in 2016 include:

•

Annual Base Salaries for Mr. Suttles and our remaining NEOs were maintained at existing (2015) levels; however, the Board approved adjusting Mr. Suttles’ 2016 compensation to be paid in U.S. (from Canadian) currency.

•	2016 Company Scorecard results calculated at 159, with upward discretion applied to increase the score to 175 based on outstanding safety results.

•

Annual LTI Grants for Mr. Suttles and our remaining NEOs consisted of 75 percent performance-based vehicles, reflecting a mix of Performance Share Units (“PSUs”) (50%), Stock Options/Stock Appreciation Rights (25%) and Restricted Share Units (“RSUs”) (25%). For 2016, at-risk, performance-based LTI awards represented 79 percent of Mr. Suttles’ target annual compensation, and 66 percent for our remaining NEOs, an increase of 3 percent from the prior year.

•

PSU Grant Design for our 2016 PSU grants added “Strategic Milestones” (as defined under “2016 Company Scorecard Results – Performance Share Units – 2016 PSU Performance Measures”) as a new performance measure (50 percent of grants) to encourage management’s execution of key objectives aligned with our strategic goals; Relative TSR was retained as the other performance measure for such grants (50 percent of grants).

Compensation Philosophy

Compensation decisions by the Board are grounded in our compensation philosophy, as outlined by the following principles:

Principle	Practical Application

Pay for Performance	✓ Annual Bonus awards determined by execution of key operational, financial and strategic measures approved by the Board, contained in our annual Company Scorecard.
✓ Focus on LTI compensation aligns executive pay opportunity with the performance of our share price on an absolute and relative basis.
✓ Realized pay designed to drive strong shareholder value creation.

Create Shareholder Alignment	✓ Annual pay largely consists of at-risk, performance-based LTI awards, aligned to the absolute and relative performance of our share price.
✓ Realized pay in-line with value realized by shareholders over the same period.

Target Market Median of Defined Competitive Market	✓ Compensation design built around median compensation for target performance.
✓ Executive pay aligned to relevant executive role and competitive geographic market (Canada and U.S.).

Sound Risk-Management	✓ Program design and strong governance practices reflect best practices and strong risk- management practices.
✓ Risk management aligned with Encana’s strategic plan, encourages and rewards long-term shareholder value creation and mitigates risk.

1. Pay for Performance

Our program consists of predominantly performance-based pay, the realizable value of which is based on our execution of key operational, financial and strategic measures approved by the Board and the absolute and relative performance of our share price. We believe that directly linking executive pay to clear performance goals drives the execution of our strategy and delivers long-term, sustainable value to our shareholders.

Consistent with this objective, approximately 91 percent of Mr. Suttles’ 2016 target pay and approximately 80 percent of the 2016 target pay for our remaining NEOs, was performance-based, consisting largely of share-based LTI award opportunity.

Total Direct Compensation (or “TDC”) consists of annual base salary, target annual Bonus awards and grant-date value of an individual’s annual LTI grant. The mix of 2016 target TDC for our CEO and remaining NEOs is illustrated in the following graphs.

2. Create Shareholder Alignment

We seek to align pay with shareholder interests by encouraging and rewarding performance that positions Encana to create sustainable long-term shareholder value. We achieve this through a focus on incentive-based pay, which is intended to drive the execution of strategic performance objectives, and enhance the performance of our share price over periods from three to seven years. We also pursue shareholder-alignment through careful consideration of feedback received from shareholders during the year, as well as the use of strong compensation governance practices.

We strive for alignment with the interests of our shareholders. Feedback received from our shareholders directly, as well as the perspectives of proxy advisor firms and relevant governance bodies, is also carefully considered by the Board when making decisions regarding our program during the year.

3. Target Market Median of Defined Competitive Market

To remain competitive, we generally target annual TDC for our executives at the median (or 50th percentile) of comparable roles within our compensation peer group. Target compensation may be set above or below the median based on various factors, including time in role, sustained performance over time, readiness for promotion, skill set and experience relative to external market counterparts. Actual compensation varies above or below the target based on company and individual performance, and absolute and relative changes in our share price over time.

As a North American energy producer, we compete for executive talent in both Canada and in the United States, and our compensation must be competitive in order to attract and retain the executive talent we need to achieve our business objectives. For this reason, we define our competitive market as companies of similar size, industry focus, and geography as Encana, and assess our compensation against a group of North American industry peers selected by the HRC Committee (our “Compensation Peer Group”). The HRC Committee carefully selects E&P-focused companies, since their performance is similarly linked to changes in commodity prices during similar measurement periods.

The following outlines the criteria considered by the HRC Committee in selecting our Compensation Peer Group:

Compensation Peer Group: Evaluation Criteria
Financial & Operational Comparability	Total Assets Production Product Mix	Enterprise Value Market Capitalization Revenues
Nature & Scope of Operations	Primarily North American operations Operate in similar North American plays	Upstream exploration and production Development of unconventional resources
Identified as Competitive Peer	Competitor for executive talent Competitor for investment capital	Identified internally or externally as a peer to Encana

The HRC Committee closely examined our Compensation Peer Group in 2016 in light of the above criteria. Based on its review, it removed one company from the existing peer group. Following this change, the HRC Committee approved the following Compensation Peer Group, consisting of the following 12 U.S.-based and 10 Canadian-based companies:

Canadian Peers		U.S. Peers

ARC Resources Ltd.	Husky Energy Inc.	Apache Corporation	Hess Corporation
Canadian Natural Resources Limited	Imperial Oil Limited	Cabot Oil & Gas Corporation	Marathon Oil Corporation
Cenovus Energy Inc.	Suncor Energy Inc.	Chesapeake Energy Corporation	Murphy Oil Corporation
Crescent Point Energy Corp.	Penn West Petroleum Ltd.	Continental Resources, Inc.	Noble Energy, Inc.
Enbridge Inc.	TransCanada Corporation	Devon Energy Corporation	Pioneer Natural Resources Company
		EOG Resources, Inc.	Southwestern Energy Company

The market competitiveness of the compensation of Mr. Suttles and other members of the ELT is assessed each year by the HRC Committee using market data from the above Compensation Peer Group. For our CEO, Mr. Suttles, this assessment is conducted relative to a North American benchmark, meaning CEO-specific data from the entire Compensation Peer Group is used. For other members of the ELT, country-specific data from the Compensation Peer Group is used, based on the particular role and country (U.S. or Canada) in which the executive is principally based.

The Board uses a different peer group to assess our relative TSR performance under our PSU Plan. The PSU Performance Peer Group includes companies with whom we compete for investment capital (as opposed to executive talent). For information regarding our PSU Performance Peer Group, see page 44.

4. Sound Risk-Management

Our program incorporates sound compensation risk-management principles. Executive compensation decisions are recommended by the HRC Committee and approved by the independent members of the Board. Comprehensive risk assessments are regularly conducted by the HRC Committee to ensure that our program does not directly or inadvertently encourage imprudent risk-taking. Regulatory developments and compensation best practices are also regularly examined by the HRC Committee to ensure that our program remains both current and aligned with the interests of our shareholders.

The Board is responsible for ensuring that our executive compensation program aligns with Encana’s strategic plan, encourages and rewards long-term shareholder value-creation and mitigates risk. The following describes some of our executive compensation practices, both what we do and what we do not do, to highlight certain of the compensation best practices reflected in our program:

What We Do:

☑	Maintain an independent HRC Committee with the necessary skills, knowledge and experience and formalized decision-making process;

☑	HRC Committee retains an independent compensation advisor that provides no services on behalf of management;

☑	Independent Board members annually assess Company performance relative to pre-approved key operational, financial and strategic performance objectives for purposes of determining annual Bonus awards;

☑

Design our annual executive LTI award grants to consist of 75 percent performance-based vehicles, for which realizable value is determined by the relative and absolute performance of our share price, including relative to the TSR performance of a select group of industry peers;

☑	Subject annual executive Bonus awards and PSU grant payouts to maximum payouts (or “caps”);

☑

Maintain “double trigger” vesting provisions for cash severance payable to our CEO and other executives upon a change-in-control (“CIC”), requiring both a CIC and termination of employment in order for payout to occur. In addition, the CEO LTI award sign-on grant is also subject to “double trigger” vesting provisions;

☑

Subject incentive-based executive compensation to our compensation governance policies, including our Incentive Compensation Clawback Policy, share ownership guidelines, and prohibitions regarding hedging and short sales of Encana equity;

☑

Provide executives the opportunity to convert a portion of annual Bonus awards to DSUs, which do not vest or pay out until employment with Encana ceases, and the value of which is based on our share price performance; and

☑

Ensure that our program encourages the right behaviours, and discourages imprudent risks that could have a material adverse impact on Encana, including through the use of sound compensation governance and risk-management practices.

What We Don’t Do:

☒	No executive employment contracts with multi-year guaranteed pay increases, Bonus awards or LTI grants;

☒	No CIC or termination payments in excess of two-times cash pay multiple for our executives, including our CEO;

☒	No re-pricing, option exchanges, or cancellations of LTI award grants;

☒	No gross-up of executive compensation, including perquisites or incentive awards, to account for taxes; and

☒	No excessive contracts, severance packages or guaranteed compensation for our executives, including our CEO.

Compensation Elements

Annual TDC for our executives consists of base salary, target Bonus award opportunity, and LTI award grant date value. Executives generally participate in the same pension and benefit plans as our other employees, but receive limited additional perquisites which are comparable with those provided by our Compensation Peer Group. The elements of annual TDC for our executives are as follows:

Element	Form of Award	Performance Period	Payout (Fixed or At-Risk)
Base Salary	Cash	One year	Fixed
Annual Bonus	Cash, election to defer 25 percent or 50 percent into DSUs	One year

At risk and variable. Award value based on Company Scorecard results, which measures performance relative to Board-approved, key operational, financial and strategic metrics. Award based 75 percent on Company Scorecard results and 25 percent on individual performance results (CEO and other ELT members).

LTIs	PSUs	Three years (cliff vested)	At risk and variable. Realized value determined by our TSR performance relative to PSU Performance Peer Group, as well as achievement of Strategic Milestones (beginning in 2016). Settled in cash.
	Stock Options/Stock Appreciation Rights (“SARs”)	Seven-year term (vests 30/30/40 percent over three years) (Grants prior to 2015 have a five-year term)	At risk and variable. Realized value based on appreciation in share price relative to original grant price. May be settled as shares (Options only) or cash (Options or SARs).
	RSUs	Three years (cliff vested)	Partially at risk. Realized value based on our share price performance. Settled in cash.

Base Salary

Base salary is fixed pay that reflects an individual’s scope of responsibilities, experience, performance and internal equity considerations. It is also informed by competitive data from our Compensation Peer Group. Annual base salary recommendations are developed by the HRC Committee and approved by the Board each February.

For 2016, base salaries for our NEOs were approved by the Board at its February 2016 meeting. At that meeting, the Board determined to maintain NEO base salaries at their existing (2015) levels. For Mr. Suttles, the Board approved a change to the currency of his annual compensation, including base salary, from Canadian to U.S. dollars. This change was approved to remove the ongoing currency fluctuations that have impacted Mr. Suttles’ compensation since his appointment as CEO in 2013 and is intended to keep Mr. Suttles, a U.S. citizen, whole relative to the original agreement at the time of hire. Details regarding the 2016 base salaries of our NEOs are provided in the “2016 Compensation Decisions” section on page 46.

Annual Bonus Plan

All employees, including our executives, are eligible to participate in our annual Bonus plan. The plan provides each employee with an opportunity to earn a cash award based on the achievement of: (i) annual operational, financial and strategic performance measures, as contained in our Company Scorecard; and (ii) individual role-specific performance objectives for the year.

All employees set individual performance objectives with their leader at the beginning of each year. Individual performance relative to these objectives is subsequently assessed through mid-year and year-end reviews. For Mr. Suttles and other members of the ELT, individual performance is assessed by the Board at its February meeting immediately following the performance year. At this meeting, Encana’s prior-year performance relative to Company Scorecard metrics is also assessed by the Board.

Annual Bonus award opportunity is expressed as a range of minimum, target and maximum eligibility, expressed as a percentage of base salary. Bonus award opportunity is capped at a maximum of two times (or 200 percent) Bonus award target. For our NEOs, the range of potential Bonus award opportunities in 2016 is illustrated below:

	Percentage of Base Salary (%)
	Minimum	Target	Maximum
Doug Suttles President & Chief Executive Officer	0	125	250
Sherri Brillon Executive Vice-President & Chief Financial Officer	0	75	150
Mike McAllister Executive Vice-President & Chief Operating Officer	0	90	180
David Hill Executive Vice-President, Exploration & Business Development	0	60	120
Renee Zemljak Executive Vice-President, Midstream, Marketing & Fundamentals	0	60	120

The respective weighting of Company Scorecard results and individual performance varies based on an employee’s role and level of responsibility. As our executives have greater ability to influence overall corporate results, their Bonus award opportunity is more heavily weighted to Company Scorecard results. For 2016, Bonus award opportunity for Mr. Suttles and other members of the ELT was weighted: (i) 75 percent to approved Company Scorecard results (the “Company Score”); and (ii) 25 percent to individual performance results (“Individual Score”). This framework is illustrated below:

2016 Company Scorecard

Shortly after the announcement of our new corporate strategy in late 2013, the Board approved a new Company Scorecard. This Company Scorecard was designed to align the annual Bonus award opportunity with key performance measures integral to the execution of our strategy. Annual Bonus award opportunity for all employees, including our ELT members, is determined based on these same performance measures.

The Board carefully examines the Company Scorecard framework each year relative to our current business objectives and progress in the execution of our strategy. Given the significant progress achieved by Encana in transforming its portfolio since 2014, the Board approved an updated Company Scorecard for 2016, including two adjustments:

Operating Performance	Increased Total Capital from 10% to 15%, resulting in a 55% combined weighting.

Major Milestones	Replaced Portfolio Transition with Major Milestones, comprised of four key metrics integrally aligned with the execution of key elements of our strategy for 2016.

For 2016, the Company Scorecard consists of three performance categories and nine corresponding metrics aligned with our strategy, as follows:

An integral component of our performance is Safety. Our Company Scorecard therefore incorporates a “Safety” Modifier, consisting of a fixed discretionary range of -20 percent to +10 percent of approved Company Scorecard results, to recognize our environmental, health and safety performance during the year. The Safety Modifier is determined at the February Board meeting, to recognize significant achievements or misses. The Company Scorecard also incorporates a “Board Discretion” Modifier, representing a fixed discretionary range of -25% to +25%, to enable unforeseen or unusual circumstances that may arise during the year to be addressed, as necessary, by the Board. Most recently, the Board applied negative discretion to our 2015 performance year, as recommended by Management, reducing the Company Scorecard from the calculated 131 score to 120, in recognition of challenging industry conditions.

2016 Company Scorecard Results

Results of our 2016 Company Scorecard were reviewed by the Board at its February 2017 meeting. At that meeting, the Board carefully examined results in each Company Scorecard category. All performance Company Scorecard metrics were achieved or exceeded, resulting in a calculated 2016 Company Score of 159, as illustrated in the table below.

Specific operating performance and balance sheet strength highlights are outlined under “Compensation Discussion & Analysis – Key Performance Highlights” and are discussed further in the Annual Report. Highlights for Major Milestones include:

•	Exceeded target for capital productivity. Total calendar year production efficiency is 14 percent lower than target;

•	Exceeded target for cost transformation. Direct operational expense was reduced by more than 26 percent in 2016, a full year ahead of target;

•	Achieved culture, people and leadership milestones. Succession planning was completed for all levels of management as well as all key technical positions; and

•	Achieved process safety milestones. Process safety practices were integrated and communicated across the Company and process safety system targets were set.

The Board considered the above calculated scorecard results and carefully examined Encana’s strong 2016 safety performance. In light of Encana’s safety performance results, which yielded the safest year in the Company’s history, the Board applied a Safety Modifier, exercising upward discretion of 10 percent to approve a final Company Score of 175.

2016 NEO Bonus Awards

The approved 2016 Company Score is applied to determine 75 percent of the 2016 Bonus awards for Mr. Suttles and other members of the ELT. The remaining 25 percent is based on approved Individual Score results. Such results were recommended by the HRC Committee and approved by the Board at the February 2017 meeting.

Consistent with the 2016 Company Score, the Board carefully reviewed calculated Individual Score results of each executive.

In determining Mr. Suttles’ 2016 Bonus award, the Board applied the final Company Score of 175 and, in recognition of his strong leadership and individual performance achievements in 2016, applied an Individual Score of 200, representing a final 2016 Bonus award of $2,495,945, representing a total combined Bonus of 181 percent of his Bonus target. Details regarding the 2016 performance of Mr. Suttles and each remaining NEO are provided starting at page 46.

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Total Costs is defined as transportation and processing expense, operating expense, excluding long-term incentive costs, administrative expense, excluding restructuring and long-term incentive costs, and capitalized indirect costs, excluding long-term incentive costs.

Long-Term Incentive Awards

Consistent with our pay-for-performance approach, LTI award grants represent the largest proportion of target executive pay. Such grants are designed to encourage shareholder alignment by rewarding our executives based on long-term increases to our share price.

For 2016, annual executive LTI award grants consisted of a mix of PSUs, Options/SARs and RSUs. Value realized by our executives from these LTI award grants is tied directly to our share price performance on both an absolute and relative basis.

Annual executive LTI award grants are reviewed by the HRC Committee and approved by the Board at its February meeting. In determining the value of such grants, the HRC Committee reviews individual performance, retention risk, internal equity and overall market competitiveness. The target and actual realizable value of previously awarded LTI award grants are generally not considered when determining new annual grants.

For 2016, annual LTI award grants to Mr. Suttles and other members of the ELT consisted of: (i) 50 percent PSUs; (ii) 25 percent Options/SARs; and (iii) 25 percent RSUs. All PSU and RSU grants, or 75 percent of annual executive LTI award grants, are “cliff vested,” meaning that all vesting or payout, as applicable, is fully deferred for three years from the grant date. Details regarding LTI awards made to our NEOs in 2016 are found in the “2016 Compensation Decisions” section starting on page 46.

Performance Share Units

2016 PSU Performance Measures

PSUs represented 50 percent of the value of annual LTI award grants to our executives in 2016. We have used relative TSR as the performance measure for these grants since 2013. In 2016, introduction of a new performance measure was approved by the Board to balance the use of an external, relative metric (relative TSR) with an internal, absolute metric directly linked to the current stage of the execution of our strategy. This new performance measure category, which represents 50 percent of our 2016 PSU grant, consists of the following three metrics: Margin Growth (20%), Balance Sheet Strength (20%) and Portfolio (10%) (the “Strategic Milestones”). We believe that Strategic Milestones reflect the evolution of the execution of our strategy, as we move our focus from the transformation of our portfolio to delivering efficient and profitable growth from our business and our assets. Relative TSR continues to represent 50 percent of our 2016 PSU grants.

Vesting eligibility of PSU grants is based on Encana’s performance (from both a relative TSR and Strategic Milestones perspective) and is measured over a three-year period relative to Encana’s performance peers (relative TSR) and internal execution against Strategic Milestones.

PSU Grants (2014-2016): Relative TSR

PSU grants to our NEOs in 2014 and 2015 used relative TSR as the sole performance metric. As noted above, relative TSR made up 50 percent of the performance measures of PSU grants made in 2016.

For purposes of determining vesting eligibility of PSU grants, we measure our TSR performance relative to our PSU Performance Peer Group which represents those companies in our industry against which we benchmark our performance relative to our financial and business objectives and opportunities.

For all PSU grants, vesting eligibility is assessed by the Board based on Encana’s TSR performance relative to the PSU Performance Peer Group over the preceding three-year performance period. Vesting eligibility is determined based on Encana’s ranking relative to the group, based on the following scale:

Three-Year TSR Ranking*	Below P25	P25	P50	P75	P90/Above

Payout Multiplier (% Original PSU Grant)	0	0.5 times	1 times	1.5 times	2 times

*	Encana’s approved TSR performance relative to PSU Performance Peer Group. Results between performance thresholds are interpolated.

Our PSU Performance Peer Group

Selection criteria is carefully tailored to meet Encana’s unique business operations and cross-border North American nature. The PSU Performance Peer Group was re-examined by the HRC Committee in late 2015 and the PSU Performance Peer Group purposefully selected and approved based on the following criteria:

PSU Performance Peer Group: Selection Criteria

Similar market capitalization (between 0.5x and 2.0x Encana)	North American headquartered	Material natural gas interests

Upstream exploration and production	Operating in similar plays in North America	Development of unconventional resources

The HRC Committee approved the following PSU Performance Peer Group to apply to PSU grants made commencing in 2016. Assessment of the PSUs granted in 2016 will be made at the Board’s February 2019 meeting, based on performance for the calendar years 2016 to 2018, inclusive.

PSU Performance Peer Group (2016 Grants)

Anadarko Petroleum Corporation

Antero Resources Corporation

Apache Corporation

Baytex Energy Corporation

Cabot Oil & Gas Corporation

Canadian Natural Resources Limited

Chesapeake Energy Corporation

Concho Resources Inc.

Continental Resources, Inc.

Crescent Point Energy Corporation

Enerplus Corporation

Devon Energy Corporation

EOG Resources, Inc.

EP Energy Corporation

Hess Corporation

Murphy Oil Corporation

Newfield Exploration Company

Noble Energy, Inc.

Marathon Oil Corporation

Penn West Petroleum Limited

Pengrowth Energy Corporation

Pioneer Natural Resources Company

Southwestern Energy Company

Range Resources Corporation

Vermilion Energy Inc.

Whiting Petroleum Corporation

For PSU grants made to our NEOs in 2014 and 2015, the PSU Performance Peer Group is as follows:

PSU Performance Peer Group (2014-2015 Grants)
Anadarko Petroleum Corporation	Devon Energy Corporation
Apache Corporation	Marathon Oil Corporation
Cabot Oil & Gas Corporation	Noble Energy, Inc.
Canadian Natural Resources Limited	Pioneer Natural Resources Company
Chesapeake Energy Corporation	Range Resources Corporation
Concho Resources Inc.	Southwestern Energy Company
EOG Resources, Inc.

Vesting and payout of 2014 PSU grants were assessed by the Board at its February 2017 meeting. At that meeting, the HRC Committee reviewed Encana’s TSR performance from January 1, 2014 to December 31, 2016, relative to the applicable PSU Performance Peer Group. In particular, the HRC Committee noted Encana’s performance resulted in a three-year Relative TSR ranking of the 46th percentile for the performance period. In light of this result, the HRC Committee recommended, and the Board approved, a PSU Payout Multiplier of 92.9 percent resulting in a payout of 73 percent of the original expected value for eligible participants, including eligible executives, in respect of such grant.

For more information on our PSU Plan, see “Equity Compensation Plan Information” in Schedule “A”.

Stock Options and SARs

Options represented 25 percent of the target value of annual LTI award grants to our executives in 2016. Option grants are made under our Employee Stock Option Plan (“ESOP”). In lieu of Options, our U.S. based employees, including Mr. Hill and Ms. Zemljak, receive SARs under our Employee Stock Appreciation Rights Plan (“ESAR Plan”). As the potential to realize any value requires an increase in our share price relative to the grant price, we believe that these grants represent performance-based, or “at-risk” compensation, and align our executives’ interests with those of our shareholders by rewarding increases in long-term shareholder value. We also grant Options/SARs to remain market-competitive and to encourage retention.

Options/SARs granted in 2015 and 2016 have a seven-year term and vest over three years based on a schedule of 30/30/40 percent. Options/SARs granted prior to 2015 have a five-year term and have the same vesting schedule. The grant (or strike) price is based on volume-weighted average price (“VWAP”) of our Common Shares on the TSX (for Canadian grantees) or NYSE (for U.S. grantees) on the five trading days immediately prior to the grant date (the “Grant Price”). In the event of a trading blackout, the Grant Price is based on the VWAP of a Common Share on the five trading days immediately following the end of the blackout. Encana does not re-price, and has not re-priced, any Options/SARs.

More information regarding our ESOP and ESAR Plans is provided in the “Equity Compensation Plan Information” in Schedule “A”.

Restricted Share Units

RSUs represented 25 percent of the value of annual LTI award grants to our executives in 2016. Such grants are designed to encourage increases in our share price, assist with retention and remain competitive within our Compensation Peer Group. RSUs are granted to employees in Canada and the U.S. under our RSU Plan.

RSUs have a notional value equivalent to the value of a Common Share. Similar to PSUs, RSU grants are “cliff vested” such that any vesting or payout, as applicable, is deferred for three years from the grant date. RSUs are settled in cash, based on the closing price of our Common Shares on the TSX or NYSE, as applicable, on the trading day immediately prior to the vesting date. For grants commencing in 2016, the settlement value will be calculated based on the VWAP of our Common Shares on the TSX or NYSE (as applicable) on the five trading days immediately prior to the vesting date. More information on our RSU Plan is provided in the “Equity Compensation Plan Information” in Schedule “A”.

2016 Compensation Decisions

The following describes the key accomplishments and corresponding compensation decisions reached by the Board in respect of each of our NEOs in 2016. All amounts are presented in U.S. dollars. Amounts paid or awarded in Canadian dollars have been converted to U.S. dollars using the average exchange rate for 2016 of C$1.00 = US$0.755, based on the daily noon buying rate published by the Bank of Canada.

DOUG SUTTLES, President & Chief Executive Officer

Mr. Suttles is responsible for the overall success of Encana and for creating, planning, implementing and integrating our strategic vision. This includes overall responsibility for operating and growing Encana’s business while managing risk to achieve our goal of growing shareholder value through our strategy of disciplined focus on profitable growth.

2016 Performance

In 2016, Mr. Suttles led the achievement of Encana’s overall performance as described in the 2016 Company Scorecard Results section starting at page 42. Mr. Suttles also achieved the following individual performance goals:

•    Led the Company in doubling its share price

•    Adjusted capital programs, made significant cost reductions and improved capital efficiency while preserving strategy

•    Drove company strategy and returned the Company to growth

•    Actively engaged with shareholders and the market, communicating Encana performance and strategy

•    Continued to drive cultural change throughout the organization consistent with Encana strategy

•    Enhanced the Company’s leadership development process and advanced key succession plans

2016 Compensation

•    Annual base salary $1,100,000, effective April 1, 2016

•    Annual Bonus award opportunity based 75 percent on 2016 Company Score and 25 percent on Individual Score

•    Bonus Target 125 percent base salary, opportunity to receive up to maximum two times Bonus Target (or 250 percent base salary) for outstanding performance

•    2016 Bonus award of $2,495,945, representing 181 percent of Bonus Target

•    2016 LTI award grant date fair value $9,507,835, comprised of 43 percent PSUs, 36 percent Options and 21 percent RSUs

	Base Salary	Bonus Award	LTI Award	Total	Performance- Based
	$1,100,000	$2,495,945	$9,507,835	$13,103,780	92%

SHERRI BRILLON, Executive Vice-President & Chief Financial Officer

Ms. Brillon is responsible for the overall direction and stewardship of Encana’s financial operations and ensuring Encana has the financial resources in place to execute on our strategy. Sherri’s expertise on investment opportunities and resource allocation has been pivotal in the transition of Encana’s portfolio to increase margin on its assets through focused capital allocation and multiple divestitures and acquisitions.

2016 Performance

In 2016, Ms. Brillon contributed to the achievement of Encana’s overall performance as described in the 2016 Company Scorecard Results section starting at page 42. In addition, she achieved the following individual performance goals:

•    Led development of the five-year growth plan announced in October 2016

•    Instrumental in reducing debt over 20 percent including the repurchase of debt and the issuance of equity

•    Advanced leadership development across the Finance team

•    Provided leadership to Investor Relations including the successful Montney and five-year growth plan investor events

2016 Compensation

•    Annual base salary $441,675

•    Annual Bonus award opportunity based 75 percent on 2016 Company Score and 25 percent on Individual Score

•    Bonus Target 75 percent base salary, with opportunity to receive to maximum of two times Bonus Target (or 150 percent base salary) for outstanding performance

•    2016 Bonus award $579,698

•    2016 LTI award grant date fair value $1,907,721, comprised of 46 percent PSUs, 23 percent Options and 32 percent RSUs

	Base Salary	Bonus Award	LTI Award	Total	Performance- Based
	$441,675	$579,698	$1,907,721	$2,929,094	85%

MIKE MCALLISTER, Executive Vice-President & Chief Operating Officer

Mr. McAllister is responsible for Encana’s upstream and production activities across our North American assets. He is responsible for leveraging our top-tier plays, relentlessly pursuing greater efficiency and operational excellence, and optimizing base production to reduce costs, increase netbacks and enhance our profitability. Mr. McAllister is also responsible for our EH&S performance.

2016 Performance

In 2016, Mr. McAllister contributed to the achievement of Encana’s overall performance as described in the 2016 Company Scorecard Results section starting at page 42. In addition, he achieved the following individual performance goals:

•    Delivered the best safety performance in company history

•    Reduced per barrels of oil (BOE) operating costs by greater than 20 percent

•    Mitigated core asset decline to less than five percent

•    Played a key leadership role in advancing diversity as executive sponsor for the Encana Women’s Network

2016 Compensation

•    Annual base salary $524,725

•    Annual Bonus award opportunity based 75 percent on 2016 Company Score and 25 percent on Individual Score

•    Bonus Target 90 percent base salary, with opportunity to receive up to a maximum of two times Bonus Target (or 180 percent base salary) for outstanding performance

•    2016 Bonus award $844,151

•    2016 LTI award grant date fair value $2,503,037, comprised of 45 percent PSUs, 32 percent Options and 23 percent RSUs

	Base Salary	Bonus Award	LTI Award	Total	Performance- Based
	$524,725	$844,151	$2,503,037	$3,871,913	86%

DAVID HILL, Executive Vice-President, Exploration & Business Development

Mr. Hill is responsible for our Exploration and Business Development portfolios, including the exploration of new and emerging plays to ensure Encana remains a leader in identifying and securing a top-tier resource portfolio.

2016 Performance

In 2016, Mr. Hill contributed to the achievement of Encana’s overall performance as described in the 2016 Company Scorecard Results section starting at page 42. In addition, he achieved the following individual performance goals:

•     Successfully executed key divestments including the DJ Basin and Gordondale assets

•     Led the development and implementation of the Depletion Planning Process and internalization of the reserves evaluation process

•     Supported new play development including advancing the Austin Chalk and Montney liquids potential

•     Enhanced core asset acreage through an effective acreage swap and bolt-on program

•     Played an integral role in piloting advancements to the Company’s leadership development process

2016 Compensation

•     Annual base salary $450,000

•     Annual Bonus award opportunity based 75 percent on 2016 Company Score and 25 percent on Individual Score

•     Bonus Target 60 percent base salary, with opportunity to receive up to maximum two times Bonus Target (or 120 percent base salary) for outstanding performance

•     2016 Bonus award $465,750

•     2016 LTI award grant date fair value $1,515,129, comprised of 50 percent PSUs, 25 percent SARs and 25 percent RSUs

	Base Salary	Bonus Award	LTI Award	Total	Performance- Based
	$450,000	$465,750	$1,515,129	$2,430,879	81%

RENEE ZEMLJAK, Executive Vice-President, Midstream, Marketing & Fundamentals

Ms. Zemljak is responsible for marketing Encana’s natural gas, crude oil and natural gas liquids, as well as execution of all commercial midstream negotiations. She is also responsible for leading an energy fundamentals team focused on the assessment of global energy, markets and trends, executing a comprehensive commodity price risk management program and contributing to the overall strategic direction of Encana. Her leadership has been instrumental in the development and execution of Encana’s strategic plan as it relates to capital allocation, portfolio management and revenue maximization.

2016 Performance

In 2016, Ms. Zemljak contributed to the achievement of Encana’s overall performance as described in the 2016 Company Scorecard Results section starting at page 42. In addition, she achieved the following individual performance goals:

•     Delivered significant cost reductions in transportation and processing costs including successfully renegotiating the Rockies Express pipeline transportation contract

•     Enhanced realized commodity prices through a very effective marketing program

•     Successfully developed and executed the commodity hedge program to reduce balance sheet risk and support the capital program

•     Created midstream options to enhance value and reduce risks with future developments

•     Provided leadership to commercial skill development in our leadership development program

2016 Compensation

•     Annual base salary $490,000

•     Annual Bonus award opportunity based 75 percent on 2016 Company Score and 25 percent on Individual Score

•     Bonus Target 60 percent base salary, with opportunity to receive up to maximum two times Bonus Target (or 120 percent base salary) for outstanding performance

•     2016 Bonus award $507,150

•     2016 LTI award grant date fair value $1,605,585, comprised of 47 percent PSUs, 30 percent SARs and 23 percent RSUs

	Base Salary	Bonus Award	LTI Award	Total	Performance- Based
	$490,000	$507,150	$1,605,585	$2,602,735	81%

Other Compensation Elements

Pension and Retirement Benefits

Our NEOs participate in the same pension and retirement plans as other U.S. and Canadian employees. Mr. Suttles, Ms. Brillon and Mr. McAllister participate in our Canadian retirement program, which consists of:

•	defined contribution (“DC”) registered and supplemental pension (Mr. Suttles and Ms. Brillon);
•	legacy defined benefit (“DB”) registered and supplemental pension (closed to new members since 2003) (Mr. McAllister); and
•	investment plan (consisting of registered and non-registered investment options) (Mr. Suttles, Ms. Brillon and Mr. McAllister).

Mr. Hill and Ms. Zemljak participate in our U.S. retirement program, which consists of:

•	a combined 401(k) plan and DC pension plan; and
•	non-qualified deferred compensation plan.

Detailed information regarding pension and retirement arrangements for our NEOs is found in the “Retirement Benefits” section starting on page 56.

Executive Benefits

Executives participate in the same Company-sponsored benefit programs as our other employees, based on the country in which they reside. Additional benefits were provided to Mr. Suttles as part of his compensation arrangements upon his appointment as CEO in 2013. These benefits were intended to encourage Mr. Suttles’ timely relocation to Calgary, Alberta and to facilitate the efficient management of his personal commitments as a U.S. citizen. These benefits include: (i) a prescribed-value annual travel bank for personal travel on Company aircraft; and (ii) two round-trip business class flights per year. These benefits are treated as employment income and are fully taxable. Mr. Suttles receives no tax gross-ups or loans in respect of the travel bank, and any unused balance at year end is forfeited and cancelled. Further details of these benefits are included under the “All Other Compensation” column for Mr. Suttles in the Summary Compensation Table on page 53.

Executive Perquisites

Our executives receive limited executive perquisites that are consistent with those provided within our Compensation Peer Group. These perquisites consist of an annual prescribed allowance to be used for: (i) personal benefits; (ii) financial counseling and tax services; (iii) club membership fees; or (iv) annual executive medical examination to encourage good health. Further details of these perquisites are included in the “All Other Compensation” column of the Summary Compensation Table on page 53.

Employee Deferred Share Unit Plan

Under the Employee Deferred Share Unit Plan (“Employee DSU Plan”), executives can elect to convert either 25 percent or 50 percent of their annual Bonus award into DSUs. DSU holdings are intended to encourage shareholder alignment and assist executives to achieve required equity ownership levels.

To defer a portion of their annual Bonus award into DSUs, an executive must elect prior to December 31 of the preceding calendar year. Such elections, once made, are irrevocable. Once an election is made, the number of DSUs credited to an executive is calculated as follows:

DSUs are payable only following an executive’s cessation of employment. DSUs are settled in cash and attract additional DSUs equivalent to dividends payable on our Common Shares. Ms. Brillon elected to convert a portion of her 2016 Bonus award into DSUs.

Termination and Change-in-Control Arrangements

Encana currently does not have employment contracts with our NEOs that outline payment of severance or certain benefits for any termination other than CIC. As a result, provisions applicable to terminations provisions outside of a CIC are determined at the time of termination based on the specific situation. Each NEO, including Mr. Suttles, has a written Change-in-Control Agreement (“CIC Agreement”) that provides for payment of severance and certain benefits in the event of both: (i) a CIC of Encana; and (ii) subsequent termination of the NEO’s employment by the Company (other than for “Cause”) or the executive for “Good Reason” within a 24-month period. In this context, “Good Reason” means a material alteration in the executive’s role or duties, required relocation or a reduction in compensation or benefits from those received prior to the CIC. Such arrangements are commonly referred to as “double trigger,” as both a CIC and a subsequent termination of employment are required in order to trigger the cash severance and related benefit obligations under the CIC Agreements.

Our LTI plans, which apply to all eligible employees, including our NEOs, also have CIC provisions. Other than the CEO’s LTI award sign-on grant, which is “double trigger”, these provisions provide that upon a CIC, vesting of previously unvested LTIs accelerates and they become exercisable or vested, as applicable. Such provisions are commonly referred to as “single trigger” provisions.

Under our executive CIC Agreements, the treatment of unvested LTI awards defaults to the CIC provisions of our LTI plans, which are “single trigger.”

CIC Agreement Terms

The relevant terms of our executive CIC Agreements (and, as applicable, LTI plans, excepted as noted herein) are summarized in the table below.

NEO CIC Agreement Terms
APPLIES TO	CEO and all other ELT members
TRIGGER	CIC and subsequent termination of executive’s employment either (within 24 months thereafter) by Company (other than for Cause) or by executive for “Good Reason”
SEVERANCE	Lump sum cash payment equal to two times the sum of the NEO’s base salary, annual allowance and annual Bonus award (based on average Bonus award paid over the preceding three years)
BENEFITS	Continuation (or lump sum payment in lieu) of medical, dental and insurance benefits and other perquisites such as value of matching contributions to the respective investment plan for 24-month period
PENSION	Continued accrual or payment of contributions (for DC pension plan participants) or, for Mr. McAllister, continued accrual of DB pension benefits for 24-month period
OPTIONS/SARs	Under the ESOP and ESAR Plan, upon a CIC only, all unvested Options/SARs vest immediately and remain exercisable until the earlier of (i) 24 months and (ii) the expiry date
PSUs

Under the PSU Plan, upon a CIC only, all outstanding PSUs immediately vest and become payable. Any outstanding PSUs that have not yet satisfied their performance criteria would be valued based on target (or 100 percent) relative TSR and would be payable based on the price at which Common Shares are valued for purposes of the CIC transaction(s) or, if no such CIC transaction(s), based on average closing price of Common Shares during the 30 days prior to CIC

RSUs

Under the RSU Plan, upon a CIC only, any unvested RSUs immediately vest and are payable based on the price at which Common Shares are valued for purposes of the CIC transactions(s) or, if no such CIC transaction(s), the average market value of such Common Shares during the 30 days prior to the CIC

Changes to Our Program for 2017

The Board regularly evaluates our program to ensure that it remains aligned with our strategic objectives, feedback received from our shareholders and compensation best practices. Consistent with these efforts, the Board approved the following change to our program, applicable to compensation in 2017:

•

2017 Company Scorecard: updated to reflect our 2017 strategic priorities. Specifically, this involves increased emphasis on net debt, total costs and operating margin, replacing the Major Milestones category from the 2016 Company Scorecard.

Compensation Governance

Human Resources and Compensation Committee

The HRC Committee is responsible for assisting the Board in its oversight of our executive compensation program and practices. In 2016, our HRC Committee members were Suzanne P. Nimocks (Chairperson), Fred J. Fowler, Margaret A. McKenzie, Lee A. McIntire and Bruce G. Waterman. Mr. Clayton H. Woitas, the Chairman of our Board, serves as an ex officio HRC Committee member. The HRC Committee is composed entirely of independent directors and operates independently from management.

With extensive expertise in the areas of compensation, corporate governance, finance, human resources, leadership, and risk-management, our HRC Committee members have the necessary education, experience and skills required to discharge their responsibilities regarding executive compensation matters. For more information regarding the expertise and the professional experience of our HRC Committee members, please refer to the Director Skills and Experience matrix at page 5.

Specific responsibilities of the HRC Committee are outlined in its Mandate, available at www.encana.com. To assist the discharge of its Mandate, the HRC Committee follows an annual work plan of business items to address at each meeting. Among the primary responsibilities of the HRC Committee is the development of annual compensation recommendations for our ELT members. Once developed, the HRC Committee provides these recommendations to the Board for review and, as appropriate, approval. Specific responsibilities of the HRC Committee include the following:

• reviewing and recommending to the Board, for approval, annual corporate and individual performance objectives relevant to compensation for the CEO

•      evaluation and approval of peer groups used to  assess the competitiveness of our compensation program

•      reviewing and recommending to the Board, for  approval, succession plans for our ELT members

•      monitoring executive equity ownership under our share ownership guidelines

•      reviewing and recommending to the Board, for  approval,
Encana’s annual compensation disclosure

•      reviewing and recommending to the Board, for  approval, annual pension funding matters

•      reviewing and recommending to the Board, for approval, CEO performance relative to previously approved corporate and individual performance objectives for purposes of determining annual CEO compensation

• reviewing the recommendations of the CEO regarding prior-year performance and current year annual compensation for remaining ELT members, and recommending to the Board, for approval

•      assessing and recommending to the Board, for approval, prior-year Company performance results for purposes of determining annual Bonus award eligibility and LTI award vesting eligibility under performance-based LTI plans

The HRC Committee held four regularly scheduled meetings in 2016. At the end of each scheduled meeting, the HRC Committee holds an in-camera session, without management present. These in-camera sessions are attended by the HRC Committee’s independent compensation advisor.

Independent Compensation Advisor

The HRC Committee retains F.W. Cook as its independent compensation advisor to provide objective, specialized expertise on executive compensation matters. F.W. Cook reports directly to the HRC Committee Chairperson, Ms. Nimocks, and performs all services under the direction of the HRC Committee. Where the advisor is requested to provide services in consultation with management, such services are pre-approved by and performed under the direction of Ms. Nimocks. F.W. Cook provides no other services to Encana or its management. F.W. Cook provides independent analysis and perspective to the HRC Committee in respect of the following:

•      review and discussion of materials prepared by management with the HRC Committee Chairperson and HRC Committee prior to each meeting

•      independent analysis of annual total direct compensation recommendations for individual ELT members, including relative to competitive market data

•      independent analysis of the competitiveness of our program relative to our Compensation Peer Group

•      regular evaluation and identification of areas of potential compensation-related risk in our program

•      emerging regulatory and compensation best practices

In 2016 and 2015, the HRC Committee’s independent compensation advisor received the following fees for executive compensation-related and other services provided to management:

Independent Compensation Advisor	2016	2015
Executive Compensation-Related Fees	$164,982	$105,217

All Other Fees	–	–

Management Consultants

Management engages Willis Towers Watson (“Towers”) to provide pension-related services, including as actuary to our Canadian pension plans. Management also retains Towers from time to time to provide competitive market data regarding our program and employee benefit programs. In 2016 and 2015, Towers received the following fees for executive compensation-related and other services provided to management:

Willis Towers Watson	2016	2015
Executive Compensation-Related Fees	$30,108	$58,061

All Other Fees	$971,055	$1,241,932

Compensation Risk Management

The Board is committed to the identification and mitigation of compensation-related risk. The HRC Committee has adopted a structured approach to compensation risk, designed to discourage inadvertent undue risk taking by: (i) incorporating risk management principles directly into our program design; (ii) active consideration of risk as a key element of compensation decision-making; and (iii) concluding regular comprehensive compensation program risk assessments of our program. Specific examples of how our program incorporates compensation risk management include:

✓	use of balanced, operational and financial performance metrics in our Board-approved Company Scorecard;
✓	use of balanced mix of vehicles in our annual LTI award grants;
✓	deferral of all vesting and payout of 85 percent of annual executive LTI award grants for a three-year period; and
✓	vesting and payout maximums (or caps) in our PSU grants.

We believe these features reduce risk by diversifying rewards, scenarios and eliminating reliance on any single or limited number of performance measures to determine executive incentive compensation. Risk is also managed through the consistent application of our program, which applies to all employees, including our executives.

Compensation-related risk is also mitigated through our corporate governance practices, which include share ownership guidelines, an Incentive Compensation Clawback Policy and prohibitions regarding hedging of equity awards, all of which apply to incentive-based compensation granted to our executives.

Executive Share Ownership Guidelines

Encana has had share ownership guidelines since 2002. The share ownership guidelines require our executives and designated Vice-Presidents to achieve minimum share ownership levels within a five-year period of appointment to their position. If a participant is promoted, resulting in an increased target, the participant is given an additional two-year period to meet the new target.

Targets are calculated as a multiple of base salary, with share ownership calculated based on the aggregate value of: (i) owned Common Shares (including beneficial ownership); (ii) unvested RSUs; and (iii) DSU holdings. The HRC Committee reviews the status of executive equity ownership under the share ownership guidelines on an annual basis.

The status of our NEOs’ share ownership as at December 31, 2016 is provided below.

	Ownership Requirement (Multiple of Base Salary)	Current Ownership (Multiple of Base Salary)

Doug Suttles, President & Chief Executive Officer	5 times	5.83 times
Sherri Brillon, Executive Vice-President & Chief Financial Officer	3 times	5.24 times
Mike McAllister, Executive Vice-President & Chief Operating Officer	3 times	4.14 times
David Hill, Executive Vice-President, Exploration & Business Development	3 times	3.68 times
Renee Zemljak, Executive Vice-President, Midstream, Marketing & Fundamentals	3 times	3.29 times

Incentive Compensation Clawback Policy

The Board adopted an Incentive Compensation Clawback Policy in 2012. Under the policy, the Board is authorized to require immediate reimbursement of all or any portion of annual Bonus award or LTI compensation received by or payable to an executive in the event of any of the following circumstances:

•	Encana is required to prepare an accounting restatement due to material non-compliance with any financial reporting requirement under applicable securities laws (a “Restatement”);
•

incentive compensation received by a current or former executive in respect of years to which the Restatement pertains exceeds the amount that would have been received by the executive under the Restatement (the “Incentive Compensation”); and

•	an executive engaged in gross negligence, intentional misconduct or fraud which either caused or significantly contributed to the material non-compliance resulting in the Restatement.

Where such circumstances exist, the Board is authorized to: (i) require immediate reimbursement by the executive to Encana for all or any Incentive Compensation previously paid; (ii) immediately terminate and forfeit any right of the executive to any Incentive Compensation (in the event not previously paid); (iii) immediately withhold or cancel the value of any Incentive Compensation from any outstanding amounts owing to the executive (including any unvested or unexercised LTI awards) to compensate for (or off-set) the value against any unrecovered Incentive Compensation amount; and/or (iv) initiate such other action against the executive as the Board may deem necessary.

No Hedging Policy

Our Securities Trading and Insider Reporting Policy expressly prohibits directors and all employees, including executives, from engaging in any form of equity monetization transactions (including the purchase of financial instruments to hedge or offset a decrease in value) involving the Encana securities that represent part of their LTI awards or, in respect of our executives, Encana securities held under our share ownership guidelines.

The policy also prohibits directors and employees from engaging in the following activities involving Encana securities:

•	selling securities they do not own, have not fully paid for or have no right to own (engaging in a “short sale”);
•	selling a “call option” or buying a “put option”;
•	entering into equity monetization transactions involving any securities subject to our share ownership guidelines or that is the equivalent of “short selling”; and
•	entering into brokerage arrangements that might result in a sale at a time when he or she is not permitted to trade.

2016 Compensation Details

Summary Compensation Table

The table below shows the compensation paid or awarded to each of our NEOs in each of the last three years.(1)

Name and Principal Position	Year	Salary ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	Change in Pension value and nonqualified deferred compensation earnings ($)(6)	All Other Compensation ($)(7)	Total Compensation ($)
Doug Suttles President & Chief Executive Officer	2016 2015 2014	1,033,973 822,384 787,276	6,117,315 4,530,021 3,397,527	3,390,520 1,510,001 1,132,501	2,495,945 1,323,609 1,778,122	– – –	234,499 292,446 329,147	13,272,252 8,478,461 7,424,573
Sherri Brillon Executive Vice President & Chief Financial Officer	2016 2015 2014	441,675 441,675 439,788	1,302,380 1,302,387 1,132,529	605,341 434,126 377,502	579,698 397,508 597,918	– – –	97,160 126,798 121,999	3,026,254 2,702,494 2,669,736
Michael McAllister Executive Vice-President & Chief Operating Officer	2016 2015 2014	524,725 524,725 520,950	1,698,757 1,698,764 1,698,779	804,280 566,252 566,252	844,151 566,703 876,029	1,247,813 – 1,414,311	66,809 68,180 77,794	5,186,535 3,424,624 5,154,115
David Hill Executive Vice-President, Exploration & Business Development	2016 2015 2014	450,000 437,500 400,000	1,125,006 1,125,012 1,125,019	390,123 375,003 375,000	465,750 344,250 445,200	– – –	113,597 110,372 530,947	2,544,476 2,392,137 2,876,166
Renee Zemljak Executive Vice-President, Midstream, Marketing & Fundamentals	2016 2015 2014	490,000 483,750 461,250	1,125,006 1,125,012 1,125,019	480,579 375,003 375,000	507,150 374,850 468,720	– – –	116,974 115,717 114,579	2,719,709 2,474,332 2,544,568

Notes:

(1)

All amounts are presented in U.S. dollars. Amounts paid or awarded in Canadian dollars have been converted to U.S. dollars using an exchange rate (for each year above) of C$1.00 = US$0.755 for year-over-year comparability.

(2)

Effective April 1, 2016, the Board approved a change to the currency of Mr. Suttles’ annual compensation, including base salary, from Canadian to U.S. dollars. Refer to “Base Salary” on page 39 for additional details.

(3)

For 2015 and 2016 RSU and PSU awards, grant date fair value is calculated by multiplying number of granted units by the VWAP of the Common Shares on the TSX or NYSE, as applicable, on the five trading days immediately prior to the March 13, 2015 grant date (C$14.34 or US$11.35) and the March 3, 2016 grant date (C$5.56 or US$4.06), respectively. For 2014 RSU and PSU awards, grant date fair value is calculated by multiplying number of granted units by the closing price of Common Shares on the TSX or NYSE, as applicable, on the trading day immediately prior to the February 18, 2014 grant date (C$20.35 or US$18.51). PSU and RSU compensation expenses are accounted for on a fair value basis, as required by U.S. GAAP.

(4)

For 2016 Option and SAR grants, grant date fair value is determined by using a Black-Scholes-Merton Model based on 39.2 percent for Option grants and 41.5 percent for SAR grants, applied using the following assumptions: Expected Term = 7 years; Volatility = 45.31 percent (Option grants), 48.16 percent (SAR grants); Dividend Yield = 1.44 percent; Risk Free Rate = 0.51 percent. For 2015, this rate was 22.5 percent for Option grants and 23.8 percent for SAR grants, applied using the following assumptions: Expected Term = 7 years; Volatility = 29.11 percent (Option grants), 30.66 percent (SAR grants); Dividend Yield = 2.11 percent; Risk Free Rate = 0.47 percent. For 2014, this rate was 21.1 percent for Option grants and 23.0 percent for SAR grants, applied using the following assumptions: Expected Term = 3.64 years; Volatility = 30.42 percent (Option grants), 33.20 percent (SAR grants); Dividend Yield = 1.50 percent; Risk Free Rate = 1.09 percent.

(5)

In 2015, Ms. Brillon elected to convert 25 percent of her 2016 Bonus award into DSUs. In 2014, Mr. McAllister, Mr. Hill and Ms. Brillon elected to convert 25 percent of their 2015 Bonus award into DSUs. In 2013, Ms. Brillon and Mr. Hill elected to convert 25 percent and Ms. Zemljak elected to convert 50 percent of their respective 2014 Bonus award into DSUs. DSUs are reported in the “Non-qualified Deferred Compensation Table for 2016” on page 57.

(6)	Pension Value represents the year-over-year compensatory change. Details are found in the “Defined Benefit Pension Table” on page 57.
(7)	See the “All Other Compensation Table” below for additional information.

All Other Compensation Table

Name	Year	Company Contributions to Retirement Plans ($)(1)	Annual Allowance ($)	Company Aircraft ($)	Relocation ($)	Retention Benefits ($)	Other Perquisites and Benefits ($)(2)	Total ($)
Doug Suttles	2016 2015 2014	84,459 151,341 83,217	33,778 27,180 27,180	46,469 54,725 8,067	– – 141,496	– – –	69,794 59,201 69,187	234,499 292,446 329,147
Sherri Brillon	2016 2015 2014	35,334 63,601 49,075	29,898 29,898 29,898	– – –	– – –	– – –	31,928 33,299 43,026	97,160 126,798 121,999
Michael McAllister	2016 2015 2014	– – –	29,898 29,898 29,898	– – –	– – –	– – –	36,911 38,282 47,896	66,809 68,180 77,794
David Hill	2016 2015 2014	72,900 69,675 51,592	38,000 38,000 38,000	– – –	– – –	– – 400,000	2,697 2,697 41,355	113,597 110,372 530,947
Renee Zemljak	2016 2015 2014	76,022 74,765 73,751	38,000 38,000 38,000	– – –	– – –	– – –	2,952 2,952 2,828	116,974 115,717 114,579

Notes:

(1)

This column represents the matching contributions made by the Company for the benefit of the NEOs under the DC pension plan or non-qualified deferred compensation plan. These plans are discussed in more detail in the “Non-qualified Deferred Compensation Table for 2016” on page 57.

(2)	Amounts in this column include company match of respective investment plan contributions, limited personal club memberships and taxable benefit of company parking.

Incentive Plan Awards

Grants of Plan-Based Awards for 2016

Name	Type of award	Grant Date	Approval Date	Estimated future payouts under non-equity incentive plan awards(1)			Estimated future payouts under equity incentive plan awards(2)			All other stock awards: number of shares of stock or units(3) (#)	All other option awards: number of securities underlying options(4) (#)	Exercise or base price of option awards(5) ($/sh)	Grant date fair value of stock and option awards(6)
				Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Doug Suttles	RSU PSU Option	03/03/2016 03/03/2016 03/03/2016	02/23/2016 02/23/2016 02/23/2016	0	$1,292,466	$2,584,931	0	971,511	1,943,022	485,756	2,060,433	$5.56	$ $ $	2,039,107 4,078,209 3,390,520
Sherri Brillon	RSU PSU Option	03/03/2016 03/03/2016 03/03/2016	02/23/2016 02/23/2016 02/23/2016	0	$331,256	$662,513	0	206,835	413,670	103,418	367,868	$5.56	$ $ $	434,128 868,252 605,341
Michael McAllister	RSU PSU Option	03/03/2016 03/03/2016 03/03/2016	02/23/2016 02/23/2016 02/23/2016	0	$472,253	$944,505	0	269,785	539,570	134,893	488,764	$5.56	$ $ $	566,254 1,132,503 804,280
David Hill	RSU PSU Option	03/03/2016 03/03/2016 03/03/2016	02/23/2016 02/23/2016 02/23/2016	0	$270,000	$540,000	0	184,730	369,460	92,365	231,541	$4.06	$ $ $	375,002 750,004 390,123
Renee Zemljak	RSU PSU Option	03/03/2016 03/03/2016 03/03/2016	02/23/2016 02/23/2016 02/23/2016	0	$294,000	$588,000	0	184,730	369,460	92,365	285,227	$4.06	$ $ $	375,002 750,004 480,579

Notes:

(1)

The amounts shown represent the threshold, target and maximum payouts for the components of the 2016 annual Bonus award. There are no thresholds within the design of our annual Bonus plan. “Maximum” represents a payout at 200% of target. The actual amounts paid for 2016 are shown in the “Summary Compensation Table”.

(2)

These columns reflect the potential payout range, in units, of PSUs granted in 2016. PSU awards cliff vest at three years from the grant date. Actual payouts will range from 0 to 200% of the units granted plus reinvested dividends based on relative TSR (50%) and Strategic Milestones (50%) over the three-year performance period ending December 31, 2018.

(3)	RSU awards plus reinvested dividends cliff vest at three years from the grant date.
(4)	Option awards vest over three years from the grant date (30% the first two years and 40% the third year) and expire seven years from grant date.
(5)

Option exercise prices reflect the five-day VWAP of the Common Shares on the TSX or NYSE, as applicable, prior to grant date. Option-based awards to Canadian-based NEOs were granted based on option exercise prices in Canadian dollars (C$5.56), and SAR awards to U.S.-based NEOs granted based on exercise prices in U.S. dollars (US$4.06).

(6)

Canadian dollar awards have been converted to U.S. dollars using the average exchange rate for 2016 of C$1.00 = US$0.755, based on the daily noon buying rate published by the Bank of Canada. The grant date fair value of Options granted is determined by multiplying the number of Options granted by the Black-Scholes value.

Outstanding Equity Awards at Fiscal Year End

The following table shows outstanding equity awards held by the NEOs at the end of the last fiscal year.

Stock Awards
	Option Awards(1)					RSUs		PSUs
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested(3) ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares units or other rights that have not vested(4) ($)
Doug Suttles	– 185,960 209,602 534,189 –	2,060,433 433,907 139,735 – 934,830(2)	– – – – –	$5.56 $14.34 $20.35 $18.00 $18.00	03/03/2023 03/13/2022 02/18/2019 06/13/2018 06/13/2018	489,259 145,895 78,235	$5,821,607 $1,735,975 $930,915	978,518 291,789 156,470	$11,643,190 $3,471,939 $1,861,805
Sherri Brillon	– 53,463 69,866 160,023 124,953	367,868 124,749 46,580 – –	– – – – –	$5.56 $14.34 $20.35 $18.06 $21.10	03/03/2023 03/13/2022 02/18/2019 02/19/2018 02/22/2017	104,164 41,945 26,079	$1,239,427 $499,095 $310,321	208,327 83,890 52,157	$2,478,841 $998,190 $620,618
Michael McAllister	– 69,735 104,800 155,731 32,381	488,764 162,716 69,869 – –	– – – – –	$5.56 $14.34 $20.35 $18.06 $21.10	03/03/2023 03/13/2022 02/18/2019 02/19/2018 02/22/2017	135,866 54,711 39,118	$1,616,642 $650,995 $465,469	271,731 109,421 78,235	$3,233,273 $1,301,979 $930,915
David Hill	– 41,646 52,850 25,929	231,541 97,177 35,234 –	– – – –	$4.06 $11.35 $18.51 $17.95	03/03/2023 03/13/2022 02/18/2019 02/19/2018	93,026 34,570 21,508	$1,092,137 $405,864 $252,504	186,053 69,140 43,015	$2,184,262 $811,715 $504,996
Renee Zemljak	– 41,646 52,850 90,520 62,056	285,227 97,177 35,234 – –	– – – – –	$4.06 $11.35 $18.51 $17.95 $20.91	03/03/2023 03/13/2022 02/18/2019 02/19/2018 02/22/2017	93,026 34,570 21,508	$1,092,137 $405,864 $252,504	186,053 69,140 43,015	$2,184,262 $811,715 $504,996

Notes:

(1)

Option awards vest over three years (30% the first two years and 40% the third year) and expire seven years from grant date for awards granted in 2015 and 2016 and expire five years from grant date for awards granted prior to 2015.

(2)	One-time Performance Option grant which vests after four years if performance measures are met.
(3)

The values shown in this column are based on the TSX or NYSE closing price of Common Shares on December 31, 2016. Awards for Canadian-based NEOs were valued based on the TSX (C$15.76), and those for U.S.-based NEOs were valued based on the NYSE (US$11.74). Canadian dollar awards have been converted to U.S. dollars using the average exchange rate for 2016 of C$1.00 = US$0.755, based on the daily noon buying rate published by the Bank of Canada.

(4)

The values shown in this column are based on the TSX or NYSE closing price of Common Shares on December 31, 2016. Awards for Canadian-based NEOs were valued based on the TSX (C$15.76), and those for U.S.-based NEOs were valued based on the NYSE (US$11.74). The performance metric applied is based on a payout of 100 percent of the respective target. Canadian dollar awards have been converted to U.S. dollars using the average exchange rate for 2016 of C$1.00 = US$0.755, based on the daily noon buying rate published by the Bank of Canada.

Option Exercises and Stock Vested for 2016

The following table provides information relating to the value realized upon the exercise of Options and the vesting of RSUs and PSUs under the incentive plan during the last fiscal year:

			Stock Awards
	Option Awards		RSUs		PSUs
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)	Value realized on vesting(1) ($)	Number of shares acquired on vesting (#)	Value realized on vesting(3) ($)
Doug Suttles	–	–	90,432	$701,196(2)	338,234	–
Sherri Brillon	–	–	28,525	$104,451	57,050	–
Michael McAllister	–	–	39,656	$145,214	79,313	–
David Hill	–	–	10,668	$37,551	5,334	–
Renee Zemljak	–	–	18,620	$65,546	37,241	–

Notes:

(1)

The values realized upon vesting for RSUs are based on the TSX or NYSE closing price of Common Shares on February 18, 2016, or C$4.85 and US$3.52 respectively. Canadian dollar awards have been converted to U.S. dollars using the average exchange rate for 2016 of C$1.00 = US$0.755, based on the daily noon buying rate published by the Bank of Canada.

(2)	The values realized upon vesting for RSUs are based on the TSX closing price of Common Shares on June 10, 2016 or C$10.27.
(3)

The values realized upon vesting for PSUs are based on the 20-trading days prior to and including the last trading day of the performance period (December 31, 2016). The 20-day average closing price of Common Shares on the TSX and NYSE are C$16.57 and US$12.40, respectively. The performance metric for the 2013 grant was determined to be 0%.

Equity Incentive Plan Information

Securities Authorized for Issuance Under Equity Compensation Plans

Our ESOP is our only compensation plan under which equity securities of Encana have been authorized for issuance. The table below provides details regarding Options outstanding under the ESOP as of December 31, 2016.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders – ESOP	16,417,144	$15.10	32,198,620
Equity compensation plans not approved by security holders	None	None	None

Total	16,417,144	$15.10	32,198,620

Retirement Benefits

Canadian NEOs: Registered and Supplemental Pension Plans

Our Canadian-based NEOs, including Mr. Suttles, participate in our registered pension plan and supplemental pension plan (collectively, the “Canadian Plan”). Pension contributions to the registered plan are payable up to the level permitted by the Income Tax Act; contributions beyond this level are made to the supplemental plan. The Canadian Plan has an active DC component. It also has a legacy DB component which has been closed to new members since 2003. Pensionable earnings, for purposes of the Canadian Plan, include an NEO’s base salary and annual Bonus award (capped to a maximum of base salary of 67 percent for the CEO and 40 percent for other NEOs).

Canadian DC Plan

Mr. Suttles and Ms. Brillon participate in the DC component of the Canadian Plan. Encana contributes eight percent of pensionable earnings to an individual’s DC account. Participants select from a variety of investment options and manage their own accounts.

Canadian DB Plan

Mr. McAllister is the only executive who participates in the DB component of the Canadian Plan. His participation commenced with a predecessor company to Encana, and his DB benefits have fully vested.

Upon retirement, DB benefits are based on two percent of the individual’s highest five consecutive years of pensionable earnings in the preceding 10 years, multiplied by years of pensionable participation in the Canadian Plan. Participants contribute four percent of pensionable earnings to a defined annual maximum. Normal retirement is age 65, but participants can retire at age 55 or after with a reduced pension. Pension is paid on an unreduced basis from age 60 (or after age 55 with 30 years of service).

Canadian Investment Plan

Our Canadian-based NEOs are also eligible to participate in our Canadian Investment Plan. Participants contribute up to a maximum of 25 percent of base salary to self-selected investment options. Encana matches these contributions to a maximum of five percent of base salary in Common Shares purchased on the open market.

U.S. DC Plan

Our U.S.-based NEOs participate in the Encana (USA) Retirement Plan. Encana contributes eight percent of base salary to a participant’s DC account. Similar to the Canadian Investment Plan, participant contributions are matched by Encana up to five percent of base salary. Participants select among various investment options and manage their own accounts.

Similar to the supplemental component of the Canadian Plan, Encana also contributes eight percent of the U.S.–based NEO’s annual Bonus award (to a maximum of 40 percent of base salary) to a U.S. non-qualified Deferred Compensation Plan (“NQDC Plan”). The NQDC Plan provides non-qualified benefits in excess of those permitted (under the Encana (USA) Retirement Plan) by the Internal Revenue Code.

Defined Benefit Pension Table

The table below shows Mr. McAllister’s estimated annual DB benefits, accrued DB pension obligations and compensatory and non-compensatory changes as at December 31, 2016.(1)

Name	Plan Name	Number of years of credited service (#)	Present Value of accumulated benefit(2) ($)	Payments during last fiscal year($)
Michael McAllister(3)	Registered Plan	16.500	640,637	–
	Supplemental Plan	28.500	5,849,693	–

Notes:

(1)	Amounts are estimates only based on assumptions (referred to in Note 21 to the Consolidated Financial Statements in the Annual Report or other footnotes below) and therefore may not materialize.
(2)

Amounts converted from Canadian dollars to U.S. dollars using December 31, 2016 exchange rate of C$1.00 = US$0.745. Calculations include no preretirement decrements. All accrued pensions are assumed payable at age 60, which is the earliest unreduced retirement age.

(3)

Was granted 12 additional years of service granted under an individual agreement in 2000. The additional Supplemental Plan pension in respect of the 12 years of additional service is reduced by an annual pension offset of US$16,369 (converted from Canadian dollars to U.S. dollars using the December 31, 2016 exchange rate of C$1.00 = US$0.745) payable at age 60 from Mr. McAllister’s previous employer. The additional pension, reflecting the offset, is US$2,533,486 of the present value listed above.

Non-qualified Deferred Compensation Table for 2016

The table below provides information relating to the compensation deferred during fiscal 2016 under the terms of the non-qualified plan by the NEOs:

Name	Executive contributions in last fiscal year(1) ($)	Registrant contributions in last fiscal year(2) ($)	Aggregate earning in last fiscal year(3) ($)	Aggregate withdrawals/ distributions ($)	Aggregate balance at last fiscal year ended(4) ($)
Doug Suttles	–	64,821	11,393	–	302,765
Sherri Brillon	75,030	15,697	79,917	–	556,698
Michael McAllister	106,965	–	37,282	–	207,048
David Hill	177,566	38,450	217,378	39,596	967,865
Renee Zemljak	–	43,388	289,229	87,271	1,455,072

Notes:

(1)

These include contributions made through election in the NQDC Plan and deferrals elected by NEOs through the Employee DSU Plan. These amounts are reported in the “Non-Equity Incentive Plan Compensation” column (for 2015 annual Bonus award paid in 2016) of the “Summary Compensation Table” above.

(2)

These include contributions made by Encana to the NEO through the NQDC Plan and Supplemental DC Plan. These amounts are reported in the “All Other Compensation” column of the “Summary Compensation Table” above.

(3)

Earnings not included in the “Change in Pension value and non-qualified deferred compensation earnings” column of the “Summary Compensation Table” as they are not above-market or preferential earnings.

(4)	The aggregate balances shown include the following amount that was reported in previous years as compensation: Mr. Suttles $196,581; Ms. Brillon $74,700; Mr. Hill $40,088; and Ms. Zemljak $62,048.

Potential Payments upon Termination or Change-in-Control

The following outlines the treatment of payments to each NEO in the various termination situations outlined below.

Voluntary or involuntary termination outside a CIC. We do not have employment agreements with any of the NEOs and therefore specific payments would be determined at the time of the termination. Our LTI plans outline vesting provisions for LTI awards in relation to termination outside a CIC. Upon termination under age 55, all RSUs, PSUs and unvested Options or SARs are forfeited and cancelled with any vested Options or SARs having 60 business days from termination to be exercised. For early retirement between ages 55 to 60, RSUs and PSUs are pro-rated based on months from grant date to date of retirement and paid at the vesting date, and any vested Options or SARs have six months to be exercised from termination with unvested Options or SARs being cancelled. For retirement above age 60, all outstanding RSUs and PSUs will continue to vest according to the vesting schedule, with any unvested Options or SARs vesting over time and exercisable up to the expiry date.

Termination following a CIC. As described in the sections “Other Compensation Elements – Termination and Change-in-Control Agreements” and “CIC Agreement Terms” beginning on page 49, on a CIC, all LTI awards will become vested or exercisable, as applicable, except for a one-time grant of incentive equity to Doug Suttles in 2013, which is subject to subject to “double trigger” vesting provisions. In addition, on a CIC and subsequent termination of employment, the NEO will receive payments as detailed in the below table.

Termination Due to Death. Treatment is similar to a voluntary or involuntary termination outside a CIC, with the exception that those under age 55 are treated in the same manner as an early retirement between ages 55 to 60. There is also an extra death benefit which values Options or SARs that would have vested within 12 months from date of death.

	Voluntary Termination ($)	Involuntary Termination outside a Change-in-Control ($)	Involuntary Termination within a Change-in-Control ($)	Termination Due to Death ($)
Doug Suttles
Salary Severance	–	–	2,132,339(2)	–
Annual Incentive Plan	–	–	3,682,356(3)	–
Value of Unvested LTIs	11,683,096	11,683,096	41,535,550(4,5)	16,576,992
Incremental Value (Pension Benefits)	–	–	284,881(6)	–
Other Compensation and Benefits	–	–	204,399(9)	–
Total:	11,683,096	11,683,096	47,839,525	16,576,992
Sherri Brillon
Salary Severance	–	–	871,650(2)	–
Annual Incentive Plan	–	–	1,036,174(3)	–
Value of Unvested LTIs	3,079,342	3,079,342	9,080,515(4,5)	3,974,531
Incremental Value (Pension Benefits)	–	–	97,625(6)	–
Other Compensation and Benefits	–	–	122,015(9)	–
Total:	3,079,342	3,079,342	11,207,979	3,974,531
Michael McAllister
Salary Severance	–	–	1,035,550(2)	–
Annual Incentive Plan	–	–	1,504,396(3)	–
Value of Unvested LTIs	4,194,570	4,194,570	12,097,901(4,5)	5,382,578
Incremental Value (Pension Benefits)	–	–	8,174,432(7)	–
Other Compensation and Benefits	–	–	131,849(9)	–
Total:	4,194,570	4,194,570	22,944,128	5,382,578
David Hill
Salary Severance	–	–	900,000(2)	–
Annual Incentive Plan	–	–	836,800(3)	–
Value of Unvested LTIs	2,587,372	2,587,372	7,112,244(4,5)	3,137,085
Incremental Value (Pension Benefits)	–	–	145,800(8)	–
Other Compensation and Benefits	–	–	81,394(9)	–
Total:	2,587,372	2,587,372	9,076,238	3,137,085
Renee Zemljak
Salary Severance	–	–	980,000(2)	–
Annual Incentive Plan	–	–	900,480(3)	–
Value of Unvested LTIs	16,242	16,242	7,524,552(4,5)	3,260,778
Incremental Value (Pension Benefits)	–	–	158,760(8)	–
Other Compensation and Benefits	–	–	81,904(9)	–
Total:	16,242	16,242	9,645,696	3,260,778

Notes:

(1)	Calculated as at December 31, 2016 and converted from Canadian dollars to U.S. dollars using December 31, 2016 exchange rate of C$1.00 = US$0.745.
(2)	Calculated using two times NEO’s base salary in effect at December 31, 2016.
(3)	Calculated based on two times average of Bonus award paid in immediately preceding three years (from 2013 to 2015, inclusive).
(4)	Reflects estimated value from accelerated vesting of Options unvested as at December 31, 2016.
(5)

Vested PSUs granted in 2014 are valued, for illustration purposes, based on a payout of 100 percent of target, using average closing price of Common Shares over the last 20 trading days of the applicable year, on TSX and NYSE, respectively, of C$16.57 and US$12.40. The unassessed PSU amounts (the 2015 and 2016 PSU grants) have been valued, for illustration purposes, based on a payout of 100 percent of the respective target amount using the TSX or NYSE closing price of Common Shares on December 31, 2016, or C$15.76 and US$11.74 respectively. Value of 2016, 2015 and 2014 RSU grants reflects all RSUs outstanding as at December 31, 2016 valued, for illustration purposes, based on the TSX or NYSE closing price of Common Shares on December 31, 2016, or C$15.76 and US$11.74 respectively.

(6)

Based on 24 months’ additional service under the DC component of the Canadian Plan, equal to eight percent of two-times base salary plus annual Bonus award (capped at 67 percent of base salary for Mr. Suttles and 40 percent of base salary for Ms. Brillon).

(7)

Based on additional DB pensionable service of 24 months, five-year final average pensionable earnings would be calculated based on 2016 base salary plus annual Bonus award (capped at 40 percent of base salary) for 24-month period. Incremental lump sum DB pension value equal to difference between actuarial present values of accrued DB pension, as modified above, less accrued DB pension, unmodified, using commuted value basis for the DB Plan as of December 31, 2016. The discount rates used are 2.20 percent for 10 years and 3.50 percent thereafter.

(8)

Based on 24 months’ additional service in U.S. DC Plan. Incremental lump sum pension value equal to 13 percent of two-times base salary plus eight percent of two times their annual Bonus award (capped at 40 percent of base salary).

(9)	Includes other compensation, including perquisites, annual allowances and five percent matching of participant contributions.

Proxy Materials and Voting Information

Meeting Information

Please carefully read this section, as it contains important information regarding how to vote your Common Shares. The Company is sending meeting materials in connection with the Meeting directly to Registered Shareholders and indirectly to all Non-Registered Shareholders through their intermediaries. The Company will pay for an intermediary to deliver the meeting materials to “objecting beneficial owners”. The Company is not sending the meeting materials directly to “non-objecting beneficial owners”.

What is the purpose of the Meeting?

At the Meeting, you will be asked to vote on the following matters:

Item 1	To elect the 10 Nominees identified in this Proxy Statement to serve as directors until the close of the next annual meeting of shareholders;

Item 2	To appoint PwC as independent auditors of the Company until the close of the next annual meeting of shareholders;

Item 3	To hold a non-binding advisory vote to approve compensation of Named Executive Officers; and

Item 4	To hold a non-binding advisory vote on the frequency of Say-on-Pay votes.

Our shareholders do not have dissenters’ rights or similar rights of appraisal with respect to the proposals described herein and do not have cumulative voting rights with respect to the election of directors.

How does the Board recommend that I vote?

Proposal		Board Recommendation
1.	Election of Directors	FOR each Nominee
2.	Appoint PwC as Independent Auditors	FOR
3.	Advisory Vote to Approve Compensation of Named Executive Officers	FOR
4.	Advisory Vote on Frequency of Say-on-Pay	FOR ONE (1) YEAR

For more information on the Nominees, refer to “Nominees for Election to the Board”.

Where and when is the Meeting?

The Meeting will be held at BMO Centre, Palomino Room, 20 Roundup Way S.E., Calgary, Alberta, at 10:00 am MT on Tuesday, May 2, 2017. For information regarding voting at the Meeting, see “How do I vote if I am a REGISTERED shareholder?” or “How do I vote if I am a NON-REGISTERED shareholder?”.

How many Common Shares are outstanding and who are the Company’s Principal Shareholders?

As of March 8, 2017, there were 973,064,884 issued and outstanding Common Shares. Each Common Share carries one vote on each matter voted upon at the Meeting. Only holders of Common Shares of record at 5:00 p.m. on March 8, 2017 (the “Record Date”) will be entitled to receive the Notice of the Meeting and to exercise the voting rights attached to the Common Shares in respect of which they are so registered at the Meeting, or any adjournment thereof, if present or represented by proxy. For information regarding the ownership of certain individuals, including directors and officers of the Company, see “Ownership of Equity Securities of the Company” at page 24.

What vote is required to elect directors?

At the Meeting, 10 directors will be elected. The 10 nominated directors receiving the highest number of FOR votes duly cast at the Meeting will be elected to the Board.

Who is entitled to vote at the Meeting?

The Board has fixed March 8, 2017 as the Record Date for the purpose of determining shareholders entitled to receive the Notice of the Meeting and to vote at the Meeting or any adjournment or postponement thereof. Only shareholders of record at the close of business on the Record Date are entitled to vote at the Meeting. Each shareholder is entitled to one vote for each Common Share held.

Who is soliciting my proxy and how do I appoint a proxyholder?

Management of the Company is soliciting your proxies in connection with this Proxy Statement and the Meeting. The cost of this solicitation will be borne by the Company. Proxies will be solicited by mail, in person, by telephone or by electronic communications. The Company has retained Kingsdale Advisors (“Kingsdale”), located at the Exchange Tower, 130 King Street West, Suite 2950, Toronto, Ontario, M5X 1E2 as our strategic shareholder advisor, to assist with our communications with shareholders and solicitation of proxies. In connection with these services, Kingsdale will receive from the Company an initial fee of $45,000. In addition, Kingsdale will be reimbursed by the Company for disbursements and out-of-pocket expenses. The Company may also reimburse brokers and other persons holding Common Shares in their name or in the name of nominees for their costs incurred in sending proxy materials to their principals in order to obtain their proxies.

Encana may also use Broadridge Financial Solution Inc.’s (“Broadridge”) QuickVote™ service to assist non-registered shareholders with voting their Common Shares. Non-registered shareholders may be contacted by Kingsdale to conveniently obtain a vote directly over the telephone. Broadridge will then tabulate the results of all the voting instructions received and provide the appropriate instructions respecting the Common Shares to be represented at the Meeting.

Shareholders wishing to be represented by proxy at the Meeting must deposit a properly executed proxy with the Company or its agent, CST Trust Company (“CST”), or Kingsdale, by 10:00 a.m. MT on April 28, 2017 or, in the case of any adjournment or postponement of the Meeting, not less than 48 hours (excluding Saturdays, Sundays and holidays) before the time of the adjourned or postponed Meeting. The time limit for the deposit of proxies may be waived or extended by the Chair of the Meeting at his or her discretion without notice. All Common Shares represented by a properly executed proxy will be voted or withheld from voting in accordance with the instructions of the shareholder on any ballot that may be called for and if the shareholder specifies a choice with respect to any matter to be acted upon, the Common Shares will be voted accordingly.

If I do not provide management with instructions in my proxy, how will my Common Shares be voted?

Shareholders who have appointed a named appointee of management to act and vote on their behalf, as provided in the enclosed form of proxy or voting instruction form, and who do not provide instructions concerning any matter identified in the Notice of the Meeting, will have the Common Shares represented by such form of proxy or voting instruction form voted FOR each Nominee, FOR the appointment of PwC as the Company’s independent auditor, FOR the resolution to approve compensation of NEOs (Say-on-Pay) and FOR ONE (1) YEAR on the frequency of Say-on-Pay votes.

The enclosed form of proxy or voting instruction form to be used in connection with the Meeting also confers discretionary authority on the person or persons named to vote on any amendment or variation to the matters identified in the Notice of the Meeting and on any other matter properly coming before the Meeting. As of March 1, 2017, management is not aware of any such amendment, variation or other matter. If, however, any such amendment, variation or other matter properly comes before the Meeting, proxies will be voted at the discretion of the person or persons named on the enclosed form of proxy or voting instruction form.

Abstentions are not considered votes cast on any proposal. “Broker non-votes” are not considered votes cast on Item 1, Item 3 or Item 4, and will have no effect on the outcome of the vote. Brokers will have discretionary voting power regarding Item 2 in the event that beneficial owners, who own their Common Shares in “street name,” do not provide voting instructions regarding Item 2.

How do I vote if I am a REGISTERED shareholder?

You are a registered shareholder if your name appears on your Common Share certificate. If this is the case, this Proxy Statement will be accompanied by a form of proxy. If you are a registered shareholder, there are two ways, listed below, that you can vote your Common Shares:

1.	Voting by Proxy

There are a number of ways you can vote your Common Shares by proxy:

Internet	Visit www.cstvotemyproxy.com and follow the instructions. You will need your 13-digit control number found on the back of the proxy form.
Phone

Call 1-888-489-5760 from a touch-tone phone and follow the voice instructions. You will need your 13-digit control number found on the back of the proxy form. Please note you cannot appoint a proxyholder via the telephone voting system.

Mail	Complete, sign and date your proxy form and return it in the business-reply envelope included in your package.
Fax	Complete, sign and date your proxy form, faxing both sides of the proxy form to 1-866-781-3111 (toll free in North America) or 1-416-368-2502 (outside of North America).

You may also appoint the management appointee or someone else that need not be a shareholder to vote for you as your proxyholder by using the enclosed form of proxy. A shareholder has the right to appoint a person or company other than the named appointee of management to represent such shareholder at the Meeting. To appoint a person or company other than the named appointee, write the name of the person or company you would like to appoint in the space provided.

2.	Voting in Person

As a registered shareholder, you may exercise your right to vote by attending and voting your Common Shares in person at the Meeting. Upon arriving at the Meeting, report to the desk of our registrar and transfer agent, CST, to sign in and revoke any proxy previously given. You do not need to complete or return your form of proxy if you intend to vote at the Meeting.

To be valid, a proxy must be signed by the shareholder or his or her attorney authorized in writing. There are several ways to submit your form of proxy which are indicated on the form of proxy. Carefully review your form of proxy for these instructions.

How do I vote if I am a NON-REGISTERED shareholder?

If your Common Shares are not registered in your name and are held in the name of a nominee such as a trustee, financial institution or securities broker, you are a non-registered shareholder. If your Common Shares are listed in an account statement provided to you by your broker, those Common Shares will, in all likelihood, not be registered in your name.

Such Common Shares will more likely be registered under the name of your broker or an agent of that broker. Without specific instructions, Canadian brokers and their agents or nominees are prohibited from voting Common Shares for the broker’s client. Without specific instructions, U.S. brokers and their agents or nominees are prohibited from voting Common Shares for the broker’s client with respect to “non-routine” matters, including the non-binding advisory vote to approve compensation of NEOs, the non-binding advisory vote on frequency of Say-on-Pay votes and on the election of directors, but may vote such Common Shares with respect to “routine” matters, including the appointment of PwC. When a broker is unable to vote on a proposal because it is non-routine and the owner of the Common Shares does not provide voting instructions, a “broker non-vote” occurs. Broker non-votes have no effect on the vote on such a proposal because they are not considered present and entitled to vote.

If you are a non-registered shareholder, there are two ways, listed below, that you can vote your Common Shares:

1.	Giving Your Voting Instructions

Your nominee is required to seek voting instructions from you in advance of the Meeting. Accordingly, you will receive, or have already received, from your nominee either (i) a voting instruction form for completion and execution by you, or (ii) a form of proxy for completion by you, executed by the nominee and restricted to the number of Common Shares owned by you. These procedures are to permit non-registered shareholders to direct the voting of the Common Shares that they beneficially own.

Each nominee has its own procedures which should be carefully followed by non-registered shareholders to ensure that their Common Shares are voted at the Meeting. Please contact your nominee for instructions in this regard. You may vote using any of the methods outlined on the voting instruction form or form of proxy.

2.	Voting in Person

If you wish to vote in person at the Meeting, insert your own name in the space provided on the voting instruction form or form of proxy to appoint yourself as proxyholder and follow the instructions of your nominee.

Non-registered shareholders who instruct their nominee to appoint themselves as proxyholders should, at the Meeting, present themselves to a representative of CST. Do not otherwise complete the voting instruction form or form of proxy sent to you as your vote will be taken and counted at the Meeting.

If I change my mind, can I revoke or change my proxy once I have given it?

Yes. A shareholder may revoke a proxy by depositing an instrument in writing executed by such shareholder or by such shareholder’s attorney authorized in writing (or, in the case of a corporation, by a duly authorized officer or attorney), either at the Office of the Corporate Secretary, Encana Corporation, 500 Centre Street S.E., Calgary, Alberta, T2P 2S5, or with the Chairman of the Meeting on the day of the Meeting, or by an adjournment or postponement of the Meeting, or in any other manner permitted by law.

In addition to any other manner permitted by law, a shareholder may change a previously submitted proxy or voting instruction form by submitting a new proxy or conveying new voting instructions by any of the means described under “How do I vote if I am a REGISTERED shareholder?” or “How do I vote if I am a NON-REGISTERED shareholder?”, as applicable. Non-registered shareholders must ensure that any change in voting instructions is communicated to the applicable nominee sufficiently in advance of the time of voting at the Meeting. Non-registered shareholders who have voted and who wish to change their voting instructions should contact their nominee promptly if assistance is required.

What is the latest time that I can submit my form of proxy or voting instruction form?

To be effective, your proxy must be received by 10:00 a.m. MT on April 28, 2017 or, in the case of any adjournment or postponement of the Meeting, not less than 48 hours (excluding Saturdays, Sundays and holidays) before the time of the adjournment or postponed Meeting. The time limit for the deposit of proxies may be waived or extended by the Chair of the Meeting at his or her discretion without notice.

The Company reminds shareholders that only the most recently dated voting instructions will be counted and any prior dated instructions will be disregarded.

How will votes be tabulated?

Proxies will be counted and tabulated by the Company’s registrar and transfer agent, CST. CST maintains the confidentiality of individual shareholder votes. However, proxies will be submitted to management where they contain comments clearly intended for management or to meet legal requirements.

Whom should I contact if I have questions?

If you have any questions about the information contained in this Proxy Statement or require assistance in completing your form of proxy or voting instruction form, please contact Kingsdale at:

Telephone:	1-866-229-8166 (toll free in North America)
1-416-867-2272 (Outside North America, Banks and Brokers call collect)
Email:	contactus@kingsdaleadvisors.com
Mail:	The Exchange Tower, 130 King Street West, Suite 2950, P.O. Box 361, Toronto, Ontario, M5X 1E2.

How may I contact the registrar and transfer agent?

You may contact CST, the Company’s registrar and transfer agent, by telephone, Internet or mail, as follows:

Telephone:	1-866-580-7145 (toll free in North America)
1-416-682-3863 (outside of North America)
Internet:	www.canstockta.com
Mail:	CST Trust Company, 600 Dome Tower, 333 – 7 Avenue S.W., Calgary, Alberta, Canada T2P 2Z1.

Communications and Shareholder Engagement

The Board welcomes engagement with its shareholders and encourages them to share their perspective. Shareholders and other interested parties can communicate directly with any director, including our Chairman of the Board, Mr. Clayton H. Woitas, at the following address:

c/o Office of the Corporate Secretary

Encana Corporation

500 Centre Street S.E.

P.O. Box 2850

Calgary AB T2P 2S5

Questions may also be directed to our investor relations personnel at investor.relations@encana.com.

For detailed information on our business, operating and financial results, refer to our website at www.encana.com. Our news releases and other prescribed documents are filed on the System for Electronic Document Analysis and Retrieval (“SEDAR”) located at www.sedar.com and on the Electronic Data Gathering Analysis and Retrieval System (“EDGAR”) located at www.sec.gov.

Shareholder Proposals and Director Nominations

Shareholders may propose matters to be presented at our shareholder meetings and may also nominate persons to be directors of the Company. Formal procedures have been established for those proposals and nominations.

Proposals for 2018 Annual Meeting of Shareholders and 2018 Proxy Materials

The Company is subject to both the rules of the SEC under the Exchange Act and the provisions of the Canada Business Corporations Act (“CBCA”) with respect to shareholder proposals. As clearly indicated under the CBCA and in the rules of the SEC under the Exchange Act, simply submitting a shareholder proposal does not guarantee its inclusion in the proxy materials.

Shareholder proposals submitted pursuant to the rules of the SEC under the Exchange Act for inclusion in the Company’s proxy materials for 2018 Annual Meeting of Shareholders must be received by us, addressed to our Corporate Secretary, at our principal executive offices located at 500 Centre Street S.E., P.O. Box 2850, Calgary, Alberta, Canada T2P 2S5, no later than November 23, 2017. Such proposals must also comply with all applicable provisions of Exchange Act Rule 14a-8.

Proposals submitted pursuant to the applicable provisions of the CBCA that a shareholder intends to present at the 2018 Annual Meeting of Shareholders and wishes to be considered for inclusion in the Company’s proxy statement and form of proxy relating to the 2018 Annual Meeting of Shareholders must be received no later than December 23, 2017. Such proposals must also comply with all applicable provisions of the CBCA and the regulations thereunder.

Nominations for 2017 Annual Meeting of Shareholders

Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Pursuant to our by-laws, nominations of persons for election to our Board may be made at a meeting of our shareholders:

•	pursuant to our notice of the meeting;

•	by or at the direction of the Board;

•

by or at the direction or request of one or more shareholders pursuant to a proposal made in accordance with the provisions of the CBCA, or a requisition of the shareholders made in accordance with the provisions of the CBCA; or

•	by any shareholder:

(i)

who, at the close of business on the date of the giving of the notice provided in Section 5.10 of our by-laws and on the record date for notice of such meeting, is entered in the securities register of the Company as a holder of one or more shares carrying the right to vote at such meeting or who beneficially owns shares that are entitled to be voted at such meeting; and

(ii)	who complies with the notice procedures set forth in Section 5.10 of our by-laws.

Nominations by any of our shareholders shall be made pursuant to timely notice, in writing, to the Corporate Secretary of the Company. To be timely (in accordance with Section 5.10 of our by-laws), a shareholder’s notice with respect to our 2017 annual meeting of shareholders, shall be delivered to the Corporate Secretary of the Company at our principal executive offices located at 500 Centre Street S.E., P.O. Box 2850, Calgary, Alberta, Canada T2P 2S5, as follows:

(a)

in the case of an annual meeting of shareholders, not less than 30 days (being no earlier than the close of business on April 2, 2017) and not more than 65 days (being no later than the close of business on February 26, 2017), before the date of the annual meeting of shareholders; provided; however, that in the event that the annual meeting of shareholders is to be held on a date that is less than 50 days after the date (the “Notice Date”) on which the first public announcement of the date of the annual meeting was made, notice by the nominating shareholder may be given not later than the close of business on the tenth day following the Notice Date; and

(b)

in the case of a special meeting (which is not also an annual meeting) of shareholders called for the purpose of electing directors (whether or not called for other purposes), not later than the close of business on the 15th day following the day on which the first public announcement of the date of the special meeting of shareholders was made.

In no event shall any adjournment or postponement of a meeting of shareholders, or the announcement thereof, commence a new time period for the giving of a shareholder’s notice as described above.

Other Matters

The Company’s management is not aware of any business to be presented for action by the shareholders at the Meeting other than that mentioned herein or in the Notice of Meeting.

Additional Information

For those shareholders who cannot attend the Meeting in person, a live broadcast of the Meeting will be available. Details on how shareholders may access the proceedings on the broadcast will be found on our website www.encana.com and will also be provided in a news release prior to the Meeting.

Additional information concerning the Company, including the Annual Report (which includes our financial statements and management’s discussion and analysis for the year ended December 31, 2016) is available on SEDAR at www.sedar.com and EDGAR at www.sec.gov.

We will provide, without charge to a shareholder, a copy of the Annual Report and this Proxy Statement, upon request to Investor Relations, Encana Corporation, Suite 4400, 500 Centre Street S.E., P.O. Box 2850, Calgary, Alberta, T2P 2S5, telephone: 1-403-645-2000 or investor.relations@encana.com. This information may also be accessed on our website www.encana.com.

References to information contained on the Company’s website at www.encana.com are not incorporated by reference into, and does not constitute a part of, this Proxy Statement.

SCHEDULE A

EQUITY COMPENSATION PLAN INFORMATION

Encana has adopted the following equity compensation plans:

•	Employee Stock Option Plan (“ESOP”) (for Canadian-based employees);
•	Employee Stock Appreciation Rights Plan (“ESAR Plan”) (for U.S.-based employees);
•	Performance Share Unit Plan (“PSU Plan”); and
•	Restricted Share Unit Plan (“RSU Plan”)

(collectively, the “Plans”).

Employee Stock Option Plan

The ESOP is designed to encourage a proprietary interest in Encana and align the interests of eligible employees, including our executives, with those of our shareholders. Under the ESOP, Options are granted to eligible Canadian-based employees, including executives. The ESOP has been approved by our shareholders.

As at March 1, 2017, there were 16,747,133 Options outstanding under the ESOP and 32,716,037 Options available for grant, representing 1.7 percent and 3.4 percent, respectively, of the total number of outstanding Common Shares at such date.

The ESOP is administered by the HRC Committee and the Board which have full authority to interpret the ESOP and any Option granted thereunder. The HRC Committee also has discretion to attach tandem stock appreciation rights (“TSARs”) to Options granted under the ESOP.

The ESOP includes provisions that generally mirror the insider restrictions set out in the TSX Company Manual, that provide the aggregate of Common Shares issued to Encana insiders, within any one-year period, or issuable to insiders of Encana, at any time, under the ESOP and any other security-based compensation arrangement of Encana cannot exceed 10 percent of the total issued and outstanding Common Shares (calculated on a non-diluted basis).

Options may be granted from time to time to eligible employees. Subject to regulatory requirements, the HRC Committee and the Board determine the terms and conditions of Options granted, which are set out in the ESOP and corresponding Option Grant Agreement with the recipient.

Options granted commencing in February 2015 are exercisable for a period of seven years from the grant date. Options granted prior to such date are exercisable for five years from the grant date. Options vest 30 percent on the first anniversary of grant, an additional 30 percent on the second anniversary, and an additional 40 percent on the third anniversary of the grant.

Upon termination of employment (other than by death or retirement), the Option holder has until the earlier of 60 trading days or the Option expiry date to exercise any vested unexercised Options. In the event of death or retirement before age 60, the Option holder has until the earlier of six months from such date or the Option expiry date to exercise any vested unexercised Options. In any of these events, any Options that are unvested as of the date of termination of employment, death or retirement do not vest and are cancelled. In the event of death or retirement after age 60, the Option holder may exercise vested Options, and any unvested Options continue to vest until the Option expiry date.

Options granted and outstanding under the ESOP have associated TSARs that entitle the Option holder to surrender the right to exercise his or her Option to purchase Common Shares and to instead receive cash. Such amount is valued based on the difference between the strike price and for TSARs granted after February 2015, the VWAP of Common Shares on the TSX on the five trading days prior to vesting, and for TSARs granted prior to such date, the closing price of Common Shares on the TSX on the immediately preceding trading day is used. In each case such share price is multiplied by the number of optioned Common Shares surrendered. Where a TSAR is exercised, the right to the underlying Common Share is forfeited and such number of Common Shares are returned to the Common Shares reserved for issuance under the ESOP.

An Option can only be exercised by the Option holder and is not assignable, except on death by the Option holder’s estate. An Option holder only has rights as a shareholder of Encana with respect to Common Shares he or she has acquired through exercise of an Option.

Adjustments may be made to the exercise price of an Option, the number of Common Shares delivered to an Option holder upon exercise of an Option and the maximum number of Common Shares that may be reserved for issuance under the ESOP, in certain circumstances, such as a stock dividend, split, recapitalization, merger, consolidation, combination or exchange of Common Shares or other similar corporate change.

Where an Option expires during or within 10 business days after a blackout period, the exercise period is extended 10 business days from the last day of the blackout period (“Blackout Extension Period”).

The Board may amend, suspend or terminate the ESOP in whole or in part; provided, however, no such amendment may, without the consent of Option holders, adversely affect the rights under any Option previously granted to the Option holder under the ESOP.

Shareholder approval is required in respect of any amendment of the ESOP that relates to:

•	any increase in the number of Common Shares reserved for issuance under the ESOP;
•	any reduction in the exercise price or cancellation and reissue of Options;
•	any extension of the term of an Option beyond the original expiry date, except as permitted under the Blackout Extension Period;
•	any extension to the length of the Blackout Extension Period;
•	the inclusion of non-executive directors as eligible participants under the ESOP;
•	any allowance for the transferability of Options (other than upon death of an Option holder); or
•	amendments which require shareholder approval under applicable law.

Employee Stock Appreciation Rights Plan

The ESAR Plan applies to our U.S.-based employees, including our U.S.-based executives. The purpose and provisions of the ESAR Plan mirror those of the ESOP, described above.

Performance Share Unit Plan

The PSU Plan applies to eligible employees, including executives, in Canada and the U.S. The PSU Plan is designed to encourage alignment of interests between employees and shareholders, encourage key performance measures approved by the Board and enhance shareholder value over the longer term.

The PSU Plan is administered by the HRC Committee and the Board, which have full authority to interpret the PSU Plan and grants thereunder. The Board may amend or terminate the PSU Plan at any time in whole or in part. The HRC Committee has discretion under the PSU Plan to settle vested PSUs in cash or Common Shares acquired on the open market. Vested PSUs are currently settled in cash.

In 2016, the Board approved the addition of an additional Strategic Milestones metric. Introduction of this new metric was approved by the Board to balance the use of an external, relative metric (relative TSR) with an internal, absolute metric directly linked to the current stage of the execution of our strategy. The Strategic Milestones category, which represents 50 percent of our 2016 PSU grant, consists of the following three metrics: Margin Growth (20%), Balance Sheet Strength (20%) and Portfolio (10%). Relative TSR represents the other 50 percent of our 2016 PSU grants. Vesting eligibility of PSU grants is based on Encana’s performance (from both a relative TSR and Strategic Milestones perspective) and is measured over a three-year period relative to Encana’s performance peers (relative TSR) and internal execution against Strategic Milestones. Payout eligibility ranges from zero to a maximum of 200 percent of the initial PSU grant. Payout eligibility (and any payout) is deferred for a period of three years from the grant date. PSUs attract dividend equivalent PSUs.

Vesting eligibility ceases upon termination of employment other than by death or retirement. In the event of death or retirement after age 55 (but before age 60), the participant (or the estate) receives a pro-rata payment representing the value of PSUs which vest (based on performance) calculated based on the period between the grant date and death or retirement (as applicable). PSUs that fail to vest, based on performance, are forfeited and cancelled.

In the event of death or retirement after age 60, the participant (or the estate) will receive a payment representing the value of PSUs which vest (based on performance) following the three-year performance period. PSUs that fail to vest are forfeited and cancelled. Participants must be actively employed on vesting date to receive any payout in respect of vested PSUs (excluding death, retirement or a Change-in-Control).

Restricted Share Unit Plan

The RSU Plan applies to eligible employees, including our executives, in Canada and the U.S. RSUs have been granted to eligible employees, including executives, since 2012. The RSU Plan is designed to encourage a proprietary interest among employees, align the interests of employees with those of our shareholders and assist with retention.

The RSU Plan is administered by the HRC Committee and the Board, who have full authority to interpret the RSU Plan and any RSU granted thereunder. The Board may amend or terminate the RSU Plan at any time in whole or in part. The

HRC Committee and the Board have discretion under the RSU Plan to settle vested RSUs in either cash or Common Shares acquired on the open market. RSUs are currently settled in cash.

An RSU is a conditional grant to receive a Common Share (or cash equivalent) upon vesting. One RSU is therefore notionally equivalent to one Common Share. RSUs vest three years from the grant date, provided the participant remains employed with Encana on such date. RSUs that fail to vest are forfeited and cancelled. RSUs attract dividend equivalent RSUs where cash dividends are paid on Common Shares.

RSU vesting ceases on termination of employment (other than by death or retirement). In the event of death or retirement after age 55 (but before age 60), the participant (or the estate) receives a payment representing the pro-rata value of any vested RSUs, calculated based on the period between the grant date and death or retirement (as applicable). In the event of death or retirement after age 60, the employee (or the estate) receives a payment representing the value of any vested RSUs, payable following the three year vesting period.

To receive any payout or distribution for vested RSUs, participants must be actively employed with Encana on the vesting date (with the exception of death, retirement or a Change-in-Control).

SCHEDULE B

BOARD OF DIRECTORS’ MANDATE

GENERAL

The fundamental responsibility of the Board of Directors is to appoint a competent senior management team and to oversee the management of the business, with a view to maximizing shareholder value and ensuring corporate conduct in an ethical and legal manner via an appropriate system of corporate governance and internal controls.

SPECIFIC

Senior Management Responsibility

•

Appoint the Chief Executive Officer (“CEO”) and senior officers, approve their compensation, and monitor the CEO’s performance against a set of mutually agreed corporate objectives directed at maximizing shareholder value.

•	In conjunction with the CEO, develop a clear mandate for the CEO, which includes a delineation of senior management’s responsibilities.

•	Ensure that a process is established that adequately provides for succession planning, including the appointing, training and monitoring of senior management.

•	Establish limits of authority delegated to senior management.

Operational Effectiveness and Financial Reporting

•	Annual review and adoption of a strategic planning process and approval of the corporate strategic plan, which takes into account, among other things, the opportunities and risks of the business.

•	Ensure that a system is in place to identify the principal risks to the Corporation and that the best practical procedures are in place to monitor and mitigate the risks.

•	Ensure that processes are in place to address applicable regulatory, corporate, securities and other compliance matters.

•	Ensure that an adequate system of internal control exists.

•	Ensure that due diligence processes and appropriate controls are in place with respect to applicable certification requirements regarding the Corporation’s financial and other disclosure.

•	Review and approve the Corporation’s financial statements and oversee the Corporation’s compliance with applicable audit, accounting and reporting requirements.

•	Approve annual operating and capital budgets.

•

Review and consider for approval all amendments or departures proposed by senior management from established strategy, capital and operating budgets or matters of policy which diverge from the ordinary course of business.

•	Review operating and financial performance results relative to established strategy, budgets and objectives.

Ethics, Integrity and Corporate Responsibility

•

Approve a communications policy or policies to ensure that a system for corporate communications to all stakeholders exists, including processes for consistent, transparent, regular and timely public disclosure, and to facilitate feedback from stakeholders.

•

Approve a Business Code of Conduct for directors, officers, employees, contractors and consultants and monitor compliance with the Business Code of Conduct and approve any waivers of the Business Code of Conduct for officers and directors.

•	Approve a Corporate Responsibility Policy which outlines Encana’s commitment to conducting business ethically, legally and in a manner that is fiscally, environmentally and socially responsible.

Board Process/Effectiveness

•

Ensure that Board materials are distributed to directors in advance of regularly scheduled meetings to allow for sufficient review of the materials prior to the meeting. Directors are expected to attend all meetings.

•

Engage in the process of determining Board member qualifications with the Nominating and Corporate Governance Committee including ensuring that a majority of directors qualify as independent directors pursuant to National Instrument 58-101 Disclosure of Corporate Governance Practices (as implemented by the Canadian Securities Administrators and as amended from time to time) and Section 303A of the NYSE Listed Company Manual.

•	Approve the nomination of directors.

•	Provide a comprehensive orientation to each new director.

•	Establish an appropriate system of corporate governance including practices to ensure the Board functions independently of management.

•	Establish appropriate practices for the regular evaluation of the effectiveness of the Board, its committees and its members.

•	Establish committees and approve their respective mandates and the limits of authority delegated to each committee.

•	Review and re-assess the adequacy of the Audit Committee Mandate on a regular basis, but not less frequently than on an annual basis.

•	Review the adequacy and form of the directors’ compensation to ensure it realistically reflects the responsibilities and risks involved in being a director.

•

Each member of the Board is expected to understand the nature and operations of the Corporation’s business, and have an awareness of the political, economic and social trends prevailing in all countries or regions in which the Corporation invests, or is contemplating potential investment.

•	Independent directors shall meet regularly, and in no case less frequently than quarterly, without non-independent directors and senior management participation.

•

In addition to the above, adherence to all other Board responsibilities as set forth in the Corporation’s By-Laws, Corporate Constitution, applicable policies and practices and other statutory and regulatory obligations, such as approval of dividends, issuance of securities, etc., is expected.

B-1

SCHEDULE C

ADVISORY REGARDING NON-GAAP MEASURES

Encana’s financial statements for the year ended December 31, 2016 are prepared in conformity with U.S. generally accepted accounting principles (“U.S. GAAP”). This Proxy Statement contains references that do not have any standardized meaning as prescribed by U.S. GAAP and, therefore, are considered non-GAAP measures. These measures may not be comparable to similar measures presented by other issuers. Non-GAAP measures include the following:

Non-GAAP Cash Flow (or Cash Flow) are non-GAAP measures defined as cash from operating activities excluding net change in other assets and liabilities, net change in non-cash working capital and current tax on sale of assets. Cash Flow per share is Non-GAAP Cash Flow (or Cash Flow) divided by the weighted average number of Common Shares outstanding. Management believes these measures are useful to the Company and its investors as a measure of operating and financial performance across periods and against other companies in the industry, and are an indication of the Company’s ability to generate cash to finance capital programs, to service debt and to meet other financial obligations. These measures are used, along with other measures, in the calculation of certain performance targets for the Company’s management and employees.

Net Debt is defined as long-term debt, including the current portion, less cash and cash equivalents. Management uses this measure as a substitute for total long-term debt in certain internal debt metrics as a measure of the Company’s ability to service debt obligations and as an indicator of the Company’s overall financial strength.

Total Costs is defined as transportation and processing expense, operating expense, excluding long-term incentive costs, administrative expense, excluding restructuring and long-term incentive costs, and capitalized indirect costs, excluding long-term incentive costs. Management uses this measure, along with other measures, in the calculation of certain performance targets for the Company’s management and employees.

Operating Margin is defined as revenues less production, mineral and other taxes, transportation and processing and operating expenses. When presented on a per BOE basis, Operating Margin is defined as indicated divided by average barrels of oil equivalent production volumes. Margin Growth refers to growth of Operating Margin. Management uses these measures as an internal measure of the profitability of a play.

Please refer to our Non-GAAP Definitions and Reconciliations available on our website at www.encana.com for further reference regarding these measures.

C-1

Any questions and requests for assistance may be directed to the

Strategic Shareholder Services Advisor and Proxy Solicitation Agent:

The Exchange Tower

130 King Street West, Suite 2950, P.O. Box 361

Toronto, Ontario M5X 1E2

www.kingsdaleadvisors.com

North American Toll Free Phone:

1-866-229-8166

Email: contactus@kingsdaleadvisors.com

Facsimile: 416-867-2271                  Toll Free Facsimile: 1-866-545-5580

Outside North America, Banks and Brokers Call Collect: 416-867-2272

Appointment of Proxyholder

I/We, being holder(s) of Common Shares of Encana Corporation (the “Corporation”), hereby appoint: Clayton H. Woitas, Chairman of the Board, or, failing him, Douglas J. Suttles, President & Chief Executive Officer OR

Print the name of the person you are appointing if this person is someone other than the individuals listed above as proxy for the undersigned, to attend, act and vote on behalf of the undersigned in accordance with the below directions (or if no directions have been given, as the proxyholder sees fit) on all the following matters and any other matter that may properly come before the Annual Meeting of Shareholders of the Corporation to be held at 10:00 a.m. (Mountain Time) on Tuesday, May 2, 2017, at BMO Centre, Palomino Room, 20 Roundup Way SE, Calgary, Alberta, Canada (the “Meeting”), and at any and all adjournments or postponements thereof in the same manner, to the same extent and with the same powers as if the undersigned were personally present, with full power of substitution.

Management recommends voting FOR each of items 1-3 and ONE (1) YEAR for item 4. Please use a dark black pencil or pen.

1.	ELECTION OF DIRECTORS: ☐ VOTE FOR all nominees (or designate your vote for individual nominees below)

		FOR	WITHHOLD			FOR	WITHHOLD
01	Peter A. Dea	☐	☐	06	Suzanne P. Nimocks	☐	☐
02	Fred J. Fowler	☐	☐	07	Brian G. Shaw	☐	☐
03	Howard J. Mayson	☐	☐	08	Douglas J. Suttles	☐	☐
04	Lee A. McIntire	☐	☐	09	Bruce G. Waterman	☐	☐
05	Margaret A. McKenzie	☐	☐	10	Clayton H. Woitas	☐	☐

2.	APPOINT	☐ FOR	☐ WITHHOLD
PRICEWATERHOUSECOOPERS LLP as
Independent Auditors at a remuneration
to be fixed by the Board of Directors

3.	ADVISORY VOTE TO APPROVE COMPENSATION	☐ FOR	☐ AGAINST
OF NAMED EXECUTIVE OFFICERS

4.	ADVISORY VOTE ON FREQUENCY OF SAY-ON-PAY	☐ ONE (1) YEAR		☐ TWO (2) YEARS
VOTES
		☐ THREE (3) YEARS		☐ ABSTAIN

Under Canadian Securities Law, you are entitled to receive certain investor documents. If you wish to receive such material, please tick the applicable boxes below. You may also go to our website www.canstock.com/financialstatements and input code 5811b.

I would like to receive quarterly financial statements	☐

I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, this proxy will be voted FOR items 1 – 3 and ONE (1) YEAR for item 4 by Management’s appointees or, if you appoint another proxyholder, as that other proxyholder sees fit. On any amendments or variations proposed or any new business properly submitted before the Meeting, I/We authorize you to vote as you see fit.

Signature(s)	Date

Please sign exactly as your name(s) appear on this proxy. Please see reverse for instructions.

All proxies must be received by cut-off date, 10:00 a.m. (Mountain Time) on April 28, 2017.

Proxy Form – Annual Meeting of Shareholders of Encana Corporation to be held on May 2, 2017

Notes to Proxy

1. This proxy must be signed by a holder or his or her attorney duly authorized in writing. If you are an individual, please sign exactly as your name appears on this proxy. If the holder is a corporation, a duly authorized officer or attorney of the corporation must sign this proxy, and if the corporation has a corporate seal, its corporate seal should be affixed.

2. If the securities are registered in the name of an executor, administrator or trustee, please sign exactly as your name appears on this proxy. If the securities are registered in the name of a deceased or other holder, the proxy must be signed by the legal representative with his or her name printed below his or her signature, and evidence of authority to sign on behalf of the deceased or other holder must be attached to this proxy.

3. Some holders may own securities as both a registered and a beneficial holder; in which case you may receive more than one Proxy Statement and will need to vote separately as a registered and beneficial holder. Beneficial holders may be forwarded either a form of proxy already signed by the intermediary or a voting instruction form to allow them to direct the voting of securities they beneficially own. Beneficial holders should follow instructions for voting conveyed to them by their intermediaries.

4. If a security is held by two or more individuals, any one of them present or represented by proxy at the Meeting may, in the absence of the other or others, vote at the Meeting. However, if one or more of them are present or represented by proxy, they must vote together the number of securities indicated on the proxy.

5. To be treated as valid, this form of proxy must be completed and received by CST Trust Company (“CST”) no later than 10:00 a.m. (Mountain Time) on April 28, 2017 via the pre-paid business reply envelope provided, or otherwise delivered to CST Trust Company, P.O. Box 721, Agincourt, Ontario M1S 0A1, Attention: Proxy Department, or, if the Meeting is adjourned, not less than 48 hours (excluding Saturdays, Sundays and holidays) before the time of the reconvened meeting.

All holders should refer to the Proxy Statement for further information regarding completion and use of this proxy and other information pertaining to the Meeting.

This proxy is solicited by and on behalf of Management of the Corporation.

How to Vote

	INTERNET	TELEPHONE
	Go to www.cstvotemyproxy.com Cast your vote online View Meeting documents	Use any touch-tone phone, call toll free in Canada and United States 1-888-489-5760 and follow the voice instructions
To vote using your smartphone, please scan this QR Code →
To vote by telephone or Internet you will need your control number. If you vote by Internet or telephone, do not return this proxy.
MAIL, FAX or EMAIL

Complete and return your signed proxy in the envelope provided or send to:

CST Trust Company

P.O. Box 721

Agincourt, ON M1S 0A1

You may alternatively fax your proxy to 416-368-2502 or toll free in Canada and United States to 1-866-781-3111 or scan and email to

proxy@canstockta.com.

An undated proxy is deemed to be dated on the day it was received by CST.

All proxies must be received by cut-off date, 10:00 a.m. (Mountain Time) on April 28, 2017.	If you wish to receive investor documents electronically in future, please visit www.canstockta.com/electronicdelivery to enrol.